As filed with the Securities and Exchange Commission
                           on December 5, 2003

                       Registration No. 333-107425

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                           Amendment No. 2
                                  to
                              Form S-11
                        REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                        UNITED MORTGAGE TRUST
  (Exact Name of Registrant as Specified in its Governing Instruments)


                        5740 Prospect Avenue
                             Suite 1000
                         Dallas, Texas 75206
                           (214) 237-9305


             (address and telephone number of Registrant's
                        Principal Executive offices)


                         Christine A. Griffin
                        United Mortgage Trust
                         5740 Prospect Avenue
                             Suite 1000
                         Dallas, Texas 75206

               (Name and Address of Agent for Service)

                              Copy to:

                       Robert A. Hudson, Esq.
                            Butzel Long
                         150 West Jefferson
                             Suite 900
                       Detroit, Michigan 48226
                           (313) 225-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
-----------------------------------------------------------------------
                     Calculation of Registration Fee

Title of                                 Proposed
each class                   Proposed    maximum
of securities   Amount        maximum     aggregate     Amount of
to be           to be        price       offering      registration
registered      registered   per share   price         fee
-------------   ----------   ---------   -----------   -----------
Shares of
Beneficial
Interest        1,078,309    $20.00      $21,556,181   $1983.171743.90(1)

Total Fee                                               $1983.171743.90
----------------------------------------------------------------------

(1)Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

              Subject to completion,_________________, 2003

                              PROSPECTUS
                         UNITED MORTGAGE TRUST
                     RESCISSION OFFER TO PURCHASE:
                 1,078,309 SHARES OF BENEFICIAL INTEREST

INTRODUCTORY STATEMENT

     This prospectus consists of (1) the following forepart relating to the Rescission offer being made by United Mortgage Trust ("UMT") to certain of our shareholders and (2) the Additional Company Information which provides general information about UMT. In considering this rescission offer, you should read the forepart, relating specifically to the Rescission offer, together with Section D of this prospectus - Additional Company Information, which provides further important information about ownership of the Shares of UMT.

THE RESCISSION OFFER:

     We are offering to repurchase 1,078,309 shares of beneficial interest originally sold at a price of $20.00 per share to persons who acquired those shares from us between May 1, 2002 and October 31, 2002, in exchange for cash in the amount of $20.00 per share plus interest at the applicable state rate and less dividends paid on those shares.

Our rescission offer is for all, and not less than all, shares purchased by you between May 1, 2002 and October 31, 2002 and does not extend only to a portion of those shares.

Depending on the state in which you purchased the shares, you will be entitled to receive interest at the following annual rate: 10% in Arizona and Ohio; 8% in Colorado and Kentucky; 7% in California, 6.25% in Nevada and 6% in Connecticut, Florida, Georgia, Massachusetts, New Jersey, Michigan or Texas.

The rescission offer will expire on _______________, thirty days after the effective date of the registration statement filed with this prospectus.

Risk Factors involved in this rescission offer include the following:

- We may not be able to fund the entire rescission offer such that our contingent liability would be eliminated.
- Completion of the rescission offer may not eliminate all of our contingent liability under federal and state securities laws.
- We may incur additional indebtedness to fund the rescission offer and such additional debt would increase our liabilities and reduce shareholder equity.
- We may not be able to conduct or rescission offer in all states due to the inability or impracticability of compliance with specific requirements that may be imposed in particular states.

See "Risk Factors" beginning on page 6 of this prospectus. Please also see "Risk Factors" beginning on page D-11, "Additional Company Information" to read about certain factors you should consider before accepting or rejecting the rescission offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this Prospectus is           , 2003.

                     TABLE OF CONTENTS                           Page

Questions and Answers About Our Rescission Offer. . . . . . . .  1

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . .  5

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Our Rescission Offer. . . . . . . . . . . . . . . . . . . . . .  8

Selected Financial Data . . . . . . . . . . . . . . . . . . . . .13

Management's Discussion and Analysis. . . . . . . . . . . . . . .14

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

Financial Statements. . . . . . . . . . . . . . . . . . . . . . .32

Election Form . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

State Law Notices . . . . . . . . . . . . . . . . . . . . . . . .B-1

California Corporation Code Sections 25500-25510 . . . . . . . . C-1

Additional Company Information  . . . . . . . . . . . . . .. . . D-1

Part II - Information Not Required to be in Prospectus. . . . . .II-1


     You should rely only on the information contained in this rescission prospectus. We have not authorized anyone to provide you with information different from that contained in this rescission prospectus. We are offering to buy shares only in jurisdictions where offers and sales are permitted. The information contained in this rescission prospectus is accurate only as of the date of this rescission prospectus, regardless of the time of delivery of this rescission prospectus.

     We also caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER

Q: Why are you making the rescission offer?

A: The shares that we are offering to repurchase were sold at a time when we were not in compliance with the undertakings we made in our Registration Statement on Form S-11 (no. 333-56520, filed on March 5, 2001 to file timely by April 30, 2002 and to have declared effective a Post-Effective Amendment to include updated financial information in our prospectus. Because we sold shares with a prospectus that was not current, we were not in compliance with applicable provisions of the Securities Act of 1933 and may not have been in compliance with certain provisions of state law in the states in which the shares were sold. Our Post-Effective Amendment that included our updated financial information was not declared effective until March 13, 2003. The rescission offer is intended to address these federal and state compliance issues by allowing holders of shares covered by the rescission offer to sell those shares back to us and to reduce our contingent liability with respect to those shares.

Q: What will I receive if I accept the rescission offer?

A: If you accept our rescission offer before its expiration date, we will repurchase all, and not less than all, shares purchased by you between May 1, 2002 and October 31, 2002. We will pay you the purchase price you paid for those shares, plus interest from the date of purchase of the shares until the rescission offer expires at the current statutory rate per year mandated by the state in which the shares were purchased by you and less dividends that we have paid to you on those shares. Depending on the state in which you bought the shares, you will be entitled to receive interest at the following annual rate: 10% in Arizona; 8% in Colorado and Kentucky; 7% in California, 6.25% in Nevada; and 6% in Connecticut, Florida, Georgia, Massachusetts, New Jersey, Michigan or Texas.

     The following are examples of what we would pay on a per share basis to a purchaser who accepts the rescission offer, based on the payment of interest at 6%:

---------------------------------------------------------------------
Number of
Shares you      Purchase     Statutory     Dividends
own             Price       Interest       Paid        Total Payable
---------------------------------------------------------------------
    1         $    20.00    $    1.20    ($    1.81)    $    19.39
  250         $ 5,000.00    $  300.00    ($  452.50)    $ 4,847.50
 4.87.50
  500         $10,000.00    $  600.00    ($  905.00)    $ 9,695.00
1,000         $20,000.00    $1,200.00    ($1,810.00)    $19,390.00


Q: What is the legal effect of an acceptance of the rescission offer?

A: We have been advised by our counsel that it is unclear whether the rescission offer will terminate our liability for failure to comply with our undertakings under the Securities Act or applicable state securities laws. The staff of the Commission takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer, while most state securities laws provide that a person may lose any rescission rights by rejecting or failing to respond to a valid rescission offer. However, you should consider consulting with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.

Q: What will happen if I affirmatively reject or fail to accept the rescission offer before the expiration date?

A: If you affirmatively reject or fail to accept the rescission offer, you will retain ownership of the shares you received. If you affirmatively reject or fail to accept the rescission offer, it is unclear whether or not your federal right of rescission will be preserved. The staff of the Securities and Exchange Commission takes the position that a person's federal right of rescission may survive the rescission offer. Generally, the federal statute of limitation for non-compliance with the requirements under the Securities Act of 1933 is one year. The state remedies and statutes of limitation vary and depend upon the state in which the shares were purchased by you. In a number of states, the statute of limitations for securities registration violations is one year. Since the shares that are subject to the rescission offer were sold over one year ago, persons in those states may no longer have a cause of action under those state laws. However, we are extending the rescission offer to all purchasers of the subject shares, regardless of the
specific statute of limitation.   The following is a summary of state
statutes of limitation:

 - ARIZONA. Generally, the Arizona statute of limitation for non-compliance with the requirement to register or qualify securities under the Arizona Securities Act is one year after the non-compliance occurred. If the shares were issued to you in Arizona, and you do not accept the rescission offer, you will not have any right of rescission. The Arizona Corporation Commission also has the administrative power to order a rescission offer. It is unclear whether such an administrative action would be precluded by our rescission offer or any statute of limitation.

 - CALIFORNIA. Generally, the California statute of limitation for non-compliance with the requirement to register or qualify securities under the California Corporate Securities Law of 1968 is the earlier of two years after the non-compliance occurred, or one year after discovery of the facts constituting such non-compliance. However, if the shares were issued to you in California, and you do not accept the rescission offer, you will no longer have any right of rescission under California law.

 - COLORADO. Generally, the Colorado statute of limitation for non-compliance with the requirement to register or qualify securities under the Colorado Securities Act is two years after the date of the contract for sale of such securities. However, if the shares were issued to you in Colorado, and you do not accept the rescission offer, you will no longer have any right of rescission under Colorado law.

 - CONNECTICUT. Generally, the Connecticut statute of limitation for non-compliance with the requirement to register or qualify securities under the

Connecticut Uniform Securities Act is two years after the date of the contract for sale of such securities. However, if the shares were issued to you in Connecticut, and you do not accept the rescission offer, you will no longer have any right of rescission under Connecticut law.

 - FLORIDA. Generally, the Florida statute of limitations for non-compliance with the requirement to register or qualify securities under the Florida Securities and Investor Protection Act is two years from the time the facts giving rise to the cause of action were discovered or should have been discovered with the exercise of due diligence, but not more than 5 years from the date such violation occurred. However, if the shares were issued to you in Florida, and you do not accept the rescission offer, you will no longer have any right of rescission under Florida law.

 - GEORGIA. Generally, the Georgia statute of limitation for non-compliance with the requirement to register or qualify securities under the Georgia Securities Act of 1973 is two years after the date of the contract for sale of such securities. However, if the shares were issued to you in Georgia, and you do not accept the rescission offer, you will no longer have any right of rescission under Georgia law.

- KENTUCKY. Generally, the Kentucky statute of limitation for non-compliance with the requirement to register or qualify securities under the Kentucky Securities Act is three years after the date of the contract for sale of such securities. However, if the shares were issued to you in Kentucky, and you do not accept the rescission offer, you will no longer have any right of rescission under Kentucky law.

 - MASSACHUSETTS. Generally, the Massachusetts statute of limitation for non-compliance with the requirement to register or qualify securities under the Massachusetts Uniform Securities Act is four years after the discovery of such non-compliance. However, if the shares were issued to you in Massachusetts, and you do not accept the rescission offer, you will no longer have any right of rescission under Massachusetts law.

 - MICHIGAN. Generally, the Michigan statute of limitation for non-compliance with the requirement to register or qualify securities under the Michigan Uniform Securities Act is two years after the date of the contract for sale of such securities. However, if the shares were issued to you in Michigan, and you do not accept the rescission offer, you will no longer have any right of rescission under Michigan law.

 - NEVADA. Generally, the Nevada statute of limitation for non-compliance with the requirement to register or qualify securities under the Nevada Uniform Securities Act is one year after discovery of the violation, one year after discovery should have been made in the exercise of reasonable care, or five years after the date of the contract for sale of such securities. However, if the shares were issued to you in Nevada, and you do not accept the rescission offer, you will no longer have any right of rescission under Nevada law.

 - NEW JERSEY. Generally, the New Jersey statute of limitation for non-compliance with the requirement to register or qualify securities under the New Jersey Uniform Securities Act is two years after the date of the contract for sale of such securities. However, if the shares were issued to you in New Jersey, and you do not accept the rescission offer, you will no longer have any right of rescission under New Jersey law.

 - TEXAS. Generally, the statute of limitation for non-compliance with the requirement to register or qualify securities under the Texas Securities Act of 1957 is three years after the date of the contract for sale of such securities. However, if the shares were issued to you in Texas, and you do not accept the rescission offer and in your rejection expressly reserve the right to sue, the statute of limitation will be reduced to one year and in such case you will no longer have any right of rescission under Texas law.

      The above summaries do not relate to the antifraud provisions of applicable federal and state securities laws or rights under common law or equity. We urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.

Q: When does the rescission offer expire?

A: Our rescission offer expires on _______________, thirty days after the effective date of the registration statement filed with this prospectus.

Q: What do I need to do now to accept the rescission offer?

A: You should complete, sign and date the accompanying election form and return it to us or, if you are a Texas resident, to Wells Fargo Bank Texas N.A., together in each case with your medallion guaranteed stock certificate(s)for the shares you want us to repurchase, in the enclosed return envelope prior to the expiration date.

Q: What happens if I do not return my election form?

A: If you do not return your election form before the expiration date of our rescission offer, you will be deemed to have rejected our offer and the shares of common stock that you purchased.

Q: Can I change my mind after I have mailed my signed election form?

A: Yes. You can change your decision about accepting or rejecting our rescission offer at any time before the expiration date. You can do this by completing and submitting a new election form.

Q: If I accept the rescission offer, will UMT withhold any taxes?

A: No taxes will be withheld on your payment. However, we strongly urge you to consult with your tax advisor as to the tax consequences of accepting or rejecting the rescission offer.

Q: Who can help answer my questions?

A: We suggest that you consult your legal counsel with respect to any questions that you have about accepting or rejecting our rescission offer. In addition, you can call Cricket Griffin of UMT at (214) 237-9305 ext. 120 with any questions about the rescission offer.


                              PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information regarding our Company and our financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

Shares Subject to Rescission Offer:

1,078,309 shares

Shares Outstanding:

7,146,979 shares (as of November 21, 2003)

     Unless otherwise indicated, all information in this prospectus assumes that, except as expressly stated herein, no shareholder accepts the rescission offer.

The Rescission Offer

     We are offering to buy back the shares of beneficial interest that you bought between May 1, 2002 and October 31, 2002 for $20 in cash, which amount is equal to what you originally invested plus interest under your state's law calculated from the first day of the month when you invested, through the date when we receive your acceptance of our offer), and less dividends that we paid to you on those shares. You are not required to accept our offer and you may change your mind any time prior to the expiration date. You may keep your shares, but we will not offer to buy your shares again. If you accept our offer, your decision will be final as of the expiration date and cannot be changed.

No Market

     No public market currently exists for the rescission shares, and we cannot assure that there will be a market in the future.

Conditions

     If you accept our offer, we must receive your letter of transmittal and your share certificate before the Expiration Date. If we don't receive these documents from you, we will assume you want to keep your stock.

Delivery of Documents

     If you accept our offer, your letter of rescission and your endorsed, medallion guaranteed share certificate must be returned to Cricket Griffin, President, United Mortgage Trust, 5740 Prospect Avenue, Suite 1000, Dallas, Texas 75206, telephone (214) 237-9305 (fax (214) 237-9304). If you are a
Texas resident, you must return your letter of rescission and your share certificate to Wells Fargo Bank Texas N.A, 5936 W Park Blvd, Plano TX 75093,
Attn: Mark Bauer.

Risk Factors

     This rescission offer involves a number of risk factors including:

- Completion of the rescission offer may not eliminate all of our contingent liability under federal and state securities laws.
- We may incur additional indebtedness to fund the rescission offer and such additional debt would increase our liabilities and reduce shareholder equity.
- We may not be able to conduct our rescission offer in all states due to the inability or impracticability of compliance with specific requirements that may be imposed in particular states.
- The rescission offer could result in an adverse impact upon our earnings due to incurring a charge for commissions paid but not reimbursed on repurchased shares and could further have the impact of diminishing our available cash and reducing the amount of our line of credit that is available to fund our ongoing operations.
- We have received a merger proposal from an affiliated entity that proposes to exchange each outstanding share for a 9.5% 10-year $21 principal amount senior subordinated note. We have formed a committee of independent directors to consider this proposal and we do not believe that a recommendation will be completed by the expiration date of this rescission offer.

Financing of Rescission Liabilities

     Our contingent liability for rescission is in the approximate amount of $20,764,000 consisting of an aggregate share repurchase price of $21,566,000 plus statutory interest of $1,339,000 and less $2,174,000 in dividends paid to those persons who purchased our shares between May 1, 2002 and October 31, 2002 when we stopped selling shares. Under Maryland law, we may not repurchase our shares if 1) doing so would cause us not to be able to pay our indebtedness as it becomes due in the ordinary course of business, or 2) our total assets would be less than the sum of our total liabilities plus the amount needed if we were dissolved to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution in payment of their shares. Under this standard, as of the date of this prospectus, we would be able to repurchase all of the shares that we are offering to repurchase in this rescission offer. We have $8,000,000 of available cash and a $10,000,000 line of credit with Wells Fargo Bank, Texas N.A. which is presently fully available to us. Accordingly, we can presently repurchase all of the shares subject to this rescission offer.

     Texas law requires that we maintain a minimum escrow deposit equal to the amount of the rescission offer being made to Texas residents including accrued interest. As of October 31, 2003, the minimum escrow deposit will be $12,129,413, which amount will increase by approximately $2,005.00171.41 per day thereafter.

                               RISK FACTORS

     This rescission offer involves a number of risks that you should consider in connection with your decision whether or not to accept our offer to rescind our sale of shares to you. In particular, you should consider the following risk factors together with the other information that we have provided in other parts of this prospectus.

COMPLETION OF THE RESCISSION OFFER MAY NOT ELIMINATE ALL OF OUR CONTINGENT LIABILITY UNDER FEDERAL AND STATE SECURITIES LAWS.

     Our counsel have advised us that it is unclear whether the rescission offer will terminate our liability for failure to comply with our undertakings under the Securities Act or applicable state securities laws. Accordingly, we could complete the rescission offer and still face potential liabilities under federal and state securities laws. The extent of any such liability, in terms of amount and duration is unclear.

WE MAY INCUR ADDITIONAL INDEBTEDNESS TO FUND THE RESCISSION OFFER AND SUCH ADDITIONAL DEBT WOULD INCREASE OUR LIABILITIES AND MAY REDUCE SHAREHOLDER EQUITY.

     We intend to utilize our available line of credit with our bank to fund this rescission offer. The use of such borrowed funds will cause us to increase the amount of indebtedness that we are carrying and may reduce our shareholder equity.

WE HAVE RECEIVED A PROPOSAL FOR A MERGER THAT WE ARE EVALUATING AND WE DO NOT BELIEVE THAT A RECOMMENDATION WILL BE MADE PRIOR TO THE EXPIRATION DATE OF THIS RESCISSION OFFER.

     On November 4, 2003, we issued a press release to announce the receipt of a merger proposal from UMT Holdings, L.P., an entity organized by persons including officers and directors of our Advisor. Under the proposal, each outstanding share would be exchanged for a 9.5% 10-year $21 principal amount senior subordinated note. Since receipt of the proposal, we have formed a special committee of independent directors to consider and to make a recommendation on the proposal and the special committee has started to engage in due diligence. Because of the preliminary stage of the special committee's activities, we do not expect that we will have a recommendation concerning the merger proposal prior to the expiration date for this rescission offer. Accordingly, you will not be able to consider any such recommendation in connection with your decision whether to accept or reject this offer.

WE MAY NOT BE ABLE TO CONDUCT OR RESCISSION OFFER IN ALL STATES DUE TO THE INABILITY OR IMPRACTICABILITY OF COMPLIANCE WITH SPECIFIC REQUIREMENTS THAT MAY BE IMPOSED IN PARTICULAR STATES.

     Certain state laws or determinations by state securities regulators may impose requirements upon us with which we are unable to comply, or that are impractical for us. For example, there are several states in which there are one or two purchasers and the imposition of significant requirements to conduct the rescission offer in those states may make it impractical for us to comply. In such cases, we may not conduct our rescission offer in such states and therefore we may continue to be exposed to contingent liabilities to offerees to whom we made sales in those states.

THE RESCISSION OFFER COULD RESULT IN AN ADVERSE IMPACT UPON OUR EARNINGS DUE TO INCURRING A CHARGE FOR COMMISSIONS PAID BUT NOT REIMBURSED ON REPURCHASED SHARES AND COULD FURTHER HAVE THE IMPACT OF DIMINISHING OUR AVAILABLE CASH AND REDUCING THE AMOUNT OF OUR LINE OF CREDIT THAT IS AVAILABLE TO FUND OUR ONGOING OPERATIONS.

     We paid a commission to our participating broker-dealers when they sold the shares that are the subject of this rescission offer. We will not recover and will be required to incur an expense for those commissions on any shares that we repurchase. Therefore, the repurchase of shares will have an adverse impact on our earnings. The repurchase of all shares would cause us to incur an expense in the approximate amount of $2.74 million.

 In addition, the repurchase of shares will require us to use our available cash and possibly to use our line of credit, which would have the effect of diminishing those financial resources which we use to fund our working capital requirements in connection with our ongoing operations.


                           OUR RESCISSION OFFER

BACKGROUND

     We were required to file a Post-Effective Amendment to our original registration statement by April 30, 2002 to include updated financial information and did not do so until November 4, 2002. Because we did not file a post-effective amendment with the required financial statement information by April 30, 2002, persons who have purchased shares in UMT after that date and October 31, 2002, the date that we ceased sales of our Shares, have the right to rescind their purchases and to compel us to repurchase their shares at the purchase price paid for them plus interest at rates provided for by applicable state law and less dividends paid. After April 30, 2002 and through October 31, 2002, we sold approximately 1,078,309 shares for gross offering proceeds of approximately $22 million.

Securities Act of 1933

     Section 5 of the 1933 Act requires all offers and sales of securities in interstate commerce in the United States to be registered with the SEC. One of the conditions of registration is that issuers give undertakings to do certain things in the future, including the undertaking under Section 10(a)(3) of the Securities Act to include in any prospectus updated financial information. As described above, we did not make a timely filing of a post-effective amendment to include updated financial statements and additional information and therefore were not in compliance with the requirements of the Securities Act in connection with the offer and sale of our shares between May 1, 2002 and October 31, 2002.

     The principal remedy under the 1933 Act for violations of section 5 is provided by section 12(a)(1) which allows investors in an offering to sue for a refund of what was paid for the securities (a "rescission action"), plus interest. Section 13 of the 1933 Act bars recovery in the courts by investors under section 12(a)(1) unless a suit is brought within one year of the later of the investment transaction or the date of delivery of certificates for the securities.

     The failure to provide adequate disclosure to purchasers of the shares that are the subject of this rescission offer may result in potential liabilities under the Securities Exchange Act of 1934 and the regulations there under.

     Based on the above, we believe we have liability under the Securities Act to persons who purchased our shares between May 1, 2002 and October 31, 2002. In order to limit that liability to the extent possible, we are offering to all of those purchasers the right to rescind their acquisitions of the rescission shares and to receive in exchange therefore, a payment in an amount equal to the purchase paid for the rescission shares, plus interest at the applicable statutory rate in the state in which they reside from the date of issuance, less dividends that we have paid. Notwithstanding this rescission offer, we cannot assure that we will not be subject to penalties or fines relating to our issuances between May 1, 2002 and October 31, 2002.

     Therefore, with this rescission prospectus we offer you a refund of the purchase price you paid for shares that you purchased between May 1, 2002 and October 31, 2002, plus interest at the rate in effect in your state and less dividends that we have paid on those shares. If you accept the offer, you will be paid cash for your investment and you will return your shares certificate to us, including interest on the whole original invested amount and less the amount of dividends paid. If you tell us you have decided to keep your shares, or if we do not hear from you (receive your executed and completed letter of transmittal) at all by the Expiration Date of this offer, you will be barred from filing any claims against us under section 12(1) of the 1933 Act. If you decide to keep your shares, your shares will be registered shares.

     The offering price (refund offer) of $20.00 per share is based on the original $20.00 per share investment price. The offering price will also include interest at the applicable state rate. The offering price was determined with reference to your legal rights to a refund of your investment plus interest.

     Please note that our offering price of $20.00 per share does not necessarily reflect the current market value of the shares, as there is no trading market for our shares from which we can determine such value.

STATE SECURITIES LAWS

     Under state securities laws, we are required to have an effective registration statement in effect with respect to sales made in those states.

     Therefore, investors residing in some of the states may have the right under state laws to a refund of their investment, with interest (in most of the states) and less dividends paid on the shares. The statutes of limitations for filing a claim in state courts are usually longer than the one year available under the 1933 Act.

ACCEPTANCE OR REJECTION

     You may accept or reject this Rescission offer, in whole but not in part, by completing the pertinent part of, and signing, the Election accompanying this prospectus (a form of which is attached hereto as EXHIBIT
A) and returning it to United Mortgage Trust, Attention: Cricket Griffin, President, 5740 Prospect Avenue, Suite 1000, Dallas, Texas 75206) or, if you are a Texas resident, to Wells Fargo Bank, Texas N.A., 5936 Park Blvd., Plano, Texas 75093, Attn.: Mark Bauer, as soon as practicable, but in no event should it be delivered to the appropriate address no later than the Expiration Date. The Election should be completed to indicate whether you accept or reject the rescission offer. If you accept the rescission offer, you must enclose with the Election the original certificates or other instruments representing the rescission shares, properly endorsed for transfer, with the signature(s) guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). All acceptances of the rescission offer will be deemed to be effective on the Expiration Date and, unless the offer is accepted on or before such date, the right to accept the rescission offer shall terminate. We will make payment for Rescission shares as to which the rescission Offer has been accepted within thirty business days after the Expiration Date.

     If you have not delivered to us a completed Election by the Expiration Date, you will be conclusively deemed to have rejected the rescission offer, except to the extent applicable state laws provide otherwise. See "State Law Notices To Certain Offerees" in "EXHIBIT B" attached to this Prospectus.

     The Election and the share certificates or other instruments representing the rescission shares may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at your election and risk. If delivery is by mail, delivery will be deemed to have occurred on the date the Election is postmarked.

IF YOU WISH TO ACCEPT THIS RESCISSION OFFER THROUGH THE USE OF THE MAIL TO RETURN YOUR SHARE CERTIFICATES TO US, WE RECOMMEND THAT YOU USE INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     As of November 21, 2003, we had 7,544,311 shares issued and 7,146,979 shares outstanding. If all eligible shareholders were to accept the rescission offer, we will have purchased 1,078,309 shares which will be retired and canceled), and then there would be 6,068,670 shares outstanding. As discussed elsewhere in this prospectus, there are certain limitations on the total number of shares that we may repurchase.

     We have not retained, nor do we intend to retain, anyone to make solicitations or recommendations to shareholders in connection with the Rescission offer.

     Neither we, nor our officers and trustees, may make any recommendations to any holders of the rescission shares with respect to the rescission offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to the rescission offer.

     We will determine all questions as to the validity, form, eligibility (including time of delivery) and proper completion of the Election, which determination will be final and binding. We reserve the right to reject any Election not properly completed or if the completed Election, in the opinion of counsel, would be unlawful. We reserve the right to waive any irregularity in the Election if, in the exercise of our reasonable judgment, we are able to ascertain from the other information provided to us with an Election, the intent of the shareholder. Our interpretation of the terms and conditions of the rescission offer will be final and binding. We will not be under any duty to notify you of defects in connection with Elections or incur any liability for failure to give such information.

FUNDING THE RESCISSION OFFER

     We presently have available to us to fund this offer cash in the amount of $8,000,000 and a line of credit in the amount of $10,000,000 with Wells Fargo Bank, Texas N.A. of which no amount is outstanding. There are no loan agreements or other restrictions on our ability to pay cash in this rescission offer. Maryland law limits our ability to repurchase our shares and presently we would be permitted to repurchase all of the shares registered herein. In the event that we receive requests for rescission in excess of $10,000,000 or such other more current number based upon financial results from the date of this prospectus to such repurchase dates, we will have the right, on or before the Expiration Date, to either (i) secure additional financing through the issuance of equity securities or the sale of assets in amounts sufficient to satisfy the Company's rescission liabilities and complete the rescission offer, or (ii) declare the entire rescission offer ineffective and return all completed Elections, together with the certificates or other instruments representing the rescission shares, to the persons who accepted the rescission offer Accordingly, we believe we will have available sufficient financial resources to fund the rescission offer.

EFFECT OF RESCISSION OFFER

     We have been advised by our counsel that it is unclear whether the rescission offer will terminate our liability for failure to comply with our undertakings under the Securities Act or applicable state securities laws. The staff of the Commission takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer, while most state securities laws provide that a person may lose any rescission rights by rejecting or failing to respond to a valid rescission offer. Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction. We are also subject to the anti-fraud provisions of applicable securities law or rights under common law or equity in respect of the issuance of the rescission shares. Rescission shares held by persons who choose not to accept the rescission offer will, for purposes of applicable federal and state securities laws, be registered securities as of the Expiration Date and will be tradeable. However, there is presently no public market for our shares.


USE OF PROCEEDS

     The rescission offer will not result in any proceeds to the Company.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations relevant to our shareholders who hold shares that are subject to the rescission offer. We do not discuss or analyze all income tax considerations that may be relevant to particular shareholders in light of their individual circumstances, such as shareholders who are not individuals, or shareholders subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. In addition, we do not address any foregoing, state or local tax considerations.

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RESCISSION OFFER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE RESCISSION OFFER.

     The law applicable to the federal income tax consequences of the rescission offer is unclear and we have not received an opinion of counsel or a ruling from the Internal Revenue Service regarding such tax consequences. The IRS is not precluded from successfully asserting a contrary position or otherwise recharacterizing the transaction in whole or in part. We intend to take the tax reporting position that, with respect to the share purchases rescinded pursuant to our rescission offer, the rescission constitutes a return of the original purchase price for the shares, plus the payment of interest which would be taxable as ordinary income.

                                          SELECTED FINANCIAL DATA

     The following table contains certain selected financial data and is qualified by the more detailedFinancial Statements and notes thereto included elsewhere in this prospectus.

                            For the nine months
                                   ended                    For the years ended
                            September 30,                     December 31,
                         2003              2002    2002          2001          2000
                         ----------------------    --------------------------------------
OPERATING DATA
Total revenues              $8,647,265   $5,830,207   $8,277,742    $5,679,657    $3,857,612
Total expenses              $1,036,883   $  610,845   $  901,843    $  894,824    $1,129,230
Net income                  $7,610,382   $5,219,362   $7,375,899    $4,784,833    $2,728,382
Net income per share             $1.38        $1.35        $1.81         $1.81         $1.80
Weighted average
  shares outstanding         5,518,647    3,868,760    4,083,488     2,641,072     1,514,014
                                                                 December 31,
                         September 30, 2003            2002          2001          2000
                            ------------------        --------------------------------------
BALANCE SHEET DATA
Cash                        $ 11,816,675              $   646,570   $    33,569   $   200,912
Residential mortgages
 and contracts for deed     $ 35,500,094              $38,975,771   $39,683,243   $33,419,399
Interim mortgages           $ 65,200,382              $49,136,321   $17,529,898   $ 6,453,111
Other assets                $  3,510,624              $ 2,333,229   $ 1,538,911   $   832,664
Total assets                $116,027,775              $91,091,891   $58,785,621   $40,906,086

Bank loan                   $    ---                  $ 6,245,000   $   810,000   $ 7,000,000
Other liabilities           $    992,446              $ 1,357,303   $   685,137   $   311,845
Total liabilities           $    992,446              $ 7,602,303   $ 1,495,137   $ 7,311,845
Total temporary equity      $ 21,566,181              $21,566,181       ---           ---
Total shareholders' equity  $ 93,469,148              $61,923,407   $57,290,484   $33,594,241
Total liabilities and
  shareholders' equity      $116,027,775              $91,091,891   $58,785,621   $40,906,086

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     The following section contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and should be read in conjunction with our Financial Statements and related notes appearing in our Forms 10-Q for the three months ended September 30, 2003 and 2002 and in our 10-KSB for the years ended December 31, 2002, 2001, and 2000. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Forward looking statements are likely to address such matters as our business strategy, future operating results, future sources of funding for mortgage loans brokered by us, future economic conditions and pending litigation involving us each of which are discussed herein under the caption "Factors that may Affect Future Results."

     The following table sets forth certain information about the Mortgage Investments that we purchased during the periods set forth below.

LOANS PURCHASED DURING PERIODS
--------------------------------------------------------------------
During the three months ended            September 30,
Loan Category                       2003               2002
-------------------------       --------------------------------
Residential Mortgages               17              57
Unpaid principal balance ("UPB")    $1,011,000      $3,045,000
Contracts for Deed                  7               7
UPB                                 $286,000        $300,000

Average UPB both categories         $54,000         $52,000
Average interest rate               12.50%          11.99%
Term remaining (months)             321             303
-------------------------       --------------------------------
Interim Mortgages
Net increase in principal           $16,064,000     $21,847,000
Average interest rate               13.66%          13.45%

--------------------------------------------------------------------
During the years ended                  December 31,
Loan Category                  2002         2001         2000
-------------------------    ---------------------------------------
Residential Mortgages          70           111          207
UPB                            $3,544,000   $5,120,000   $10,100,000
Contracts for Deed             8            82           42
Unpaid principal balance       $360,000     $4,015,000   $2,100,000

Average UPB                    $50,000      $47,000      $49,000
Average interest rate          12.79%       12.29%       11.65%
Term remaining (months)        326          332          334
-------------------------      ------------------------------------
Interim Mortgages
Net increase in principal      $31,606,000  $11,077,000  $2,300,000
Average interest rate          13.77%       13.14%       12.93%
-------------------------------------------------------------------
                                -14-

RESULTS OF OPERATIONS FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 AND THE YEARS ENDED DECEMBER 31, 2002, 2001 and 2000

     We were formed on July 12, 1996. Our business operations commenced in March 1997 when the SEC issued an order of registration for our initial public offering of shares. A new registration was effective with the SEC order dated June 4, 2001. It offered for sale an additional 5,750,000 shares of beneficial interest. Of that amount, 750,000 shares were registered specifically for our Dividend Reinvestment Plan. It also included a provision for limited liquidity with the introduction of a quarterly Share Repurchase Plan. We were required to file a post-effective amendment to the registration statement by April 30, 2002 to include updated financial information and did not do so until November 4, 2002. As a result, we face a contingent liability for rescission in the approximate amount of $22 million plus interest (the amount of which will be subject to the laws of the state in which the purchaser resides) and less the dividends paid to those persons who purchased our shares between May 1, 2002 and October 31, 2002 when we stopped selling shares. During that period we sold approximately 1,078,000 shares for gross offering proceeds of approximately $22 million.

     We recently filed a Form S-11 with the SEC requesting deregistration of our remaining shares of beneficial interest. The SEC's order of effectiveness was dated October 27, 2003, which terminated the offering of shares. We filed an S-3 registration on November 14, 2003 to reinstate our Dividend Reinvestment Plan.

      We are making a registered rescission offer to all persons who purchased our shares between May 1, 2002 and October 31, 2002 to offer them the right to sell the shares back to us for an amount equal to the purchase price plus interest (the amount of which will be subject to the laws of the state in which the purchaser resides) and less dividends paid. The approximately 1,078,000 shares which we could be required to repurchase in the amount of approximately $22 million will be classified outside of the equity section of the balance sheet.

     The rescission offer is intended to address federal and state compliance issues by allowing holders of shares covered by the rescission offer to sell those shares back to us and to reduce our contingent liability with respect to those shares. However, the Securities Act does not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock which was not sold in compliance with the requirements of the Securities Act of 1933. Accordingly, should any persons to whom we are making the offer reject the rescission offer, we may continue to be contingently liable under the Securities Act or applicable state laws for the purchase price of shares that were not issued in compliance with the Securities Act or applicable state securities laws. In addition, the rescission offer will not necessarily relieve us of our contingent liability for fines or penalties under state securities laws. We cannot estimate the amount of shares that may be redeemed in a rescission offer. In order to satisfy demands for rescission it could be necessary for us to liquidate a portion of our investments which could have an adverse effect on future income.
RESULTS OF OPERATIONS FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

     We were formed on July 12, 1996, however our business operations commenced in March 1997 when the Securities and Exchange Commission ("SEC") issued an order of registration for our initial public offering of shares of beneficial interest. We recently filed a Form S-11 with the SEC requesting deregistration of our remaining shares of beneficial interest. The SEC's order of effectiveness was dated October 27, 2003, which terminated the offering of shares. We filed an S-3 registration on November 14, 2003 to reinstate our Dividend Reinvestment Plan.

LOANS PURCHASED during the three months and nine months ended
September 30, 2003 and 2002
--------------------------------------------------------------------------------
                                 Three months               Nine months
Loan Category              2003              2002    2003                2002
-------------------------  -----------------------   -------------------------
Residential Mortgages      5            16           17            57
Unpaid principal balance   $442,000     $549,000     $1,011,000    $3,045,000

Contracts for Deed         0            4            7             7
Unpaid principal balance   $0           $189,000     $286,000      $300,000

Interim Mortgages
Net increase in principal  $1,613,000   $10,104,000  $16,064,000   $21,847,000
--------------------------------------------------------------------------------

     During the three months and nine months ended September 30, 2003 we purchased a modest number of Residential Mortgages and Contracts for Deed and we had a significant number of them prepay for a net decrease in the number of Residential Mortgages and Contracts for Deed. During the three months we funded $28,853,000 of Interim Mortgages and after loan payoffs had a modest increase of $1,613,000. During the nine months we funded $72,239,000 and after payoffs have a net increase in the portfolio of $16,064,000.

     This compares to a modest addition of 16 Residential Mortgages and four Contracts for Deed during the three months of 2002 and 57 Residential Mortgages and 7 Contracts for Deed during the nine months of 2002. The significant growth in the 2002 periods was Interim Mortgages. During the three months we funded $18,983,000 of Interim Mortgages and after loan payoffs had an increase of $10,104,000. During the nine months we funded $43,120,000 and after payoffs have a net increase in the portfolio of $21,853,000.

     As of September 30, 2003 our mortgage portfolio in the aggregate consisted of 543 Residential Mortgages, 167 Contracts for Deed and 1,088 Interim Mortgages. As of the dates of purchase, the portfolio had an unpaid principal balance of $100,700,000, and was purchased for a discounted price of $99,995,000 (99.30% of the unpaid principal balance). The average loan in the portfolio had a blended interest rate of 13.04%, a current annual yield of 13.13%, an investment-to-value ratio of 70.82%, an unpaid principal balance of $56,000, and a term remaining of 274 months for Residential Mortgages and Contracts for Deed and less than 12 months for Interim Mortgages.

     As of September 30, 2002 our mortgage portfolio in the aggregate consisted of 612 Residential Mortgages, 241 Contracts for Deed and 765 Interim Mortgages. As of the dates of purchase, the portfolio had an unpaid principal balance of $79,087,000, and was purchased for a discounted price of $78,272,000 (98.97% of the unpaid principal balance). The portfolio had a blended interest rate of 12.64%, a current annual yield of 12.78%, an investment-to-value ratio of 70.41%, an average unpaid principal balance of $49,000, and an average term remaining of 326 months for Residential Mortgages and Contracts for Deed and less than 12 months for Interim Mortgages.

     All of the properties that were security for the Residential Mortgages, Contracts for Deed and Interim Mortgages were located in the United States. Each of the properties was adequately covered by a mortgagee's title insurance policy and hazard insurance.

     During the three month periods ended September 30, 2003 and 2002 our investments generated approximately $3,047,000 and $2,152,000, respectively, of interest income, a 42% increase, and during the nine-month periods they generated approximately $8,647,000 and $5,830,000, respectively, of interest income, a 48% increase. The rise was attributed to mortgage investments purchased between periods (9% fewer Residential Mortgages and Contracts for Deed and 33% increase in Interim Mortgages since year end 2002). We purchase Mortgage Investments using Net Offering Proceeds derived from the sale of our shares of beneficial interest, loan principal returned when loans pay off and with our credit facility as necessary.

     Our portfolio mix continued to change during the current period. The blended interest rate on the Interim Mortgage portion of our portfolio at September 30, 2003 and 2002 was 13.66% and 13.45%, respectively, compared to 11.80% and 11.84%, respectively, for Residential Mortgages and Contracts for Deed.

     The following table illustrates the percentage of our portfolio dedicated to each loan category at the end of each period.
----------------------------------------------------------------
                                            September 30,
Loan Category                       2003               2002
---------------------           --------------------------------
Residential Mortgages                27%                32%
Contracts for Deed                    8%                12%
Interim Mortgages                    65%                56%
----------------------------------------------------------------

     Operating expenses for the three-month periods were approximately $282,000 and $226,000, respectively, a 25% increase, and $1,037,000 and
$611,000 for the nine month periods, respectively, a 70% increase. Operating expenses include management fees, which increased 58% and 74%, in the three and nine month periods, respectively. Fees increase as the size of the portfolio increases. Interest expense decreased between the three months comparative periods and increased 570% when comparing the nine month periods because of a greater reliance on our credit facility. We use our line of credit to pre-purchase loans and then pay it down as we receive proceeds from the sale of our shares. Loan servicing fees decreased by 37% and 27% between the comparative three and nine month periods. General and administrative expenses increased 16% and 88% between comparative three and nine month periods, primarily due to legal fees relating to the closing agreement with the IRS and expenses related to foreclosures (make ready expenses not recovered when selling real estate owned by us through foreclosure ("REO")). Operating expenses as a percentage of revenue was 9.22% and 10.39%, respectively, for the 2003 and 2002 three-month periods, and 10.38% and 10.12%, respectively, for the comparable nine-month periods. Operating expenses as a percentage of average invested assets was 0.30% and 0.33%, respectively, for the 2003 and 2002 three-month periods, and 0.93% and 0.87%, respectively, for the comparable nine-month periods.

     We took loan losses during the 2003 quarter of approximately $41,000 compared to $2,000 in the 2002 quarter. Loan losses during the comparable nine-month periods were $167,000 and $3,000, respectively. The losses were in the Residential Mortgage and Contracts for Deed categories as we liquidated foreclosed properties in serious disrepair.
     Net income was approximately $2,765,000 and $1,926,000, a 44% increase, for the three months ended September 30, 2003 and 2002, respectively. Earnings per weighted average share were $0.45 and $0.45, respectively. Net income was approximately $7,610,000 and $5,219,000, a 46% increase, for the nine months ended September 30, 2003 and 2002, respectively. Earnings per weighted average share were $1.38 and $1.35, respectively.

     Our default rate as of September 30, 2003 was 3.42% compared to 4.88% at the end of the 2002 quarter. Recoursed defaulted loans were 0.65% and 1.69%, respectively. During the 2003 quarter, 30 defaulted loans were sold compared to 14 during the 2002 quarter. During the nine-month periods we sold 89 in the 2003 period and compared to 32 in the

2002 period. Increased sales of REO properties during 2003 can be attributed to the effects of low interest rate environment creating the robust real estate market.

    Distributions to shareholders per share of beneficial interest during the comparable periods were $0.1533 and $0.1667 per share per month. In 2002 after restatement of our income statement, dividends were in excess of earnings which resulted in a return of capital.

FOR DECEMBER 31, 2002, 2001 AND 2000

     As of December 31, 2002 our mortgage portfolio consisted of 608 Residential Mortgages, 219 Contracts for Deed and 827 Interim Mortgages. The portfolio had a UPB of approximately $88,112,000 at December 31, 2002. The average loan in the portfolio had a blended interest rate of 12.92%, a current annual yield of 13.04%, an investment-to-value ratio of 69.66%, (the purchase price of the Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment), an average UPB of $53,000, and a term remaining of 321 months for Residential Mortgages and Contracts for Deed. Interim Mortgages have terms of 12 months or less, depending on the collateral securing the Interim Mortgage and the borrower. The more extensive the rehabilitation work on the property or the construction requirements, the longer the term of the loan. One of our Interim Mortgage sources, Capital Reserve Corporation, which represented 39% of our Interim Mortgages at year end, reported that historically its average loan had a term of 6 months but paid off in 3.9 months. Another interim source, Ready Mortgage Corp., which represented 12% of our interim portfolio, advised that historically its average loan had a term of 12 months and the average loan paid off in 7.2 months.

     As of December 31, 2001, our mortgage portfolio consisted of 593 Residential Mortgages, 261 Contracts for Deed and 391 Interim Mortgages. The portfolio had a UPB of approximately $57,213,000 at December 31, 2001. The average Mortgage Investment in the portfolio had an interest rate of approximately 12.14%, a current annual yield of approximately 12.30%, and a investment-to-value Ratio of 72.67%.

     As of December 31, 2000, our mortgage portfolio consisted of 541 Residential Mortgages, 188 Contracts for Deed and 183 Interim Mortgages. The portfolio had a UPB of approximately $39,873,000. The average Mortgage Investment in the portfolio had an interest rate of approximately 11.80%, a current annual yield of approximately 12.10%, and an investment-to-value ratio of 77.20%.

                  MORTGAGE PORTFOLIO TABLE
(dollars are approximate and rounded to the nearest thousandth)

                              12-31-02       12-31-01       12-31-00
                            -----------    -----------    -----------

Residential Mortgages               608            593            541
Contracts for Deed                  219            261            188
Interim Mortgages                   827            391            183
Unpaid Principal Balance    $88,112,000    $57,213,000    $39,873,000
Blended Interest Rate            12.92%         12.14%         11.80%
Annual Yield                     13.04%         12.30%         12.10%
Investment-to-Value Ratio        69.66%         72.67%         77.20%
Average Loan UPB                $53,000        $46,000        $44,000

     The great majority of the properties that are security for our Mortgage Investments are located in Texas. Of the 1,673 active loans at December 31, 2002 approximately 987 were in the Dallas/Fort Worth Metroplex (or 59%). In April 2002 we began to test markets in states with similar foreclosure laws as Texas by purchasing a limited number of loans in those areas, including Washington, Georgia and North Carolina. Each of the properties was adequately covered by a mortgagee's title insurance policy and hazard insurance. Some of our Mortgage Investments are covered by full or limited recourse agreements with note sellers. In making the decision to invest in other states, we consider the availability of non-judicial foreclosure, as is available in Texas, to be the primary legal consideration. While Texas does not provide a statutory right of redemption and permits deficiency judgments, we do not rely upon those provisions in the enforcement of our liens and therefore we believe that the risks in Mortgage Investments in most other states will not be significantly different than those we face in Texas.

     We neither buy nor sell servicing rights to the loans we purchase, nor do we retain servicing rights. Residential Mortgages and Contracts for Deed are serviced by PSC, an affiliate. Interim Mortgages are serviced by affiliated and nonaffiliated companies, including CRC and RAFC. We pay monthly loan servicing fees to PSC of 1/12th of 1/2 of 1% of the UPB of each loan.

     During the years ended December 31, 2002, 2001 and 2000 our interest income was approximately $8,278,000, $5,680,000 and $3,858,000, respectively, 46% and 49% increases. Increases in income were a result of purchasing significant numbers of Mortgage Investments with capital raised from the sale of our shares. The amounts have been restated in amended filings and differ from what was reported in our 10-QSB and 10-KSB for the respective periods, previously filed but now amended. In the 2002 period we reversed a journal entry that was reported as an Advisor contribution of $500,000. In the 2001 period we reversed a journal entry that we originally recorded as a reimbursement of interest expense and a receivable from Affiliate. The 2001 statement recorded interest expense reimbursement from the Advisor of approximately $431,000 which was a non-cash transaction that has subsequently been reversed thereby decreasing income and increasing interest expense. We have filed an amended tax return for 2001 to report that reversal. We have received a closing agreement with the IRS with respect to our continued qualification with the requirements for REIT classification in 2001 and 2002.

    During the years ended December 31, 2002, 2001 and 2000, total expenses were approximately $902,000, $895,000 and $1,129,230, respectively, a 1% increase and a 21% decrease, respectively.

Operating Highlights:

     We had an 82% decrease in interest expense in 2002 and a 23% decrease in 2001 because we used our credit facility to a lesser degree as a result of raising capital at a pace commensurate with our ability to source and purchase Mortgage Investments. However, during the fourth quarter of 2002 we began to use our credit facility primarily because we halted the sale of our shares while we were updating our registration statement and because we are developing a broader network of Interim Mortgage loan sources which we expect to contribute to a significant increase in the size of our portfolio.

     Trust Administration Fees were up 78% between 2002 and 2001. We were self administered in 2000. The Trust Administration Fee was paid to our Advisor. The fee was calculated as 1/12th of 1/2 of 1% of the first $50,000,000 of income producing assets and 1/12th of 1% of income producing assets in excess of $50,000,000. As the portfolio grew so did the Trust Administration Fee. The Trust Administration Fee will continue to grow as long as we continue to raise capital and buy Mortgage Investments. Payroll expenses, although paid by the Advisor and construed to be part of the Trust Administration Fees, were $265,000 and $189,000 for 2002 and 2001. Payroll expenses in 2000 were born by us and were $170,000. Payroll has increased due to addition of staff during periods and increases in salaries. Rent expenses, also paid by the Advisor and included as part of the Trust Administration Fee, were $61,000 for 2002 and 2001 with offsetting sublease income of $44,000 and $42,000, respectively. In 2000 rent was born by us and was $56,000 with offsetting rental income of $48,000.

     Loan servicing fees, paid to an affiliate, PSC, grew 6% between 2002 and 2001 and 33% between 2001 and 2000. Although the number of loans and the unpaid principal balances of Residential Mortgages and Contracts for Deed decreased between periods, the timing of the additions of loans during 2001 resulted in slightly less servicing fees paid in 2001. The 33% increase relates to the addition of mortgage investments during 2000 and 2001.

     General and administrative expenses grew significantly in 2002 and decreased significantly during 2001. General and administrative fees include third party expenses such as transfer agent fees, which increased as the number of shareholders increased, printing expenses, which increased as we added more shareholders and audit and accounting fees which grew as the size of our company grew. We expect an increase in operating expenses in the coming periods but we believe that the percentage of operating expenses to income will remain relatively the same.

     Operating expense as a percentage of income was 9.95%, 8.17% and 14.68% for 2002, 2001 and 2000, respectively. Operating expense as a percentage of average invested assets was 1.13%, 0.96% and 1.72% during the years, respectively.

     Net income was approximately $7,376,000, $4,785,000 and $2,728,000 for 2002, 2001 and 2000, respectively, 54% and 75% increase. Increase were due to the purchase of additional income producing assets. Earnings per share were $1.81, $1.81 and $1.80 for the three years.

      Fluctuations in earnings are a function of the relationships between use of our credit facility, the amount of uninvested assets (amounts earned but not received during the periods and cash balances), changes in the average coupon of our portfolio as we add Mortgage Investments, default rates experienced between comparable periods, and the rate at which we raise money.

     Our average daily outstanding balance of our line of credit during 2002 was approximately $1,438,000 and significantly lower when compared to $4,467,000 during 2001 and $5,790,000 during 2000. Use of leverage can have a positive impact on earnings because our cost of funds on leveraged dollars (5.44% weighted average interest in 2002) is lower than the rate at which we are earning on the Mortgage Investments we purchase with those dollars (a yield of 13.04% at year end 2002). Also, when comparing leverage dollars to net proceeds, we are at an advantage when we buy loans with borrowed funds. Each dollar borrowed on our line of credit nets us approximately $0.95 to invest compared to $0.87 on each dollar raised through the offering. Because we were receiving offering proceeds at a rate commensurate with our ability to buy loans we had less of a need to use our credit facility during 2002. We believe that in today's low interest rate environment a greater reliance upon borrowed funds would have a positive impact upon our earnings.

     In addition, during 2002 we had higher cash balances in the bank. The average daily cash balance was approximately $405,000 during 2002 compared to approximately $189,000 during 2001 and $43,000 during 2000. When we received gross proceeds from the sale of shares we either bought suitable investments immediately or we paid down our credit facility. If our line of credit had no outstanding balance or if not enough suitable investments were available, the cash was deposited in a money market or money fund account and earned between 1% and 2%, while at the same time we paid a 10% dividend on those funds. Higher cash balances in the bank had a negative impact on earnings.

     Average interest receivable outstanding in 2002, 2001 and 2000 increased by 56% and 84%, respectively. Interest receivable is interest earned on our investments but not immediately paid to us by borrowers or by loan servicing agents. The timing between making investments and receiving interest income had a negative impact on earnings because the funds were not available to invest in income producing assets. Finally, loans that were in default and thus not producing interest income had a negative impact on earnings.

     SCMI has agreed that if the obligor on any Residential Mortgage or Contract for Deed sold to us by SCMI or its affiliates that has had less than 12 payments made on it defaults in making any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

(a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided: (i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential Mortgages at that time; or (b) Payment by SCMI to us, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and marketing costs less any additional down payments or settlements received by us.

     We began 2002, 2001 and 2000 with 54, 33 and 29 defaulted loans, and had an additional 67, 55 and 52 loans default during the years. We sold 43 defaulted properties in 2002 compared to 34 in 2001 and 48 in 2000, leaving 78, 54 and 33 defaulted loans, respectively. All of the defaults in our portfolio are Residential Mortgages and Contracts for Deed. As a percentage of our portfolio the default rate at year end 2002 was 4.07% compared to 4.34% at year end 2001 and 3.62% in 2000. At year end 2002 approximately 108 of our 827 Residential Mortgages and Contracts for Deed were covered under a recourse agreement. During 2002 all of the REO properties sold were financed by third parties. We did not carry back notes with new borrowers on any of our REO properties. During 2001 we carried back notes on 28 of the 34 properties sold. In 2001 we raised the standards of our underwriting criteria after a review of the number of early pay defaults we experienced in prior periods. That meant that the pool of available homebuyers was reduced and in turn slowed the process of disposition. Our analysis shows that buyers increasingly utilizing third party financing (i.e. FHA or VA Loans) which has increased the time required to process and close third party financed sale of our REO properties. In 2000 we carried back notes on all properties sold.

     We purchase Mortgage Investments that generate interest income to us. From the interest income, we pay Trust Administration Fees and other expenses and distribute a minimum of 90% of the net income to our shareholders as dividends. The loans we purchase have various fixed rates of interest. We endeavor to blend interest rates from lower-yield, long-term mortgage loans, which we refer to as Residential Mortgages and Contracts for Deed (at December 31, 2002 a 11.82% blended rate), with higher yield Interim Mortgages (at December 31, 2002 a blended 13.77% rate) in order to produce our targeted net yield for our shareholders. Until 2001 our portfolio balance was weighted heavily toward lower-yield, long-term loans (84%). To mitigate the lower-yield and higher percentage of loss of interest income from defaulted long-term loans in a portfolio that was becoming weighted toward non-recoursed status as it aged (recourse is in effect for the first 12 payments of recoursed long-term loans), we began expanding the percentage of our portfolio placed in higher yield loans. As of December 31, 2002 we had not yet reached an optimum balance. We intend to continue investing in Interim Mortgages almost exclusively.

    Below is a chart comparing our three loan categories, which shows the growth trends during the past three years. Our Trustees and Advisor have determined that we will continue to shift to a portfolio weighted to Interim Mortgages for a number of reasons, the most compelling of which are: 1) to date Interim Mortgages have had less risk and as a result we have not experienced income loss due to default, because all of the loans are subject to limited or full recourse, and 2) blended yields for Interim Mortgages have been higher than those of the other Mortgage Investments which will lead to potentially higher earnings.

                                         2002            2001          2000
                                      -----------    -----------    ----------
RESIDENTIAL MORTGAGES                   $28,655,000    $27,463,000    $24,882,000
Percentage increase over prior period        4%            10%            54%

CONTRACTS FOR DEED                      $11,321,000    $12,220,000    $ 8,587,000
Percentage increase over prior period       (7%)           42%            43%

INTERIM MORTGAGES                       $49,136,000    $17,530,000    $ 6,453,000
Percentage increase over prior period      180%           172%            54%

                                 -24-

     It may be useful to also see how each category compares as a percentage of the portfolio.
                        2002    2001    2000
                        ----    ----    ----
RESIDENTIAL MORTGAGES      32%     48%     62%
CONTRACTS FOR DEED         13%     21%     22%
INTERIM MORTGAGES          55%     31%     16%

     We believe our Advisor has put in place an expanded network of Interim Mortgage sources that will enable us in coming periods to invest funds quicker leaving lower cash balances, be positively influenced by more use of our credit facility, while minimizing our default rates by investing mainly in Interim Mortgages so that we can increases earnings.

     Distributions per share of beneficial interest for the year's ended December 31, 2002, 2001 and 2000 were $2.00, $1.96 and $2.01 per share, respectively, on restated earnings of $1.81, $1.81 and $1.80, respectively. Distributions declared by our Trustees during both comparable periods were at a 10% annualized rate of return for our shareholders. We are under no obligation to pay dividends at that same rate and from time to time the rate at which we pay dividends may be adjusted.

CRITICAL ACCOUNTING POLICIES

     We prepared our financial statements in accordance with accounting principles generally accepted in the United States (GAAP). GAAP represents a comprehensive set of accounting and disclosure rules and requirements, the application of which requires management judgments and estimates. In response to the SEC's Release No. 33-8040, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies", we have identified the most critical accounting policies upon which our financial statements are based on as follows:

     INTEREST INCOME ACCRUAL

     We monitor each loan in our portfolio on a monthly basis to track pay histories and performance. On a quarterly basis we determine whether to accrue income on a given loan that is delinquent based on the borrower's performance in past periods and based on discussions with the collection staff of our loan servicer, relying on their contact with a delinquent homeowner to determine the likelihood that a borrower will continue to make his mortgage payments. There is no assurance that the interest income we recognize in our accrual at the end of each quarter will be paid by a borrower thus requiring an adjustment in the following quarter thereby effectively reducing gross income. The effect is that actual interest income collected from delinquent borrowers may be lower than we projected for that period. We will continue to closely monitor performance of our portfolio to recognize income as accurately as possible.

     LOAN LOSS RESERVES

     Through 2002 we had not established loan loss reserves because we believed our exposure to losses at that date had been nominal. Loan losses are estimated to be the difference between the outstanding loan balance at the time of foreclosure less any value realized from the disposition of the underlying collateral. We annually adjust to current market value the foreclosed collateral and the difference between the estimated market value and the outstanding loan balance creates a loan loss reserve. During 2002 we realized an insignificant loss on the disposition of foreclosed properties compared to an insignificant gain from the sale of foreclosed property in 2001. Due to a higher number of foreclosures in the industry during 2002 and what we perceive to be a softening resale market, we will begin to reserve for loans losses during 2003.

     ACCOUNTING FOR AND DISPOSITION OF REAL ESTATE OWNED

     When the Company takes possession of real estate through foreclosure it attempts to resell the property to recover all costs associated with the default, including legal fees and repair expenses. Repair costs are capitalized. Upon sale of the property, a gain or loss is recorded. Net gains are taxable and, if material, are distributed to shareholders as capital gains. Losses are expensed. The Company has elected to treat property acquired through foreclosure as "foreclosure property" and has reported it as such in the Company's informational federal tax filings. In the event that a foreclosed property is sold for less than the recoursed value associated therewith, the Company realizes the loss and classifies any recourse value received in excess of our original basis as a capital contribution. In addition, recourse amounts are paid in installments by a note seller and the recognition of the capital contribution will be at a date later than when the corresponding mortgage loss is realized.

ANNUAL VALUATION

     The Board of Trustees has valued our shares at $20 per share based on their business judgment regarding the value of the shares with reference to our book value, our operations to date and general market and economic conditions.

                  CAPITAL RESOURCES AND LIQUIDITY FOR
   FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
        AND FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 and 2000

     We utilize funds made available from the sale of our shares, funds made available on our bank line of credit and repayment of principal on our Residential Mortgages and Contracts for Deed to purchase Mortgage
Investments. We do not have commitments to purchase any Mortgage Investments but rather purchase them as funds are available.

-----------------------------------------------------------------------
                                      Three months ended September 30,
                                           2003              2002
                                      ---------------------------------
Shares issued                               980,000          468,000
Number of new shareholders                      176              176
Gross offering proceeds                 $19,639,000      $ 9,361,000
Share repurchases                       $(3,715,000)     $  (518,000)
Net offering proceeds (after deduction
  of selling commissions and fees)      $17,337,000      $ 8,192,000
Principal receipts from Residential
  Mortgages and Contracts for Deed      $ 2,284,000      $ 1,628,000
Principal receipts from
  Interim Mortgages                     $27,241,000      $ 8,951,000
Net borrowings (payments on)
  line-of-credit                        $(2,550,000)     $ 3,845,000
-----------------------------------------------------------------------
                                       Nine months ended September 30,
                                           2003              2002
                                       --------------------------------
Shares issued                             2,070,000        1,259,000
Number of new shareholders                      821              495
Gross offering proceeds                 $41,444,000      $25,190,000
Share repurchases                       $(4,885,000)     $(1,068,000)
Net offering proceeds (after deduction
  of selling commissions and fees)      $36,436,000      $21,977,000
Principal receipts from Residential
  Mortgages and Contracts for Deed      $ 5,266,000      $ 3,333,000
Principal receipts from
  Interim Mortgages                     $56,175,000      $21,272,000
Net borrowings (payments on)
  line-of-credit                        $(6,245,000)     $ 4,335,000
-----------------------------------------------------------------------

     We have recently filed a Form S-11 with the SEC requesting deregistration of our remaining shares of beneficial interest. Their order of effectiveness was dated October 27, 2003, which terminated our offering of shares. In addition, we filed an S-3 registration to reinstate our Dividend Reinvestment Plan the second week of November. Upon receipt at the SEC an effectiveness order was issued.

    We were required to file a post-effective amendment to the registration statement by April 30, 2002 to include updated financial information and did not do so until November 4, 2002. As a result, we face a contingent liability for rescission in the approximate amount of $22 million plus interest (the amount of which will be subject to the laws of the state in which the purchaser resides) and less the dividends paid to those persons who purchased our shares between May 1, 2002 and October 31, 2002 when we stopped selling shares. During that period we sold approximately 1,118,000 shares for gross offering proceeds of approximately $22 million. In August, we filed a Form S-11 with the SEC and received comments, to which we are currently in the process of responding. We anticipate responding to the comments in mid-

November and anticipate an effective filing in late November or early December. We will begin the rescission offer once effective.

     As of September 30, 2003, we had issued an aggregate of 7,045,632 shares of beneficial interest and repurchased into treasury, through our Share Repurchase Plan, 393,864 shares. Total shares outstanding were 6,651,768. Gross offering proceeds were $140,661,000 and net proceeds, after share repurchase of $7,218,000, and commissions and fees paid were $123,734,000. By comparison at the end of the 2002-quarter we had issued 4,589,407 shares and repurchased 93,255 shares and shares outstanding of 4,496,152. Gross offering proceeds at September 30, 2002 were $91,536,000 with net offering proceeds to us of $80,362,000.

     With Trustee approval and effective July 11, 2003 we extended our credit facility with the same lender to $10,000,000. The term of the agreement is 12 months. The line-of-credit was collateralized with the assignment of certain Residential Mortgages. Interest was calculated at the bank's prime rate plus 4.50%. We utilized the credit facility to acquire and warehouse Mortgage Investments as they become available. The outstanding balance of the line-of-credit was reduced as new offering proceeds were received. The outstanding line-of-credit balance at September 30, 2003 was zero and $5,145,000 at 2002-quarter's end.

     On September 12, 2003, with Trustee approval, we entered into a letter of intent with Bayview Financial Trading Group, L.P., ("Bayview") that contemplates the sale of a 75% interest in approximately 60% of our long-term Residential Mortgages and Contracts for Deed (the "Loan Pool"). We will transfer the Loan Pool to a Special Purpose Entity ("SPE") and a Senior Security Certificate equaling 75% of the Loan Pool with a 9.25% coupon will be issued to Bayview and we will receive a Subordinate Security Certificate equal to 25% of the Loan Pool with an 11.66% coupon and earn approximately 2.41% on the Senior Security. We will receive cash equal to 75% of the unpaid principal balance of the loans transferred. We believe that the transaction will increase the yield of our remaining long-term portfolio interests and allow us to reallocate cash from these investments to Interim Mortgages with average yields at or above 13.66%. The completion of the transaction is dependent on a successful due diligence review by Bayview. As of November 7, 2003, the due diligence review was continuing. When due diligence is complete and if both parties are satisfied, an agreement will be executed and the transaction consummated. We anticipate this happening in mid-December.

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 and 2000

     (Dollars are approximate and rounded to the nearest thousandth.)

                                                YEARS ENDED
                                                DECEMBER 31,
                                   2002          2001          2000
                                   --------------------------------------

Shares issued                        1,643,377     1,448,118       698,499
Number of new shareholders                 628           522           257
Shares repurchased ("SRP")             (80,002)      (39,047)        ---
Gross offering proceeds            $32,912,000   $28,866,000   $13,970,000
Net offering proceeds (after
  deduction of selling
  commissions and fees)            $28,575,000   $24,825,000   $12,501,000
Share repurchase payments          ($1,583,000)    ($750,000)       ---
Principal receipts from
  Residential Mortgages and
  Contracts for Deed               $ 4,564,000   $ 2,906,000   $   957,000
Principal receipts from
  Interim Mortgages                $32,118,000   $13,151,000   $ 9,618,000
Net borrowing - credit line        $ 5,435,000   ($6,190,000)  $ 2,000,000


     The aggregate number of shares issued by us during our offerings as of December 31, 2002, was 4,975,538, with 119,049 retired to treasury leaving 4,856,489 shares outstanding. Gross Offering Proceeds were approximately $99,259,000. The Gross Offering Proceeds were allocated as follows, shown as dollars and as a percentage of Gross Offering Proceeds: Net Offering Proceeds to us of approximately $86,960,000 (87.61%); Commissions and Fees paid to participating NASD dealers of approximately $9,336,000 (9.40%); Wholesaling and Marketing Fees paid to the Advisor of $971,000 (0.98%) and Acquisition Fees to the Advisor of $1,594,000 (1.61%).

     As of December 31, 2001 our aggregate sales of shares was 3,332,161, with shares retired to treasury of 39,047 leaving 3,293,114. Gross Offering Proceeds to date were $66,345,000. The Gross Offering Proceeds were allocated as follows, shown as dollars and as a percentage of Gross Offering Proceeds:
Net Offering Proceeds to us of $58,385,000 (88.0%); Commissions and Fees paid to participating NASD dealers of approximately $6,864,000 (10.35%); Wholesaling and Marketing Fees paid to the Advisor of $765,000 (1.15%) and Acquisition Fees to the Advisor of $330,000 (0.50%).

     As of December 31, 2000 our aggregate sales of shares during the offering were 1,873,951 shares resulting in Gross Offering Proceeds of $37,479,000. The Gross Offering Proceeds were allocated as follows, shown as dollars and as a percentage of Gross Offering Proceeds: Net Offering Proceeds to us of $33,561,000 (89.55%); Commissions and Fees paid to participating NASD dealers of approximately $3,748,000 (10.00%); Due diligence fees paid to the selling group manager of $170,000 (0.5%).

     With Trustee approval and effective July 11, 2001 we amended and extended our $10,000,000 credit facility with the same lender for twelve months with a floating rate of 1/2 percent above the bank's prime rate. We then extended the loan on July 11, 2002 for another twelve months with the interest rate fixed at 5.25%. The line-of-credit was collateralized with the assignment of certain Residential Mortgages. We utilized the credit facility to acquire Mortgage Investments as they became available. The outstanding balance of the line-of-credit was reduced as new offering proceeds were received. The outstanding loan balance was $6,245,000, $810,000 and $7,000,000 at December 31, 2002, 2001 and 2000, respectively. Under the terms of our Declaration of Trust we can borrow an amount up to 50% of our Net Assets (total assets less liabilities).

     As of December 31, 2002 we had in the aggregate purchased approximately $116,000,000 of Interim Mortgages from various sources. The following table sets forth the funding with Affiliates during 2002, 2001 and 2000.
                   Total                 Funded with Affiliates
              Interims Funded        CRC         SCMI          RAFC
              ---------------    -----------   ----------   -----------
During the:
2002 year      $63,724,000       $25,635,000   $  660,000   $11,242,000
2001 year      $24,227,000       $23,218,000   $1,009,000       --
2000 year      $11,851,000       $11,759,000   $   92,000       --

     Outstanding balances for Interim Mortgages at December 31, 2002, 2001 and 2000 with Affiliates were:

                     Outstanding UPB with Affiliates
At year End           CRC         SCMI        RAFC
-----------        -----------   --------   ----------
   2002           $19,209,000   $923,000   $9,424,000
   2001           $14,919,000   $929,000      ---
   2000           $ 6,358,000   $ 95,000

     Residential Mortgages and Contacts for Deed have been purchased from various sources. At December 31, 2002, of the $46,337,000 of Residential Mortgage and Contracts for Deed that we have purchased, approximately $18,000,000 has been purchased from SCMI, an Affiliate.

DIVIDENDS DECLARED AND DISTRIBUTIONS MADE

     During the year ended December 31, 2002, 2001 and 2000, we declared dividends and made the distributions at a 10% annual distribution rate. The distributions made exceeded earnings. Refer to the table below for the distribution made. Our Trustees have determined that we will set the dividend rate for future distributions that will not exceed earning. The monthly dividend rate will be set based on earnings of most recent quarter then ended, using our best projection of earning during the upcoming quarter. The rate set by the Trustees during the nine months ending September 30, 2003 quarter at $0.1533 per share per month which translated to a 9.2% annual rate.

                          For the Nine
                          Months Ended            For the Years
                          September 30,         Ended December 31,
                          2003     2002      2002      2001      2000
                          --------------     --------------------------
Monthly distribution
  rate per share          $.1533  $.1667     $0.1667   $0.1629   $.1667
Distribution per share    $1.38   $1.50      $2.00     $1.96     $2.01
Earnings per share        $1.38   $1.35      $1.81     $1.81     $1.80
                          --------------     --------------------------


                                EXPERTS

     The financial statements included in this prospectus and in theRegistration Statement have been audited by Whitley Penn, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report as of December 31, 2002, 2001 and 2000 and for each of the three years in the period ended December 31, 2002 included in this Rescission Prospectus have been so included in reliance on the report of Whitley Penn, independent accountants, given upon the authority of such firm as experts in auditing and accounting.

                        FINANCIAL STATEMENTS


     The financial statements as of December 31, 2002, 2001 and 2000 and for the periods then ended that are included in this post effective amendment have been audited by Whitley Penn, independent auditors. Whitley Penn is the successor by merger of Jackson & Rhodes P.C.


                        UNITED MORTGAGE TRUST

                    INDEX TO FINANCIAL STATEMENTS


                                                                 Page

Report of Independent Auditors                                     33

Balance Sheets as of September 30, 2003 (unaudited),
  December 31, 2002, 2001 and 2000 (Audited)                       34

Statements of Income for the Three and Nine Months Ended
  September 30, 2003 and 2002 (unaudited) and for the Years
  Ended December 31, 2002, 2001 and 2000 (Audited)                 35

Statements of Changes in Shareholders' Equity for the
  Three and Nine Months Ended September 30, 2003 (unaudited)
  and for the Years Ended December 31, 2002, 2001
  and 2000 (Audited)                                               36

Statements of Cash Flows for the Nine Months Ended
  September 30, 2003 and 2002 (unaudited) and for the Years
  Ended December 31, 2002, 2001 and 2000 (Audited)                 37

Notes to Financial Statements                                      38

                  REPORT OF INDEPENDENT AUDITORS



Board of Trustees
United Mortgage Trust

We have audited the accompanying balance sheets of United Mortgage Trust as of December 31, 2002, 2001 and 2000, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Mortgage Trust as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                                      Whitley Penn



Dallas, Texas
January 23, 2003, except as to Note G, which was as of July 1, 2003.

                                              UNITED MORTGAGE TRUST
                                                  BALANCE SHEETS

                                        (unaudited)                     (Audited)
                                       September 30,                   December 31,
                                            2003           2002           2001           2000
                                        -----------   -----------------------------------------
ASSETS

Cash                                   $ 11,816,675   $   646,570    $    33,569    $   200,912
Investment in residential mortgages
  and contracts for deed                 35,500,094    38,975,771     39,683,243     33,419,399
Interim mortgages                        65,200,382    49,136,321     17,529,898      6,453,111
Accrued interest receivable               3,072,494     1,917,088      1,229,360        667,513
Receivable from affiliate                    56,479       109,594        115,930        105,765
Equipment, less accumulated
  depreciation of $4,482, $3,336
   and $2,816, respectively                  21,375        22,520          1,896          2,415
Other assets                                360,276       284,027        191,725         56,971
                                       ------------   -----------    -----------    -----------
Total Assets                           $116,027,775   $91,091,891    $58,785,621    $40,906,086
                                       ============   ===========    ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Line of credit                       $      --      $ 6,245,000    $   810,000    $ 7,000,000
  Dividend payable                          981,853       806,423        543,413        308,239
  Accounts payable & accrued
    liabilities                              10,593       550,880        141,724          3,606
                                       ------------   -----------    -----------    -----------
Total Liabilities                      $    992,446     7,602,303      1,495,137      7,311,845
                                       ------------   -----------    -----------    -----------

Commitments and contingencies                --             --             --            --

Shares of beneficial interest
  redeemable 1,078,309 shares
  issued and outstanding                 21,566,181    21,566,181          --            --

Shareholders' equity:
  Shares of beneficial interest;
    $.01 par value; 100,000,000
    shares authorized; 5,967,323,
    3,897,229 and 3,332,161 shares
    issued; 5,573,459, 3,778,180
    and 3,293,114 outstanding                59,673        38,972         33,322         18,840
  Additional paid-in capital            101,770,619    65,354,916     58,352,176     33,541,746
  Advisor's reimbursement                   397,588       397,588        397,588        397,588
  Cumulative distributions in
    excess of earnings                   (1,541,383)   (1,535,323)      (742,612)      (363,933)
  Retained earnings                           --            --             --
                                        -----------   -----------    -----------    -----------
                                        100,686,497    64,256,153     58,040,474     33,594,241
  Less treasury stock, 393,864,
     119,049 and 39,047 shares,
     respectively at cost                (7,217,349)   (2,332,746)      (749,990)       --
                                       ------------   -----------    -----------    -----------

Total Shareholders' Equity             $ 93,469,148    61,923,407     57,290,484     33,594,241
                                       ------------   -----------    -----------    -----------
Total Liabilities and
  Shareholders' Equity                 $116,027,775   $91,091,891    $58,785,621    $40,906,086
                                       ============   ===========    ===========    ===========

See accompanying notes to financial statements.

                                        UNITED MORTGAGE TRUST
                                         STATEMENTS OF INCOME

                                     Three Months Ended        Nine Months Ended                  Years Ended
                                        September 30,            September 30,                     December 31,
                                   2003             2002      2003           2002       2002          2001            2000
                                  -----------------------    --------------------       ----------------------------------
                                        (unaudited)              (unaudited)                       (Audited)
Revenues:
Interest income                   $3,088,519   $2,154,337    $8,814,068   $5,833,613    $8,277,742   $5,679,657   $3,802,792
Gain on sales of notes               (41,287)      (2,372)     (166,803)      (3,406)       --            --           6,887
Rent from affiliates                   --           --            --           --           --            --          47,933
                                  ----------   ----------    ----------   ----------    ----------   ----------   ----------
                                   3,047,232    2,151,965     8,647,265    5,830,207     8,277,742    5,679,657    3,857,612
                                  ----------   ----------    ----------   ----------    ----------   ----------   ----------
Expenses:
General and administrative            63,221       54,722       263,263      139,999       182,470       29,370      201,561
Interest (income) expense             (1,154)       2,844       139,487       20,823        78,203      430,790      562,749
Loan servicing fees                   31,348       49,842       107,518      147,161       196,661      185,366      138,659
Management fee                       188,585      119,008       526,615      302,862       444,509      249,298        --
Salaries and wages                      --           --           --           --            --           --         169,841
Rent                                    --           --           --           --            --           --          56,420
                                  ----------   ----------    ----------   ----------    ----------   ----------   ----------
                                     282,000      226,416     1,036,883      610,845       901,843      894,824    1,129,230
                                  ----------   ----------    ----------   ----------    ----------   ----------   ----------
Net income                        $2,765,232   $1,925,549    $7,610,382   $5,219,362    $7,375,899   $4,784,833   $2,728,382
                                  ==========   ==========    ==========   ==========    ==========   ==========   ==========
Net income per share of
  beneficial interest                  $0.45        $0.45         $1.38        $1.35         $1.81        $1.81        $1.80
                                       =====        =====         =====        =====         =====        =====        =====
Weighted average shares
  outstanding                      6,124,492    4,288,840     5,518,647    3,868,760     4,083,488    2,641,072    1,514,014
                                   =========    =========     =========   ==========     =========    =========    =========

See accompanying notes to financial statements.                    -35-

                                                                       UNITED MORTGAGE TRUST
                                                             STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                                       For the Nine Months Ended September 30, 2003 (unaudited)
                                                       and for the Years Ended December 31, 2002, 2001 and 2000

                                                                                 Cumulative
                                                                                 Distribu-
                                      Shares of        Additional    Advisor's   tions in    Retained
                                  Beneficial Interest  Paid-in       Reimburse-  Excess of   Earnings   Treasury
                                 Shares        Amount  Capital       ment        Earnings    (Deficit)  Stock         Total
                                 ------------------------------------------------------------------------------------------------
Balance, Dec 31, 1999            1,185,544  $11,856   $ 21,047,321  $169,426    $  (53,764)     --          --        $21,174,839

Proceeds from shares issued        698,499    6,984     12,494,425      --            --        --          --         12,501,409
Advisor's contribution              --        --           --        228,162         --         --          --            228,162
Distributions ($2.01 per share)     --        --           --          --       (3,038,551)     --          --         (3,038,551)
Net income                          --        --           --          --        2,728,382      --          --          2,728,382
                                 ---------  -------   ------------  --------    ----------   --------   -----------   -----------
Balance, Dec 31, 2000            1,884,043  $18,840   $ 33,541,746  $397,588     $(363,933)     --          --        $33,594,241

Proceeds from shares issued      1,448,118   14,482     24,810,430     --            --         --          --         24,824,912
Purchase of treasury stock          --        --           --          --            --         --         (749,990)     (749,990)
Distributions ($1.96 per share)     --        --           --          --       (5,163,512)     --          --         (5,163,512)
Net income                          --        --           --          --        4,784,833      --          --          4,784,833
                                 ---------  -------   ------------  --------    ----------   --------   -----------   -----------
Balance, Dec 31, 2001            3,332,161   33,322     58,352,176   397,588      (742,612)     --         (749,990)   57,290,484

Proceeds from shares issued        565,068    5,650      7,002,740     --           --          --           --         7,008,390
Purchase of treasury stock          --         --          --          --           --          --       (1,582,756)   (1,582,756)
Distributions ($2.00 per share)     --         --          --          --       (8,168,610)     --           --        (8,168,610)
Net income                          --         --          --          --        7,375,899      --           --         7,375,899
                                 ---------  -------   ------------  --------    ----------   --------   -----------   -----------
Balance at Dec 31, 2002          3,897,229   38,972     65,354,916   397,588    (1,535,323)     --       (2,332,746)   61,923,407

Proceeds from shares issued      2,070,094   20,701     36,415,702     --           --          --           --        36,436,403
Purchase of treasury stock          --         --          --          --           --          --       (4,884,603)   (4,884,603)
Distributions ($1.38 per share)     --         --          --          --       (7,616,441)     --           --        (7,616,441)
Net income                          --         --          --          --        7,610,382      --           --         7,610,382
                                 ---------  -------   ------------  --------    ----------   --------   -----------   -----------
Balance at Sept 30, 2003         5,967,323  $59,673   $101,770,618  $397,588   $(1,541,382)  $  --      $(7,217,349)  $93,469,148
(Unaudited)                      =========  =======   ============  ========   ===========   ========   ===========   ===========

See accompanying notes to financial statements.

                                                                   -36-

                                                             UNITED MORTGAGE TRUST
                                                           STATEMENTS OF CASH FLOWS

                                                     (unaudited)
                                                  Nine Months Ended                           (Audited)
                                                    September 30,                      Years Ended December 31,
                                                 2003          2002              2002           2001           2000
                                             --------------------------     ---------------------------------------------
Cash flow from operating activities:
  Net income                                 $ 7,610,382   $ 5,219,362      $  7,375,899   $  4,784,833   $  2,728,382
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      (Gain) Loss on sale of foreclosed
        property                                 166,803         3,406             --             --              --
      Depreciation and amortization                1,145       (15,731)              520            519           (916)
      Net amortization of discount on
        mortgage investments                     (48,681)      (11,663)          (15,548)        (9,506)       (32,265)
      Changes in assets and liabilities:
        Accrued interest receivable           (1,155,406)     (622,240)         (687,728)      (561,847)      (432,132)
        Other assets                             (76,249)      (50,828)          (92,302)      (134,754)       (16,621)
        Accounts payable and accrued
          liabilities                           (540,287)     (130,246)          409,156        138,117          3,480
            Net cash provided by             -----------    ----------       -----------    -----------   ------------
            operating activities:              5,957,707     4,392,060         6,989,997      4,217,362      2,259,648
                                             -----------    ----------       -----------    -----------   ------------
Cash flow from investing activities:
  Investment in residential mortgages and
    contracts for deed                        (1,908,716)   (3,346,413)       (3,840,888)    (9,160,813)   (12,126,604)
  Principal receipts on residential
    mortgages and contracts for deed           5,266,269     3,328,506         4,563,908      2,906,477        961,062
  Investment in interim mortgages            (72,239,079)  (43,119,618)      (63,724,041)   (24,227,491)   (11,842,285)
  Principal receipts on interim
    mortgages                                 56,175,022    21,272,218        32,117,618     13,150,704      9,588,806
  Loan acquisition costs paid to affiliate         --            --                --             --          (344,124)
  Purchase of equipment                            --             --             (21,144)          --              --
            Net cash used in investing       -----------    ----------      ------------     -----------   ------------
            activities:                      (12,706,504)  (21,865,307)      (30,904,547)    (17,331,123)   (13,763,145)
                                             -----------    ----------      ------------     -----------   ------------
Cash flow from financing activities:
  Proceeds from issuance of shares of
    beneficial interest                       36,436,403    21,976,768        28,574,571      24,824,912     12,501,409
  Net borrowings on line of credit            (6,245,000)    4,335,000         5,435,000      (6,190,000)     2,000,000
  Advisors contribution                            --            --                --              --           228,162
  Receivable from affiliate                       53,115         3,706             6,336         (10,165)       (82,000)
  Purchase of treasury stock                  (4,884,603)   (1,067,560)       (1,582,756)       (749,990)         --
  Dividends                                   (7,441,013)   (5,613,086)       (7,905,600)     (4,928,339)    (2,957,493)
            Net cash provided by             -----------    ----------       -----------     -----------   ------------
            financing activities:             17,918,902    19,633,828        24,527,551      12,946,418     11,690,078
                                             -----------    ----------       -----------     -----------   ------------
Net increase (decrease) in cash               11,170,105     2,160,581           613,001        (167,343)       186,581

Cash at beginning of year                        646,570        33,569            33,569         200,912         14,331
                                             -----------    ----------       -----------     -----------   ------------
Cash at end of period                        $11,816,675    $2,194,150       $   646,570     $    33,569   $    200,912
                                             -----------    ----------       -----------     -----------   ------------
Interest paid                                $   139,487    $   20,823       $   111,631     $   397,362   $    562,749
                                             -----------    ----------       -----------     -----------   ------------

See accompanying note to financial statements.

                          UNITED MORTGAGE TRUST
                      Notes to Financial Statements
     Nine Months Ended September 30, 2003 and 2002 (unaudited) and for the Years Ended December 31, 2002, 2001 and 2000 (audited)

A.  NATURE OF BUSINESS

The Company

United Mortgage Trust (the "Company") is a Maryland real estate investment trust which qualifies as a real estate investment trust (a "REIT") under federal income tax laws. The Company invests exclusively in first lien, fixed rate mortgages secured by single family residential property throughout the United States ("Mortgage Investments"). Such loans are originated by others to the Company's specifications or to specifications approved by the Company. Most, if not all, of such loans are not insured or guaranteed by a federally owned or guaranteed mortgage agency.

The Company is offering up to 5,000,000 shares of beneficial interest at $20 per share on a "best efforts" basis. In addition, the Company is offering 750,000 shares to investors who want to participate in the Company's Dividend Reinvestment Plan.

The Company has no direct employees. It pays its Advisor a monthly Trust Administration Fee for the services relating to the Company's daily operations which the Advisor uses to pay its employees who are directly and indirectly involved in the day-to-day management of the Company.

Advisor Change

Prior to January 1, 2001 the Company was self-administered and utilized Mortgage Trust Advisors, Inc. ("MTA"), to select its investments and monitor its daily operations. As of January 1, 2001, the Company uses the services of UMT Advisors, Inc. ("UMTA") to manage its day-to-day activities and to select the investments it purchases. The Company changed advisors as a result of the change in ownership of the former advisor. Two of the principals of MTA formed UMTA. The Company's President, Cricket Griffin, is an employee of the Advisor, for which she serves as President. Before that date she was an employee of the Company. The Advisor is owned and controlled by Todd F. Etter and Timothy J. Kopacka. Mr. Etter is an affiliate of South Central Mortgage, Inc. ("SCMI"), a Texas corporation that sells Mortgage Investments to the Company, of Prospect Service Corp. ("PSC"), a Texas corporation that services the Company's Residential Mortgages and Contracts for Deed, of Capital Reserve Corporation ("CRC"), Ready America Funding Corp. ("RAFC"), and UMTH Lending Co., LP ("UMTH") that sell Interim Mortgages to the Company.

Advisory Agreement

UMTA has the responsibility of seeking out, underwriting and presenting Mortgage Investments to the Company for consideration and purchase as well as being responsible for all facets of the Company's business operations under the guidance of the Company's Trustees. In that regard it employs the requisite number of staff to accomplish these tasks, leases its own office space and pays its own overhead. The Company pays a Trust Administration Fee for services rendered by the Advisor.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

Reclassifications

Certain amounts have been reclassified from those previously presented to conform with the current presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

For purposes of reporting cash flows and cash include cash and certificates of deposit with original maturities of less than three months.

Residential Mortgages, Contracts for Deed and Interim Mortgages

Residential Mortgages, Contracts for Deed and Interim Mortgages are recorded at the lower of cost or estimated net realizable value, net of discounts and including loan acquisition costs paid to the Advisor. The mortgage investments are collateralized by real property owned by the borrowers.

The loan acquisition fees and discounts on the notes are amortized using the interest method over the estimated life of the mortgages (5-1/2 years). The unamortized discount amounted to $11,487, $95,297, $335,745 and $527,652 at September 30, 2003, December 31, 2002, 2001, and 2000,
respectively. The unamortized loan acquisition costs amounted to $120,073, $179,032, $407,331 and $638,048 at September 30, 2003, December
31, 2002, 2001, and 2000, respectively.

The majority of Residential Mortgages and Contracts for Deed are 360 months real estate lien notes that are purchased by the Company from several sources, including SCMI, an affiliate. Interim Mortgages are real estate lien notes purchased by the Company from various sources including CRC and RAFC, affiliates of the Company. Interim Mortgages have terms of 12 months or less. The Company is not a loan originator nor does it purchase Mortgage Investments for resale. The Company intends to hold mortgage investments for their lives.

Generally, the Company does not retain servicing rights on its Mortgage Investments. Although it is not prohibited from doing so under the terms of its loan purchase negotiations or of its Declaration of Trust, the Company relies on various servicing sources, including affiliated companies, to service its Mortgage Investments.

Interest Income Accrual

Interest income is received by the Company from its portfolio of Residential Mortgages, Contracts for Deed and Interim Mortgages. The Company does not receive interest income on defaulted loans that are not covered under a recourse agreement. The Company requires that interest be advanced by note sellers on all recoursed loans (loans that have active recourse agreements). The Company monitors each loan in its portfolio on a monthly basis to track pay histories and performance. On a quarterly basis it determines whether to accrue income on a given loan that is delinquent based on the borrower's performance in past periods and based on discussions with the collection staff of its loan servicer, relying on their contact with a delinquent homeowner to determine the likelihood that a borrower will continue to make the mortgage payments. The Company does not accrue income on all loans but makes a loan by loan determination whether to recognize interest income for the quarter. There is no assurance that the interest income recognized by the Company will be paid by a borrower thus requiring an adjustment in the following quarter thereby effectively reducing gross income. The effect is that actual interest income collected from delinquent borrowers may be lower than projected for that period.

Accounting for and Disposition of Real Estate Owned

When the Company takes possession of real estate through foreclosure it attempts to resell the property to recover all costs associated with the default, including legal fees, transaction costs, and repair expenses. Repair costs are capitalized. Upon sale of the property, a gain or loss is recorded. Net gains are taxable and, if material, are distributed to shareholders as capital gains. Losses are expensed. The Company has elected to treat property acquired through foreclosure as "foreclosure property" and has reported it as such in the Company's informational federal tax filings. In the event that a foreclosed property is sold for less than the recoursed value associated therewith, the Company realizes the loss and classifies any recourse value received in excess of the Company's basis as a capital contribution. In addition, recourse amounts are paid in installments by a note seller and the recognition of the capital contribution will be at a date later than the corresponding mortgage loss is realized.

Equipment

Equipment is recorded at cost and depreciated by the straight-line method over the five-year expected useful lives of the assets. Expenditures for normal maintenance and repairs are charged to expense as incurred, and significant improvements are capitalized.

Income Taxes

The Company intends to continue to qualify as a REIT under the Internal
Revenue Code of 1986 as amended (the "Code").   A REIT is generally not
subject to federal income tax on that portion of its REIT taxable income ("Taxable Income"), which is distributed to its shareholders provided that at least 90% of Taxable Income is distributed. No provision for taxes will be made in the financial statements, as the Company believes it is in compliance with the Code. Dividends paid to shareholders are considered ordinary income for income tax purposes.

Basic Earnings Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to shareholders by the weighted average number of shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company's potential dilutive securities are not dilutive, the accompanying presentation is only of basic earnings per share.

Distribution Policy and Dividends Declared

The Company will make distributions each year (not including return of capital for federal income tax purposes) equal to at least 90% of the REIT's taxable income. Since September 1997 the Company has made monthly distributions to its shareholders and intends to continue doing so. The Trustees declare the dividend rate monthly for shareholders of record as of the 15th of the following month at the end of the following month. The distribution rate paid per share is determined by the Trustees in the quarter preceding the payment quarter. For the nine months ended September 30, 2003 and 2002 the distribution rate was $0.1533 and $0.1667 per share, respectively, per month. For the twelve months ended December 31, 2002, 2001 and 2000, the Trustees declared distributions at $0.1667, $0.1667 and $0.1629 per share, respectively, per month.

Potential Loan Losses

During the three months ended September 30, 2003 and 2002, the Company took loans losses of $41,287 and $2,372, respectively, and $166,803 and $3,406 for the respective nine month periods. As of December 31, 2002, 2001 and 2000, the Company had not established loan loss reserves because the Company believed that the exposure to losses at that date had been nominal. Loan losses are estimated to be the difference between the outstanding loan balance at the time of foreclosure less any value realized from the disposition of the underlying collateral. The Company annually adjust to current market value the foreclosed collateral and the difference between the estimated market value and the outstanding loan balance creates a loan loss reserve.

C. LINE OF CREDIT

The Company had a $7,000,000 line-of-credit maturing on August 22, 2001, collateralized with the assignment of certain Residential Mortgages. Interest was fixed at 10.5%. Before the maturity date of the agreement the Company negotiated a new twelve-month credit facility in the amount of $10,000,000, which expired on July 11, 2002. On July 11, 2002 the Company extended its line of credit for 12 months under the same terms. The line-of-credit is collateralized with the assignment of certain Residential Mortgages. At September 30, 2003 and 2002 the outstanding balances were zero and $5,145,000, respectively. At December 31, 2002, 2001 and 2000 the outstanding balances were $6,245,000, $810,000 and $7,000,000, respectively. Interest was calculated at the bank's prime rate plus 1/2%. At September 30, 2003 and December 31, 2002 the rate was 4.75%. Interest paid during the 2003 and 2002 quarters was $(1,154) and $2,844, respectively, and for the respective nine months was $139,487 and $20,823. Interest paid during 2002, 2001 and 2000 was $111,631, $397,362, and $562,749, respectively.
D.  STOCK OPTIONS

For each year in which an Independent Trustee of the Company serves, the Trustee receives 5-year options vested upon grant to purchase 2,500 shares of Company stock at $20 per share.

Following is a summary of the options transactions.

                                           2002       2001       2000
                                          ---------------------------
Outstanding at beginning of year          47,500    40,000    30,000
   Granted                                 7,500     7,500    10,000
   Expired                                (7,500)      --        --
   Exercised                                 --        --       --
                                          ------    ------    ------
Outstanding at end of year                47,500    47,500    40,000
                                          ------    ------    ------
Exercisable at end of year                47,500    47,500    40,000
                                          ------    ------    ------

Exercise price per share                  $20.00    $20.00    $20.00
                                          ------    ------    ------

In October 1995, the Financial Accounting Standards Board (" FASB") issued SFAS 123, "Accounting for Stock-Based Compensation". SFAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award. However, SFAS 123 also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("Opinion 25"), Accounting for Stock Issued to Employees.

Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company has elected to measure compensation cost, including options issued, under Opinion 25.

No pro forma disclosures are provided herein as the calculated fair value of the options was nominal.

E.  RELATED PARTY TRANSACTIONS

1). Fees paid to the Advisors who are related parties: On January 1, 2001, the Company entered into an Advisory Agreement with UMT Advisors, Inc. (the "Advisor") whereby the Advisor provides the Company with day-to-day management and administrative services subject to the supervision and review by the Trustees. In consideration for the services, the Company paid the Advisors a Trust Administration Fee of $188,585 and $119,008 during the 2003 and 2002 quarters and $526,615 and $302,862 during the respective nine month periods, and $444,509 and $249,298 during the years ended December 31, 2002 and 2001, respectively. The fee was calculated as 1/12th of 1/2 of 1% of the first $50,000,000 of income producing assets and 1/12th of 1% of income producing assets in excess of $50,000,000. Prior to 2001 the Company was self-administered therefore no Trust Administration Fee was paid during 2000. The terms of the 2001 Advisory Agreement calculates the Acquisition Fee (paid for sourcing suitable investments) as 3% of Net Proceeds (Net Proceeds are Gross Proceeds less commissions and marketing reallowances). The Acquisition Fees paid in the 2003 and 2002 quarters were $481,115 and $237,400, respectively, and $988,891 and $643,390 for the respective nine months periods, and $829,000 and $765,000 during the years ended December 31, 2002 and 2001, respectively. Prior to 2001 a Loan Acquisition Fee was paid to the former Advisor. The fee was calculated as 3% of the unpaid principal balance of each Residential Mortgage and Contract for Deed purchased. The amount paid during 2000 was $344,124.

On January 1, 2001, the employees of the Company became employees of the Advisor. The Advisor pays their salaries and wages and maintaining office space initially under lease by the Company, and now under lease by the Advisor. The Advisor is in the business of managing various businesses including the Company's. The Advisor's employees have various areas of responsibilities outside of management of the Company.

2). Rent paid and received between related parties: As of January 1, 2001 the Company's obligation under the terms of its lease agreement with SCMI was assumed by its Advisor and no rent has been paid by the Company since 2000. During the 2003 and 2002 quarters net rent expenses paid by the Advisor and included as part of the Trust Administration Fee was $3,424 and $4,750, and $10,272 and $14,250 for the respective nine month periods. For the years ended December 31, 2002 and 2001, rent expenses paid by the Advisor and included as part of the Trust Administration Fee was $61,000 and $61,000 with offsetting sublease income of $44,000 and $42,000, respectively. In 2000 rental income received from an affiliate was $47,933 and rent paid to an affiliate was $56,420.

3). Loan servicing fees paid to affiliate: Under the terms of a Mortgage Servicing Agreement with PSC, the Company incurred loan servicing fees of $31,348 and $49,842 during the 2003 and 2002 quarters, respectively, and $107,518 and $147,161 for the respective nine month periods, and $196,661, $185,366 and $138,659 for the years 2002, 2001 and 2000, respectively. (SCMI was the former loan servicer until January 1, 2002. Fees referenced herein before January 1, 2002 were paid to SCMI, an Affiliate). The Company does not normally retain the servicing rights to the loans it purchases, however it is not prohibited from servicing its loans.

4). Purchasing Mortgage Investments from affiliates: The Company has purchased residential mortgages and contracts for deed from SCMI. To date the aggregate amount is approximately $18,000,000. Below is a table of Affiliated Interim Mortgage transactions. Outstanding balances of loans with each affiliate is below:

Affiliated
Company Loan
Originations     9 mos. 2003   9 mos. 2002       2002         2001
------------     -----------   -----------   -----------   -----------
CRC              $12,840,000   $18,735,000   $25,635,000   $23,218,000
SCMI             $    72,000   $   624,000   $   660,000   $ 1,009,000
RAFC             $19,507,000   $ 6,197,000   $11,242,000   $       -
REO PC           $ 1,681,000   $       -     $       -     $       -
UMTH             $ 8,540,000   $       -     $       -     $       -

Aggregate
total
funded all
borrowers        $72,239,000   $43,120,000   $63,724,000   $24,227,000

Percentage
by affiliated
company               59%           59%          59%           100%

5). Salaries and wages now paid by the Advisor: Payroll expenses, although paid by the Advisor and construed to be part of the Trust Administration Fees were $67,605 and $79,504, in the 2003 and 2002 quarters, respectively, and $210,061 and $189,038 for the respective nine month periods, and during the years 2002, 2001 and 2000, were $265,000, $189,000 and $170,000, respectively.

6). Advisor Contributions: Since reporting as of December 31, 2001, the Company found it necessary to restate contributions made by its Advisors as follows: The Company recorded an intercompany transaction with its Advisor in the amount of $430,790 related to certain expenditures incurred by the Company at December 31, 2001 and referenced as an Interest Funding Agreement. The intercompany transaction was reported as an expense reduction on the Statement of Income for the Year Ended December 31, 2001 in the Company's 2001 audited financial statements. The corresponding amount of the intercompany item was recorded as a receivable on the Company's balance sheet at December 31, 2001. However, no valid note receivable or other evidence of indebtedness between the Company and its Advisor was executed. In addition, the Advisor has not remitted any funds or provided any other consideration related to this intercompany item in 2001 or any other subsequent periods. The Company has therefore subsequently restated its audited financial statements as of December 31, 2001 to reflect a reversal of the intercompany transaction. During 2000, the Company reallocated $228,162 from expense reimbursement to a capital contribution.

7). SCMI Recourse Agreement: SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed sold to the Company by SCMI or its Affiliates, and that has had less than 12 payments made on it, defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after the Company bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from the Company or its assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that the Company spent in the maintenance, protection or defense of its interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

 (a) Assigning and transferring to the Company a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided: (i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to the Company; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to the Company shall be computed by it in accordance with its then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by it for acquisition of Residential Mortgages at that time; or

(b) Payment by SCMI to the Company, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by it related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by the Company.

In all cases to date SCMI has elected option "b" of the agreement.

F.  COMMITMENTS AND CONTINGENCIES

Concentration of Credit

Financial instruments which potentially expose the Company to concentrations of credit risk are primarily temporary cash investments and mortgage notes receivable. The Company places its temporary cash investments with major financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. The majority of all first lien mortgage notes receivable are "Sub-Prime, B and C Grade" notes secured by single family homes, principally in the Dallas/Fort Worth, Houston and San Antonio Metropolitan areas.

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of cash, receivables and accounts and notes payable approximate carrying value due to the short term maturity of the instruments. The fair value of first lien mortgage notes approximates carrying value based on their effective interest rates compared to current market rates.

Right of Rescission

The Company faces a contingent liability for rescission to those investors who purchased shares after April 30, 2002 and until the effectiveness of the post-effective amendment No. 1 filed with the SEC on November 4, 2002 as a result of the failure to file an amendment within the time period specified.

The Company was required to file a Post-Effective Amendment to its original registration statement by April 30, 2002 to include updated financial information and did not do so until November 4, 2002.

Because the Company did not file a post-effective amendment with the required financial statement information by April 30, 2002, persons who have purchased shares in the Company after that date have the right to rescind their purchases and to compel the Company to repurchase their shares at the purchase price paid for them plus interest less distributions made to them. Since May 1, 2002 and through October 31, 2002, the Company has sold approximately $22 million of shares.

As a result of this contingent liability, the Company will make a rescission offer to all such purchasers. Depending on the number of shareholders who accept the offer the Company may have to sell assets to fund the rescission. Selling assets in a material amount could have an adverse impact on the income per share. The Company may also face other securities law liabilities as a result of the delayed filing, the amount of which is not capable of being quantified.

G. QUALIFICATION AS A REIT

The Company's 2001 federal tax return characterized certain amounts that, if given effect, would have meant that it did not meet one of the requirements for classification as a REIT. The Company also recorded an inter-company transaction with the Advisor for the 2002 taxable year that was reversed prior to the filing of the Company's 2002 federal income tax return and was therefore not reported on that tax return, which transaction, if given effect, could have meant that it did not meet one of the requirements for classification as a REIT. The Company has filed an amended tax return to recharacterize the 2001 amounts and has obtained a closing agreement with the IRS to confirm the Company's compliance with the requirements for REIT qualification for its 2001 and 2002 taxable years.

EXHIBIT A TO PROSPECTUS - ELECTION FORM

FOR RESIDENTS OF ALL STATES EXCEPT TEXAS:        FOR TEXAS RESIDENTS:

To: United Mortgage Trust                        To: Wells Fargo Bank
    5740 Prospect Avenue                             5936 W. Park Blvd.
    Suite 1000                                       Plano, Texas 75093
    Dallas, Texas 75206

Attn: Cricket Griffin                            Attn: Mark Bauer

                   ACCEPTANCE OF REPURCHASE OFFER

[Please check the appropriate response below]

PURCHASED SHARES

[ ] All purchased shares: The undersigned hereby accepts the offer by United Mortgage Trust to repurchase its shares of beneficial interest acquired by the undersigned, at the repurchase price(s) described below. The undersigned acknowledges that UMT will pay interest to the undersigned from the purchase date of the securities through the expiration date of the written repurchase offer. Depending on the state in which the undersigned acquired the shares, the undersigned acknowledges that the Company will pay interest at the following annual rate: Depending on the state in which you purchased the shares, you will be entitled to receive interest at the following annual rate: 10% in Arizona and Ohio; 8% in Colorado and Kentucky; 7% in California, 6.25% in Nevada and 6% in Connecticut, Florida, Georgia, , Massachusetts, New Jersey, Michigan or Texas.

Please fill in the below information.

DATE OF PURCHASE:       NUMBER OF SHARES PURCHASED:

----------------        --------------------------

PURCHASED SHARES SUBSEQUENTLY SOLD

[ ] The undersigned hereby accepts UMT's offer to refund the purchase price of the shares of beneficial interest of United Mortgage Trust purchased by the undersigned, and subsequently sold by the undersigned, as described below, at the refund amount described below (which amount is less the amount received by the undersigned upon the undersigned's sale of the shares) with respect to such number of those shares as indicated below by the undersigned. The undersigned acknowledges that the UMT will pay the difference between (a) the original purchase price paid by the undersigned for the shares plus interest on the original purchase price from the purchase date of the securities through the expiration date of the written repurchase offer and (b) the amount previously received by the undersigned for the shares. Depending on the state in which the undersigned acquired the shares, the undersigned acknowledges that UMT will pay interest at the following annual rate: Depending on the state in which you purchased the shares, you will be entitled to receive interest at the following annual rate:
10% in Arizona; 8% in Colorado and Kentucky; 7% in California, 6.25% in Nevada and 6% in Connecticut, Florida, Georgia, Massachusetts, New Jersey, Michigan or Texas. THE UNDERSIGNED HAS ENCLOSED A COPY OF THE CONFIRMATION OF SALE OF SUCH SHARES AND HAS COMPLETED AND INITIALED THE AFFIDAVIT OF SOLD SHARE CERTIFICATE BELOW.

Please fill in the below information. In the right column, put in the total number of shares for which you are seeking rescission (refund).

            NUMBER OF    NUMBER OF    SALES          NUMBER OF
DATE OF     SHARES       SHARES       PRICE OF       SHARES FOR
PURCHASE    PURCHASED    SOLD         SHARES SOLD    RESCISSION

--------    ---------    ---------    -----------    ----------

YOU MUST INCLUDE YOUR MEDALLION GUARANTEED STOCK CERTIFICATES FOR THE ABOVE-LISTED SHARES

TO THE EXTENT YOU ACCEPT THE REPURCHASE OFFER FOR YOUR PURCHASED SHARES, YOU AGREE YOU WILL CEASE TO HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE PURCHASED SHARES AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF SUCH PURCHASED SHARES. DEFINED TERMS USED HEREIN AND NOT DEFINED SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE WRITTEN REPURCHASE OFFER.

REJECTION OF REPURCHASE OFFER

 [ ] The undersigned acknowledges receipt of UMT's rescission offer but expressly and irrevocably rejects the rescission offer

Dated:_______________________________

Signature of Offeree _______________________________

Print Name ____________________________________________________________

Purchaser's Tax Identification or Social Security Number:______________

Address of Purchaser:

--------------------------------------

--------------------------------------

RELEASE

     In consideration of the offer to repurchase the undersigned's securities, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably releases, remises and discharges the Company and its past, current and future officers, trustee, employees, affiliates, representatives and agents, of and from all claims which the undersigned and the undersigned's successors and assigns have, ever had or might have in connection with the sales and issuances by the Company of its securities including, but not limited to, any violation of federal and/or state security laws or regulations, to the maximum extent permitted by applicable law.

EXHIBIT B TO PROSPECTUS - STATE LAW NOTICES TO CERTAIN OFFEREES

NOTICE TO ARIZONA RESIDENTS

     THESE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, BUT THE FACT OF THE REGISTRATION IS NOT TO BE DEEMED A FINDING BY THE ARIZONA CORPORATION COMMISSION OR THE DIRECTOR OF THE SECURITIES DIVISION THAT THIS PROSPECTUS IS TRUE OR ACCURATE, NOR DOES THE REGISTRATION MEAN THAT THE COMMISSION OR THE DIRECTOR HAS PASSED ON THE MERITS OF OR OTHERWISE APPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

NOTICE TO CALIFORNIA RESIDENTS

     THIS OFFER OF REPURCHASE HAS BEEN APPROVED BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH SECTION 25507(B) OF THE CALIFORNIA CORPORATIONS CODE ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ANY ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY THE SELLER IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THE SECURITY IN ACCORDANCE WITH SECTION 25503 IN A SUIT AGAINST THE SELLER, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO ITS ACCEPTANCE OR REJECTION.

     The Company may have incurred liability under Section 25503 by failing to qualify the Rescission shares under Section 25110. If the Company violated Section 25110, it is liable to the purchasers of such securities for an amount equal to the consideration paid with interest thereon at the legal rate, less the amount of any income received therefrom, upon tender of such security. The Company's liability, if any, may be terminated by this Rescission offer under Section 25507(b).

     An Offeree's right of action, if any, under Sections 25500, 25501 and 25502 and under common law, is not necessarily foreclosed by acceptance or rejection of the Rescission offer.

     Under Section 25534, if the Commissioner determines that the Rescission shares were offered or sold in violation of Section 25110, the Commissioner may, by written order to the Company and the holders of such securities, require certificates evidencing such securities to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the Commissioner, restricting the transfer of such securities.

     The complete text of the foregoing sections of the California Corporations Code is set forth in EXHIBIT C attached hereto.

Notice to Michigan Residents:

Act 265 of 1964

451.810 Offer or sale of security; liability; recovery; contribution; tender; survival of action; limitations; rescission offer; disclosure; suit based on contract; rights and remedies cumulative.

Sec. 410.

(a) Any person who does either of the following is liable to the person buying the security from him or her and the buyer may sue either at law or in equity to recover the consideration paid for the security, together with interest at 6% per year from the date of payment, costs, and reasonable attorney fees, less the amount of income received on the security, upon the tender of the security or, if he or she no longer owns the security, for damages which shall be the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at 6% per year from the date of disposition:

(1) Offers or sells a security in violation of section 201(a), 301, or 405(b), or of any rule or order under section 403 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under section 304(d), 305(f), 305(g), or 412(g).

(2) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he or she did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

(b) Every person who directly or indirectly controls a seller liable under subsection (a), every partner, officer, or director of the seller, every person occupying a similar status or performing similar functions, every employee of the seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller, unless the person sustains the burden of proof that he or she did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(c) Any tender specified in this section may be made at any time before entry of judgment.

 (d) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

(e) A person may not bring an action under subsection (a)(1) more than 2 years after the contract of sale. A person may not bring an action under subsection (a)(2) more than 2 years after the person, in the exercise of reasonable care, knew or should have known of the untruth or omission, but in no event more than 4 years after the contract of sale. A person may not bring an action under this section if the buyer received a written rescission offer, before the action and at a time when he or she owned the security, to refund the consideration paid together with interest at 6% per year from the date of payment, less the amount of any income received on the security, and he or she failed to accept the offer within 30 days of its receipt, or if the buyer received the offer before the action and at a time when he or she did not own the security, unless he or she rejected the offer in writing within 30 days of its receipt. The documents making full written disclosure about the financial and business condition of the issuer and the financial and business risks associated with the retention of the securities shall be provided to the offeree concurrently with the written rescission offer. Such an offer shall not be made until 45 days after the date of sale of the securities and acceptance or rejection of the offer shall not be binding until 48 hours after receipt by the offeree. The rescission offer shall recite the provisions of this section. A rescission offer under this subsection shall not be valid unless the offeror substantiates that it has the ability to fund the offering and this information is set forth in the disclosure documents.

(f) No person who has made or engaged in the performance of any contract in violation of any provision of this act or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(g) Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this act or any rule or order hereunder is void.

(h) The rights and remedies provided by this act are in addition to any other rights or remedies that may exist at law or in equity, but this act does not create any cause of action not specified in this section.

FAILURE TO RESPOND AND ACCEPT THIS OFFER WITHIN 30 DAYS OF RECEIPT SHALL CONSTITUTE A DENIAL OF THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE OFFER IS NOT BINDING UNTIL 48 HOURS AFTER RECEIPT BY THE OFFEREE. SUCH A DENIAL SHALL LIMIT YOUR RIGHTS AGAINST THE SELLER OF THIS SECURITY AS PROVIDED BY SECTION 410(e) AS STATED IN THE STAUTORY LANGUAGE SET FORTH ABOVE.

NOTICE TO NEVADA RESIDENTS

    The Company may have incurred liability under Section 90.660 of the Nevada Uniform Securities Act by failing to register the Rescission shares in accordance with Section 90.460. An Offeree purchasing such securities may sue under Section 90.660 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities. An Offeree's right to sue under Section 90.660 may be lost unless the Offeree accepts the Rescission offer within 30 days after receipt thereof.

NOTICE TO TEXAS RESIDENTS

     The Company may have incurred liability under Section 33 of the Texas Securities Act of 1957 by failing to register the Rescission shares in accordance with Section 7A. An offeree purchasing such securities may sue under Section 33 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities.

     AN OFFEREE'S RIGHT TO SUE WILL BE LOST UNLESS THE OFFEREE (i) ACCEPTS THE OFFER BUT DOES NOT RECEIVE THE AMOUNT OF THE OFFER, IN WHICH CASE HE MAY SUE WITHIN THE TIME ALLOWED BY SECTION 33H(1)(a) OR 33H(2)(a) OR (b), AS APPLICABLE; OR (ii) REJECTS THE OFFER IN WRITING WITHIN 30 DAYS OF ITS RECEIPT AND EXPRESSLY RESERVES IN THE REJECTION HIS RIGHT TO SUE, IN WHICH CASE HE MAY SUE WITHIN ONE YEAR AFTER HE SO REJECTS.

      The name and address of the bank where the amount of the rescission offer will be paid is Wells Fargo Bank, Texas N.A., 5936 Park Blvd., Plano, Texas 75093, Attn.: Mark Bauer. Offerees accepting the rescission offer will receive the amount of the offer not later than 30 days after receipt by Wells Fargo Bank, Texas N.A., in a form reasonably acceptable to the Company, and in compliance with the instructions herein, of the security, if the Offeree still owns it, or evidence of the fact and date of disposition if the Offeree no longer owns it.


                                 B-3



EXHIBIT C - CALIFORNIA CODE

CALIFORNIA CORPORATONS CODE SECTIONS 25500-25510

25500. Any person who willfully participates in any act or transaction in violation of Section 25400 shall be liable to any other person who purchases or sells any security at a price which was affected by such act or transaction for the damages sustained by the latter as a result of such act or transaction. Such damages shall be the difference between the price at which such other person purchased or sold securities and the market value which such securities would have had at the time of his purchase or sale in the absence of such act or transaction, plus interest at the legal rate.

25501. Any person who violates Section 25401 shall be liable to the person who purchases a security from him or sells a security to him, who may sue either for rescission or for damages (if the plaintiff or the defendant, as the case may be, no longer owns the security), unless the defendant proves that the plaintiff knew the facts concerning the untruth or omission or that the defendant exercised reasonable care and did not know (or if he had exercised reasonable care would not have known) of the untruth or omission. Upon rescission, a purchaser may recover the consideration paid for the security, plus interest at the legal rate, less the amount of any income received on the security, upon tender of the security. Upon rescission, a seller may recover the security, upon tender of the consideration paid for the security plus interest at the legal rate, less the amount of any income received by the defendant on the security. Damages recoverable under this section by a purchaser shall be an amount equal to the difference between (a) the price at which the security was bought plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received on the security by the plaintiff. Damages recoverable under this section by a seller shall be an amount equal to the difference between (1) the value of the security at the time of the filing of the complaint plus the amount of any income received by the defendant on the security and (2) the price at which the security was sold plus interest at the legal rate from the date of sale. Any tender specified in this section may be made at any time before entry of judgment.

25502. Any person who violates Section 25402 shall be liable to the person who purchases a security from him or sells a security to him, for damages equal to the difference between the price at which such security was purchased or sold and the market value which such security would have had at the time of the purchase or sale if the information known to the defendant had been publicly disseminated prior to that time and a reasonable time had elapsed for the market to absorb the information, plus interest at the legal rate, unless the defendant proves that the plaintiff knew the information or that the plaintiff would have purchased or sold at the same price even if the information had been revealed to him.

25502.5. (a) Any person other than the issuer who violates Section 25402 shall be liable to the issuer of the security purchased or sold in violation of Section 25402 for damages in an amount up to three times the difference between the price at which the security was purchased or sold and the market value which the security would have had at the time of the purchase or sale if the information known to the defendant had been publicly disseminated prior to that time and a reasonable time had elapsed for the market to absorb the information and shall be liable to the issuer of the security or to a person who institutes an action under this section in the right of the issuer of the security for reasonable
costs and attorney's fees.   (b) The amounts recoverable under this
section by the issuer shall be reduced by any amount paid by the defendant in a proceeding brought by the Securities and Exchange Commission with respect to the same transaction or transactions under the federal Insider Trading Sanctions Act of 1984 (15 U.S.C. Secs. 78a, 78c, 78o, 78t, 78u, and 78ff) or any other act regardless of whether the amount was paid pursuant to a judgment or settlement or paid before or after the filing of an action by the plaintiff against the defendant. If a proceeding has been commenced by the Securities and Exchange Commission but has not been finally resolved, the court shall delay entering a judgment for the plaintiff under this section until that proceeding is
resolved.   (c) If any shareholder of an issuer alleges to the board that there has been a violation of this section, the board shall be required to consider the allegation in good faith, and if the allegation involves misconduct by any director, that director shall not be entitled to vote on any matter involving the allegation. However, that director may be counted in determining the presence of a quorum at a meeting of the board
or a committee of the board.   (d) This section shall only apply to
issuers who have total assets in excess of one million dollars ($1,000,000) and have a class of equity security held of record by 500 or more persons.

25503. Any person who violates Section 25110, 25130 or 25133, or a condition of qualification under Chapter 2 (commencing with Section 25110) of this part, imposed pursuant to Section 25141, or an order suspending trading issued pursuant to Section 25219, shall be liable to any person acquiring from him the security sold in violation of such section, who may sue to recover the consideration he paid for such security with interest thereon at the legal rate, less the amount of any income received therefrom, upon the tender of such security, or for damages, if he no longer owns the security, or if the consideration given for the security is not capable of being returned. Damages, if the plaintiff no longer owns the security, shall be equal to the difference between (a) his purchase price plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received
therefrom by the plaintiff.   Damages, if the consideration given for the
security is not capable of being returned, shall be equal to the value of that consideration plus interest at the legal rate from the date of purchase, provided the security is tendered; and if the plaintiff no longer owns the security, damages in such case shall be equal to the difference between (a) the value of the consideration given for the security plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received there from by the plaintiff. Any person who violates Section 25120 or a condition of qualification under Chapter 3 (commencing with Section 25120) of this part imposed pursuant to Section 25141, shall be liable to any person acquiring from him the security sold in violation of such section who may sue to recover the difference between (a) the value of the consideration received by the seller and (b) the value of the security at the time it was received by the buyer, with interest thereon at the legal rate from the date of purchase. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter (unless such underwriter shall have knowingly received from the issuer for acting as an underwriter some benefit, directly or indirectly, in which all other underwriters similarly situated did not share in proportion to their respective interest in the underwriting) be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Any tender specified in this section may be made at any time before entry of judgment. No person shall be liable under this section for violation of Section 25110, 25120 or 25130 if the sale of the security is qualified prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without qualification.

25504. Every person who directly or indirectly controls a person liable under Section 25501 or 25503, every partner in a firm so liable, every principal executive officer or director of a corporation so liable, every person occupying a similar status or performing similar functions, every employee of a person so liable who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the other person who is so liable had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability is alleged to exist.

25504.1. Any person who materially assists in any violation of Section 25110, 25120, 25130, 25133, or 25401, or a condition of qualification under Chapter 2 (commencing with Section 25110) of Part 2 of this division imposed pursuant to Section 25141, or a condition of qualification under Chapter 3 (commencing with Section 25120) of Part 2 of this division imposed pursuant to Section 25141, or an order suspending trading issued pursuant to Section 25219, with intent to deceive or defraud, is jointly and severally liable with any other person liable under this chapter for such violation.

25504.2. (a) Any accountant, engineer, appraiser, or other person whose profession gives authority to a statement made by such person, who pursuant to rule of the commissioner has given written consent to be and has been named in any prospectus or offering circular distributed in connection with the offer or sale of securities as having prepared or certified in such capacity either any part of such document or any written report or valuation which is distributed with or referred to in any such document is jointly and severally liable with any other person liable under Section 25501 if:
   (1) The part of such document so prepared or certified or the report or valuation so distributed or referred to includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
   (2) The person asserting such liability acquired a security described in such document in reliance on such untrue statement or in reliance on such part of the document or on such report or valuation without notice of such omission.
   (b) Notwithstanding the provisions of subdivision (a), no such accountant, engineer, appraiser, or other person shall be liable as provided therein if such person sustains the burden of proof that:
   (1) Such person had, after reasonable investigation, reasonable ground to believe and did believe, at the time such person consented to such use of such person's name, that the statements so included in such part of such document or in such report or valuation were true and that there was no omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or
   (2) Such part of such document did not fairly represent such person's statement as an expert or was not a fair copy of or extract from such person's report or valuation as an expert; or
   (3) Prior to the acquisition of the security by the person asserting the liability, such accountant, engineer, appraiser, or other person advised the issuer and the commissioner in writing that such person would not be responsible for such part of the document or the report or valuation.
   (c) A person who participates in the preparation of a document described in subdivision (a) of this section shall be deemed to have prepared or certified only those portions thereof which are expressly stated with such person's written consent to have been made on such person's authority.

25505. A corporation which is liable under this chapter shall have a right of indemnification against any of its principal executive officers, directors, and controlling persons whose willful violation of any provision of this law gave rise to such liability. All persons liable under this chapter shall have a right of contribution against all other persons similarly liable, based upon each person's proportionate share of the total liability, except that no person whose willful violation of any provision of this law has given rise to any liability shall have any right of contribution against any other person guilty merely of a negligent violation, and except that no principal executive officer, director, or controlling person whose willful violation has given rise to any liability shall have any right of contribution against the corporation to which he sustains that relationship.

25506. No action shall be maintained to enforce any liability created under Section 25500, 25501, or 25502 (or Section 25504 or Section 25504.1 insofar as they related to those sections) unless brought before the expiration of four years after the act or transaction constituting the violation or the expiration of one year after the discovery by the plaintiff of the facts constituting the violation, whichever shall first expire.

25506.1. No action shall be maintained to enforce any liability created under Section 25504.2 unless brought within one year after the discovery of the facts constituting the violation, or after such discovery should have been made by the exercise of reasonable diligence. In no event shall any such action be brought more than three years after the act or transaction constituting the violation.

25507. (a) No action shall be maintained to enforce any liability created under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) unless brought before the expiration of two years after the violation upon which it is based or the expiration of one year after the discovery by the plaintiff of the facts constituting such violation, whichever shall first expire.
   (b) No buyer may commence an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal in either case to the amount recoverable by the buyer in accordance with Section 25503, or, offering to rescind the transaction by putting the parties back in the same position as before the transaction, (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than 30 days after the date of receipt thereof unless rejected earlier during such period by the buyer, (4) setting forth the provisions of this subdivision (b), and (5) containing such other information as the commissioner may require by rule or order, and such buyer shall have failed to accept such offer in writing within the specified period after receipt thereof.
   (c) The commissioner may by rule or order impose as a condition to approval of an offer under subdivision (b) of this section, if the commissioner finds such action is necessary and appropriate for the protection of investors, conditions requiring:
   (1) That equivalent and concurrent offers be made to all investors as to whom liability may have arisen and still exists under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) in connection with the distribution or transaction;
   (2) That the offer be made subject to a condition voiding such offer if the issuer, by reason of acceptances, is disabled from commencing or continuing business;
   (3) That the offer be made within a specified period after approval thereof by the commissioner;
   (4) If the consideration paid by the offeree was other than monetary or if the offer is of rescission, and if the offer is rejected by the offeree on the ground that it does not accord him the damages payable under Section 25503 or that the rescission offered does not place the parties back in the same position as before the transaction, that an offer so rejected shall not bar the commencement of an action by the offeree under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section); or
   (5) That the offeror file a report or reports with the commissioner containing such information as he may require concerning the making of the offer, its acceptance or rejection, and compliance with its terms and conditions or with conditions imposed under this subdivision.
   (d) Each person who files a repurchase offer with the commissioner pursuant to subdivision (b) shall file with the commissioner, in such form as the commissioner by rule prescribes, an irrevocable consent appointing the commissioner or the commissioner's successor in office to be such person's attorney to receive service of any lawful process in any noncriminal suit, action or proceeding against such person or such person's successor, executor or administrator, which arises under this law or any rule or order hereunder after the consent has been filed, with the same force and validity as if served personally on the person filing the consent. A person who has filed such a consent in connection with a qualification under this law (or application for a permit under any prior law if the application under this law states that such consent is still effective) need not file another. Service may be made by leaving a copy of the process in the office of the commissioner but it is not effective unless (1) the plaintiff, who may be the commissioner in a suit, action or proceeding instituted by him, forthwith sends notice of the service and a copy of the process by registered or certified mail to the defendant or respondent at such person's last address on file with the commissioner, and (2) the plaintiff's affidavit of compliance with this section is filed in the case on or before the return day of the process, if any, or within such further time as the court allows.

25508. No action shall be maintained to enforce any right of indemnification or contribution created by Section 25505 unless brought before the expiration of one year after final judgment based upon the liability for which the right of indemnification or contribution exists.

25508.5. In addition to any other rights provided for under this division, including, but not limited to, Sections 25501 and 25506, or otherwise, a person who purchases a viatical or life settlement contract or a fractionalized or pooled interest therein may rescind or cancel the purchase for any reason. The person may rescind or cancel the purchase at any time before seven calendar days after the date the person remits the required consideration to the issuer or the issuer's agent by giving written notice of rescission or cancellation to the issuer or the issuer's agent. No specific form is required for the rescission or cancellation. The notice is effective when personally delivered, deposited in the United States mail, or deposited with a commercial courier or delivery service. The issuer shall refund all of the person's money within seven calendar days after receiving the notice of rescission or cancellation.

25509. Every cause of action under this chapter survives the death of any person who might have been a plaintiff or defendant.

25510. Except as explicitly provided in this chapter, no civil liability in favor of any private party shall arise against any person by implication from or as a result of the violation of any provision of this law or any rule or order hereunder. Nothing in this chapter shall limit any liability which may exist by virtue of any other statute or under common law if this law were not in effect.

SECTION D - ADDITIONAL COMPANY INFORMATION

THIS SECTION PROVIDES GENERAL INFORMATION ABOUT AN INVESTMENT IN THE SHARES OF UNITED MORTGAGE TRUST. YOU SHOULD CONSIDER THIS INFORMATON IN CONNECTION WITH YOUR DECISION WHETHER TO ACCEPT OR REJECT OUR RESCISSION OFFER

     UMT is a real estate investment trust that invests in mortgages and contracts for deed. Most, if not all, of the mortgages and contracts for deed that we purchase are not insured or guaranteed by a federally owned or guaranteed mortgage agency and involve borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE D-11 FOR A DISCUSSION OF MATERIAL RISKS OF AN INVESTMENT IN THE SHARES, INCLUDING:

- The lack of a public trading market for the Shares.
- Our investments are not insured or guaranteed and our borrowers generally have a higher credit risk than borrowers of insured or guaranteed mortgages.
- We rely substantially on UMT Advisors, Inc. (our "Advisor).
- There are conflicts of interest on the part of our Advisor and its affiliates.
- We face a contingent liability for rescission in the approximate amount of $22 million to those persons who purchased our Shares between May 1, 2002 and October 31, 2002.

TABLE OF CONTENTS
                                                                    Page
QUESTIONS AND ANSWERS ABOUT UNITED MORTGAGE TRUST                    D-4
SUMMARY                                                              D-7
Our Company                                                      D-7
Investment Objectives                                            D-7
Our Management                                                   D-7
Investment Policy                                                D-7
Our Advisor and Affiliates                                       D-8
Our REIT Status                                                  D-8
Our Prior Offering History                                       D-8
Sources Of Distributions And Their Tax Treatment                 D-9
Compensation To The Advisor And Its Affiliates                   D-9
Dividend Reinvestment Plan                                       D-10
Share Redemption Plan                                            D-10
Reinvestment And Distributions Of Disposition                    D-10
Limitation On Total Operating Expenses                           D-10
Restriction On Borrowings                                        D-11
Fiscal Year                                                      D-11
Glossary                                                         D-11
RISK FACTORS                                                          D-11
Investment Risks                                                 D-11
Conflicts of Interest Risks                                      D-12
Management Risks                                                 D-13
General Investment Risks                                         D-13
Operations Risks                                                 D-15
Tax Risks                                                        D-18
Retirement Plan Risks                                            D-20
MANAGEMENT COMPENSATION                                              D-20
CONFLICTS OF INTEREST                                                D-24
THE COMPANY                                                          D-28
    Investment Portfolio                                             D-30
INVESTMENT OBJECTIVES AND POLICIES                                   D-31
Principal Investment Objectives                                  D-31
Investment Policy                                                D-31
Underwriting Criteria                                            D-32
Temporary Investments                                            D-35
Other Policies                                                   D-36
Changes In Investment Objectives And Policies                    D-37
MANAGEMENT                                                           D-37
General                                                          D-37
Fiduciary Responsibility Of Trustees                             D-38
Limitation On Liability Of Trustees And Officers                 D-38
Indemnification Of Trustees, Officers And Others                 D-39
Shareholders' Rights and Remedies                                D-39
Defenses Available To Trustees And The Advisor                   D-40
Trustees And Officers                                            D-40
Committees And Meeting                                           D-42
Compensation Of Trustees                                         D-42
THE ADVISOR AND THE ADVISORY AGREEMENT                               D-42
     The Advisor                                                     D-42
     Summary Of The Advisory Agreement                               D-44

PRINCIPAL SHAREHOLDERS                                               D-47
DIVIDEND POLICY AND DISTRIBUTIONS                                    D-48
SUMMARY OF DIVIDEND REINVESTMENT PLAN                                D-48
FEDERAL INCOME TAX CONSIDERATIONS                                    D-49
     General                                                         D-49
     Qualification As A REIT                                         D-50
     Taxation Of The Company                                         D-53
     Taxation Of Taxable Shareholders                                D-53
     Taxation Of Tax-Exempt Entities                                 D-55
     Statement Of Stock Ownership                                    D-56
     State And Local Taxes                                           D-56
     ERISA Considerations                                            D-56
     Fiduciaries Under ERISA                                         D-56
     Prohibited Transactions                                         D-58
     Annual Valuation                                                D-59
SUMMARY OF DECLARATION OF TRUST                                      D-60
     Shareholder Meetings                                            D-60
     Shareholders Voting Rights                                      D-60
     Shareholder Lists; Inspection Of Books and Records              D-61
     Trustees                                                        D-62
     Amendment Of The Declaration Of Trust                           D-62
     Responsibility Of Trustees                                      D-63
     Limited Liability Of Shareholders                               D-64
     Description Of The Shares                                       D-64
     Maryland Anti-Takeover Law Provisions                           D-65
     Restrictions On Transfer Of Shares                              D-66
     Restrictions On Certain Conversion Transactions and Rollups     D-67
     Ratification Of Declaration Of Trust                            D-68
     Termination                                                     D-68
     Limitation On Total Operating Expenses                          D-68
     Limitation On Acquisition Expenses And Fees                     D-68
     Restrictions On Transactions With Affiliates                    D-68
     Restrictions On Borrowings                                      D-69
     Restriction On Investments                                      D-69
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS                              D-71
     Mortgages And Deeds Of Trust And Contract For Deed Generally    D-71
     Foreclosure                                                     D-72
     Environmental Risks                                             D-74
     Junior Mortgage And Deeds Of Trust; Rights Of Senior
       Mortgages Or Beneficiaries                                    D-76
     Statutory Rights Of Redemption                                  D-78
     Anti-Deficiency Legislation                                     D-78
     Bankruptcy Laws                                                 D-79
     Enforceability Of Certain Provisions                            D-80
REPORTS TO INVESTORS                                                 D-82
GLOSSARY                                                             D-83
                                   D-3

          QUESTIONS AND ANSWERS ABOUT UNITED MORTGAGE TRUST

Q:    What is United Mortgage Trust?

A:    We are a Texas-based real estate investment trust ("REIT") organized in
1996 under the laws of the State of Maryland to acquire Mortgages and Contracts for Deed that are not insured or guaranteed by a federally owned or guaranteed mortgage agency and with borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

Q:    What is a REIT?

A:    In general, a REIT is a company that

- pays distributions to investors of at least 90% of its taxable income;

- combines the capital of many investors to acquire or provide financing for real estate;

- offers benefits of a diversified portfolio under professional management;
and

- typically is not subject to "double taxation," i.e., taxation at both the entity and shareholder levels. A REIT is eligible for this tax treatment if it satisfies certain federal income tax requirements.

Q:    If I own Shares, how can I sell them?

A:    Our Shares are not be listed for trading on any national securities exchange or over-the-counter market. In fact, there is no public market for the Shares, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your Shares and realize a return of your investment. We plan to list the Shares on a national securities exchange or over-the-counter market within the next three to five years, if market conditions are favorable and our Trustees deem it to be in the best interest of our Shareholders, although we have no obligation to do so.
As an alternative means of facilitating the sale of your Shares, we have adopted a Share Redemption Plan. Under our Plan, we will purchase your shares for their then current value, as determined by our Trustees, (currently $20 per share) provided you have owned the Shares for at least one year. In any twelve month period the number of shares repurchased may not exceed 5% of the outstanding shares at the beginning of the twelve (12) month period. The Plan has a number of conditions and restrictions, so we urge you to read about under the section "Share Redemption Plan" below.

Q:    What types of Mortgage Investments will you invest in?

A:    We intend to invest exclusively in the following types of Mortgage
Investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (we refer to those investments as "Residential Mortgages"); (2) the seller's unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single-family residential property throughout the United States (we refer to those investments as "Contracts for Deed"); and
(3) loans of 12 months of less in term, made by investors for the construction, purchase, renovation and sale of single-family homes (we refer to those investments as "Interim Mortgages"). Any references in this prospectus to "Mortgage Investments" will refer to the Residential Mortgages, Contracts for Deed and Interim Mortgages. The Mortgage Investments are originated by others to our specifications or to specifications approved by us. Most, if not all, of the Residential Mortgages, Contracts for Deed and Interim Mortgages will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and with borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

Q:    What is the experience of your Trustees?

A:    Our Trustees are comprised of individuals who have extensive previous business experience including experience with real estate, public company administration and real estate investment trust portfolio management. We have set forth below a summary of the background of our Trustees. For a more detailed discussion, please see "Management-Trustees and Officers."

Q:    How will you choose which investments to make?

A:    Our Advisor will make our investment decisions based upon the investment objectives that we have established. In addition, our investments are subject to the approval of our Trustees.
Q:    Is the Advisor independent of the Company?

A:    No.  Christine "Cricket" Griffin, who is our President and is also a
Trustee, is the President and an employee of our Advisor. The conflicts of interest arising from the relationship between the Company and our Advisor and its affiliates are discussed under the heading "Conflicts of Interest" later in this prospectus.

Q:    Will I receive distributions and how often?

A:    We have paid cash distributions every month since our first distribution in September 1997. Our goal is to make monthly distributions to our shareholders equaling an annual rate of return at a target rate of 10%, although we are not required to do so. We have made distributions at a 10% rate since we began making distributions; however, that rate has been in excess of our earnings. This has resulted in an accumulation of distributions in excess of earnings, which results in a decrease in shareholders' equity. We intend to restore the shareholders' equity account by the amount of that deficiency from future earnings; although we cannot assure that we will have earnings to enable us to do so. The amount of distributions is determined by our Trustees and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors and our experience to date does not mean that we will necessarily meet that objective in the future. Our distributions for 2003 have equaled an annualized rate of return of 9.2%. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:    How do you calculate the payment of distributions to shareholders?

A:    We intend to distribute substantially all of our REIT taxable income for each year (as that term is used in the Internal Revenue Service Code sections that deal with REITs which does not ordinarily equal net income as calculated in accordance with GAAP) to our shareholders so as to comply with the REIT provisions of the Code. To the extent we have funds available, we will declare regular monthly dividends. Any taxable income remaining after the distribution of the final regular monthly dividend each year will be distributed together with the first regular monthly distribution payment of the following taxable year or in a special distribution distributed prior thereto. The distribution policy is subject to revision at the discretion of our Board of Trustees. All distributions will be made by us at the discretion of our Board of Trustees and will depend on our taxable earnings, our financial condition, maintenance of REIT status and such other factors as the Board of Trustees deems relevant.

Q:    What have been your recent distributions to shareholders?

A:    During the first quarter of 2003 we paid dividend at a rate of $0.1533 per share. During 2001 and 2002, we have made monthly distributions at a rate of $0.1667. For the year ended December 31, 2002, the distribution per Share was $2.00 on earnings of $1.81 and in 2001 it was $1.96 on earnings of $1.81, and during 2002 the distribution per shares was $1.81 on earnings of $2.00.

Q:    Are distributions I receive taxable?

A:    Generally, yes, unless you are a tax-exempt entity.  Distributions that you receive generally will be considered ordinary income to the extent of our current or accumulated earnings and profits. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to the extent of your basis in your Shares and, to the extent the distributions exceed your basis in your Shares, as a gain from the sale of Shares. We also may designate distributions in a taxable year as capital gain dividends in an amount not to exceed our net capital gain for that year. Capital gain arises from the sale of an asset for a price greater than our cost basis (typically, the sale of foreclosed property) or from prepayments of loans bought at a discount. Historically, distributions have been treated as dividend income, however, our decision to reverse certain Advisor contributions and to reclassify previously stated income to capital contribution beginning in 1999 has resulted in a portion of our declared 10% dividend being a return of capital. Because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:    Do you have a Dividend Reinvestment Plan where I can reinvest my distributions in additional Shares?

A:    Yes.  We have adopted a Dividend Reinvestment Plan under which investors can reinvest their distributions in additional Shares. For information on how to participate in our Dividend Reinvestment Plan, see the section entitled "Summary of Dividend Reinvestment Plan."

                               SUMMARY

     This summary highlights information relating to United Mortgage Trust and our Shares of beneficial interest.

OUR COMPANY

     United Mortgage Trust, which we will sometimes refer to as the "Company," is a real estate investment trust formed under the laws of Maryland. Similar to a corporation's articles of incorporation and bylaws, the rights and privileges of our investors are governed by the Declaration of Trust that we filed with the State of Maryland. We will refer to that document as the "Declaration of Trust." Our Declaration of Trust provides for us to have perpetual life.

INVESTMENT OBJECTIVES

     Our investment objectives are to:

(1) pay regular monthly distributions to you from net income earned on our Mortgage Investments; and

(2) to preserve and protect your capital contribution by acquiring and holding a diversified portfolio of Mortgage Investments; and

(3) to provide you with liquidity for your investment by listing the Shares on a national exchange.

OUR MANAGEMENT

     Similar to the directors in a corporation, we have trustees who manage and control our affairs. We currently have five Trustees, three of whom are Independent Trustees. We also have officers who interact on a day-to-day basis with our Advisor about the operations of the Company.

INVESTMENT POLICY

     We invest exclusively in the following types of investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (we refer to those investments as "Residential Mortgages"); (2) the seller's unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single-family residential property throughout the United States (we refer to those investments as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the construction, purchase, renovation, and sale of single-family homes (we refer to those investments as "Interim Mortgages"). Any references in this prospectus to "Mortgage Investments"

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will refer to the Residential Mortgages, Contracts for Deed and Interim
Mortgages. The Mortgage Investments are originated by others to our specifications or to specifications approved by us.

Most, if not all, of the Residential Mortgages, Contracts for Deed and Interim Mortgages will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and will be made with borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

OUR ADVISOR AND AFFILIATES

     We use the services of UMT Advisors, Inc., whom we refer to as our "Advisor" in this prospectus, to manage our affairs and to select the investments we purchase. Our President, Cricket Griffin, is employed by our Advisor as its President. The Advisor is 50% owned and controlled by each of Todd F. Etter and Timothy J. Kopacka. Mr. Etter is the owner and is the President and an Affiliate of both South Central Mortgage, Inc. ("SCMI") and of Prospect Service Corp. ("PSC"), both Texas corporations. SCMI sells Mortgage Investments to us. PSC services most of our Residential Mortgages and Contracts for Deed. Mr. Etter is also a 50% owner of and serves as one of the directors of and is an Affiliate of Capital Reserve Corp. ("CRC")and, through SCMI, Ready America Funding Corp. ("RAFC"), both Texas corporations that sell Interim Mortgages to us and service some of our Interim Mortgages. We entered into the Advisory Agreement with our Advisor effective on January 1, 2001 after there was a change in ownership of the previous advisor. Prior to that date, we were self-administered and utilized our prior advisor, Mortgage Trust Advisors, Inc., to select our investments. Mr. Etter and Mr. Kopacka served as President and Vice-President of Mortgage Trust Advisors, Inc., respectively. Mr. Etter and Mr. Melvin Horton, who is also an Affiliate of our Advisor, are registered representatives with broker-dealers who are participating dealers for the offering.

OUR REIT STATUS

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including the requirement that they distribute at least 90% of their taxable income, as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR PRIOR OFFERING HISTORY

     We previously made a public offering of 2,500,000 Shares at a price of $20 per share that began in March 1997. We terminated that offering when

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we commenced our second offering in June, 2001. In that offering we sold a total of 2,499,244 Shares for total offering proceeds of $49,900,000. We terminated our second offering on October 27, 2003 and sold 4,782,434 Shares out of the total of the 5,000,000 Shares being offered directly and 222,163 Shares of the 750,000 Shares being offered through our Dividend Reinvestment Plan.

SOURCES OF DISTRIBUTIONS AND THEIR TAX TREATMENT

     We will make monthly distributions to shareholders based on Cash Flow from all sources and net of operating expenses, depending upon our financial condition. We began making distributions to our shareholders in September 1997. A distribution may be made from Cash Flow and/or
Disposition Proceeds; and may constitute a return of capital to the shareholders, ordinary income, capital gain and/or items of tax preference.

      To the extent that some Mortgage Investments are sold in order to make distributions, those payments may reduce the amount available for investment. If we maintain our qualification as a REIT under the Internal Revenue Code, we will pay no tax on amounts we distribute to shareholders. Except for those shareholders that are entities exempt from federal income taxation ("Tax-Exempt Entities"), distributions to shareholders will generally be considered taxable dividends to the extent they represent distributions of our earnings and profits and will be considered portfolio rather than passive income, thus enabling a shareholder to offset investment expense deductions but not passive losses. Distributions in excess of our earnings and profits will reduce a shareholder's basis in the Shares, and to the extent distributions cumulatively exceed a shareholder's basis in the Shares, those distributions will be taxable as gain from the sales of Shares. Most Tax-Exempt Entities that are shareholders generally are not expected to have unrelated business taxable income ("UBTI") as a result of their investment in the Shares unless the Shares are subject to acquisition indebtedness. Certain other Tax-Exempt Entities may have UBTI (irrespective of whether the Shares are subject to acquisition indebtedness) if income from their investment is exempt function income.

COMPENSATION TO THE ADVISOR

     The following is a summary of the compensation and fees that our Advisor will receive for providing us with services in connection with this offering, with the operation of our business and with the selection of our Mortgage Investments:

- A monthly Trust Administration Fee equal to 1/12th of 1/2 of 1% of the first $50 million of Average Invested Assets, and 1/12th of 1% of Average Invested Assets in excess of $50 million.

- Acquisition fee of 3% of offering proceeds (net of commissions and selling expenses).

- Subordinated Incentive Fee of 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on our Adjusted Contributions, plus 5-year options to purchase 10,000 Shares at the offering price (not to exceed 50,000 Shares) for each year in which a Subordinated Incentive Fee is paid.

- Offering administration fee of $50,000.

DIVIDEND REINVESTMENT PLAN

    You may participate in our Dividend Reinvestment Plan pursuant to which you may have the distributions you receive reinvested in additional Shares. If you participate, you will be taxed on your share dividend income even though you will not receive any cash distributions. As a result, you may owe tax with no cash distributions to pay that tax. We may terminate the Dividend Reinvestment Plan in our discretion at any time upon 10 days notice to you.

     You may elect to discontinue your participation in the Dividend Reinvestment Plan at any time.

     We may use proceeds received from the sale of Shares pursuant to our Dividend Reinvestment Plan to redeem Shares presented by shareholders for purchase by the Company subject to certain restrictions and limitations.

SHARE REDEMPTION PLAN

            We have a Share Repurchase Program (SRP) that may provide you with limited interim liquidity. Subject to certain restrictions and limitations, the SRP may enable you to sell Shares back to us in accordance with the procedures described herein. Under our Plan, we will purchase your shares for their then current value, as determined by our Trustees, (currently $20 per share) provided you have owned the Shares for at least one year. In any twelve month period the number of shares repurchased may not exceed 5% of the outstanding shares at the beginning of the twelve (12) month period. The Plan has a number of conditions and restrictions, so we urge you to read about under the section "Share Redemption Plan" below.

REINVESTMENT AND DISTRIBUTIONS OF DISPOSITION PROCEEDS OF MORTGAGE
INVESTMENTS

     We intend generally to reinvest principal payments and Disposition Proceeds received by us, net of expenses, except to the extent those Disposition Proceeds represent capital gains on loans purchased at a discount or capital gains on resale of foreclosed properties. Disposition Proceeds may also be held as reserves or reinvested in Mortgage Investments to the extent we deem advantageous. Since the reinvestment of Disposition Proceeds that represent taxable income presents REIT qualification problems in light of the requirement that 90% of our income be distributed to shareholders, we may limit our reinvestment of Disposition Proceeds to the portion that represents a return of capital.

LIMITATION ON TOTAL OPERATING EXPENSES

     The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. See "Summary of Declaration of Trust - Limitation on Total Operating Expenses." In the event our Total Operating Expenses exceed the limitations described above and unless our Independent Trustees conclude that those excess expenses were justified, then within 60 days after the end of the Company's fiscal year, the Advisor must reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceeded the limitation.

RESTRICTION ON BORROWINGS

We are permitted to borrow funds in connection with our purchase of Mortgage Investments. Those borrowings may not exceed 50% of our Net Assets unless our Independent Trustees have determined that such indebtedness is otherwise necessary to satisfy the requirement that we distribute at least 90% of our REIT Taxable Income or is advisable to assure that we maintain our qualification as a REIT.

FISCAL YEAR

     We have adopted a fiscal year ending on December 31 of each year.

GLOSSARY

     See the Glossary at the back of this prospectus for definitions of certain key terms used in this prospectus.


                               RISK FACTORS

     An investment in our Shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. The risks that are discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. Such adverse effects could have an adverse impact on the return that you receive on your investment in our Shares as well as upon the value of the Shares and could result in a loss of all or part of your investment.


INVESTMENT RISKS

You Will Be Limited In Your Ability To Resell Your Shares.

     There is currently no established trading market for our Shares and we have no plans to liquidate by selling all of our assets and distributing the proceeds to our shareholders. We intend to seek to have the Shares listed on NASDAQ or an exchange after the sale of all of the Shares offered if our Trustees deem it to be in the best interest of our Shareholders, and may decide to seek such a listing prior to a sale of all Shares. However, we have no obligation to have our Shares quoted on NASDAQ or listed on any exchange. Moreover, the specific timing of any such listing application will depend upon a consideration of market conditions and other relevant factors evaluated by our Trustees and we cannot assure that efforts to list our Shares will be successful. As a result, you may not be able to resell your Shares except if you use them as collateral for a loan and any resale of Shares by you could be for a price below the proportionate value of the Mortgage Investments we own. Consequently, the purchase of Shares should be considered only as a long-term investment.

Our Investments Are Subject To A Higher Risk Of Default Than Conventional Mortgage Loans.

     Most, if not all, of the Residential Mortgages, Contracts for Deed and Interim mortgages that we purchase are not insured or guaranteed by a federally owned or guaranteed mortgage agency. Also, most of our loans involve borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment histories and liquidity requirements of conventional mortgage financing. Accordingly, the risk of default by the borrower in those "non-conforming loans" is higher than the risk of default in loans made to persons who qualify for conventional mortgage financing. Recent statistics from the Mortgage Bankers Association on foreclosure rates among all types of mortgage loans show a foreclosure rate of 1.15% nationally from its sampling. Our rate has historically been 3.14%, which is below the 5.0% rate that we have projected as acceptable.

CONFLICTS OF INTERESTS RISKS

     We face a number of risks arising from the conflicts of interest faced by our Advisor and its Affiliates.

We Will Purchase Mortgage Investments From Our Affiliates As Well As From Other Sources.

     While we intend to acquire our Mortgage Investments from several sources, we expect that many will be acquired from SCMI, CRC and RAFC, Affiliates of the Advisor. Due to the affiliation between the Advisor, SCMI, CRC and RAFC and the fact that SCMI, CRC and RAFC may make a profit on the sale of Mortgage Investments to us, the Advisor will have a conflict of interest in determining if Mortgage Investments should be purchased from SCMI, CRC and RAFC or unaffiliated third parties.

We Have Entered Into Non-Arm's-Length Agreements.

     The agreements and arrangements relating to compensation between us and the Advisor or its Affiliates are not the result of arm's-length negotiations.

We Face Competition For The Time And Services Of Officers And Trustees.

     We will rely on the Advisor and its Affiliates, including our President, who is the President and an employee of our Advisor, for management of our operations. Because the Advisor and its Affiliates may engage in other business activities, conflicts of interest may arise in operating more than one entity with respect to allocating time between those entities.

Payments To Our Affiliates Will Reduce Amounts That We Have Available For Investments.

     We will be making payments to our Advisor and to its Affiliates for the services they will be providing to us and the payment of those fees means that we will have less money available for investments that would generate income for us.

MANAGEMENT RISKS

We Rely On The Advisor For The Management Of The Company And For The Selection Of Mortgage Investments.

     Our Advisor performs all of our administrative and investment management services. The Trustees may terminate the Advisor, with or without cause, upon 60 days' written notice. We cannot be sure that the Advisor will achieve our objectives or that the Trustees will be able to move quickly to remove the Advisor if they determine such action to be advisable or that the Trustees would be able to engage a new Advisor on terms that they believe to be appropriate.

The Investments We Plan To Make Are Not Specified.

     Other than the Mortgage Investments we already own, we have not made any commitments to invest in any specific Mortgage Investments. Therefore, you will not have an opportunity to evaluate any of the Mortgage
Investments that we will purchase with the proceeds from the sale of additional Shares and you must rely entirely on the judgment of our Advisor.

Experience of Management.

     The Advisor was formed in 2000 for the purpose of providing us with the daily management of our affairs, including all of our acquisitions, dispositions and financings. Although the Trustees, and the officers, directors and shareholders of the Advisor have had substantial prior experience in connection with selection of investments and the administration of those investments, prior to the Company, they have not previously sponsored or managed any private or public real estate investment programs and, except for their services to us, do not have any experience in the management of a REIT.

Delays In Investment Could Reduce The Return To Our Investors.

     We may be delayed in making Mortgage Investments due to delays in the sale of our Shares, delays in obtaining the necessary purchase documentation, a shortage of suitable investments or other factors. During the time our funds are held pending investment in Mortgage Investments, those funds will be invested in short-term investments. Short-term investment of funds pending investment in Mortgage Investments may result in a lower rate of return.

GENERAL INVESTMENT RISKS

We Have A Limited Ability To Meet Our Fixed Expenses.

     Our operating expenses, including certain compensation to our Advisor, servicing and administration expenses payable to an Affiliate and unaffiliated mortgage servicers and the Independent Trustees, must be met regardless of our profitability. We are also obligated to distribute 90% of our REIT Taxable Income (which may under certain circumstances exceed our Cash Flow) in order to continue to qualify as a REIT for federal income tax purposes. Accordingly, it is possible that we may be required to borrow funds or liquidate a portion of our investments in order to make the required cash distributions to shareholders. Although we generally may borrow funds, we cannot be sure that such funds will be available to the extent, and at the time, required by us.

Anti-Takeover Considerations and Restrictions On Share Accumulation

     Provisions of the Maryland corporation law that apply to us make it more difficult for others to engage in a business combination with us and place restrictions on persons acquiring more than 10% of our outstanding Shares. Further, in order for us to qualify as a REIT, five or fewer individuals may own no more than 50% of the outstanding Shares, directly or indirectly, at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares and provides that Shares held by one shareholder in excess of 9.8% of the total Shares outstanding no longer entitle the shareholder to vote or receive distributions. Those restrictions are more fully described in the section of this prospectus entitled "Summary of Declaration of Trust - Description of the Shares." While these restrictions are designed to prevent any five individuals from owning more than 50% of the Shares, they would also discourage others from attempt to gain control of us. The restrictions and provisions under law and these adopted by us may also (1) deter individuals and entities from making tender offers for Shares, which offers may be attractive to shareholders or
(2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

Limited Liability Of Trustees And Officers.

     Our Declaration of Trust provides that our Trustees and officers shall have the fullest limitation on liability permitted by the laws of the State of Maryland. Pursuant to the Maryland statute under which we were formed, a Trustee is not personally liable for our obligations except, if a Trustee otherwise would be liable, that provision does not relieve the Trustee from any liability to us or our shareholders for any act that constitutes: (1) bad faith; (2) willful misfeasance; (3) gross negligence; or (4) reckless disregard of the Trustee's duties. However, as permitted by the Maryland statute, our Declaration of Trust further limits the liability of our Trustees and officers by providing that the Trustees and the officers shall be liable to us or our shareholders only (1) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained therein apply, the remedies available to us or to our shareholders shall be limited to equitable remedies, such as injunctive relief or rescission, and shall not include the right to recover money damages. As a result of that limitation on liability, our shareholders and we may be limited in our ability to recover from our Trustees and officers for any damages caused by a breach of the duties those persons owe to us.

Short-term Investments; Fixed Rate Trading.

     Pending acquisition of Mortgage Investments, we are authorized to invest our funds in short-term investments. We view short-term investments as those with a maturity date that is less than 2 years. We expect to dispose of those short-term investments in order to acquire Mortgage Investments and may incur a loss upon such disposition. Additionally, we will acquire fixed rate instruments for both short-term investments and Mortgage Investments. We may dispose of these fixed rate instruments, for, among other purposes, acquiring other Mortgage Investments, or liquidating our portfolio.

OPERATIONS RISKS

We do not have control over market and business conditions.

     The results of our operations depend on, among other things, the level of net interest income generated by our Mortgage Investments, the market value of those Mortgage Investments and the supply of and demand for those Mortgage Investments. Our net interest income varies as a result of changes in interest rates, borrowing costs and prepayment rates, the behavior of which involve various risks and uncertainties as set forth below. Interest rates, borrowing costs and credit losses depend upon the nature and terms of the Mortgage Investments, the geographic location of the properties securing the Mortgage Investments, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty.

Fluctuations in interest rates may affect our return on investment.

     Mortgage interest rates may be subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our Mortgage Investments, investors may be unable to quickly liquidate their investment in order to take advantage of higher returns available from other investments. Furthermore, interest rate fluctuations may have a particularly adverse effect if we use money borrowed at variable rates to fund fixed rate Mortgage Investments. In that event, if prevailing interest rates rise, our cost of money could exceed the income we earn from that money, thus reducing our profitability or causing losses through liquidation of Mortgage Investments in order to repay the debt on the borrowed money or default if we cannot cover the debt on the borrowed money. To date, all of the Company's borrowings have been at fixed rates.

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
We Have A High Geographic Concentration Of Mortgage Investments In The Dallas/Fort Worth Metropolitan Area.

     A large percentage of all of our Mortgage Investments (57% as of the date of this prospectus) is concentrated in the Dallas/Fort Worth Metropolitan area. As a result, we will have a greater susceptibility to the effects of an economic downturn in that area or from slowdowns in certain business segments that represent a significant part of that areas overall economic activity such as energy, financial services and tourism.

Risk Of Loss On Non-Insured, Non-Guaranteed Mortgage Loans.

     We generally do not intend to obtain credit enhancements for our Mortgage Investments, because the majority, if not all, of those mortgage loans will be "non-conforming" in that they will not meet all of the underwriting criteria required for the sale of the mortgage loan to a federally owned or guaranteed mortgage agency. Accordingly, during the time we hold Mortgage Investments for which third party insurance is not obtained, we will be subject to the general risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In the event of a default on any Mortgage Investment held by us, including, without limitation, defaults resulting from declining property values and worsening economic conditions, we would bear the risk of loss of principal to the extent of any deficiency between the value of the related mortgage property and the amount owing on the mortgage loan. Defaulted mortgage loans would also cease to be eligible collateral for borrowings and would have to be held or financed by us out of other funds until those loans are ultimately liquidated, which could cause increased financing costs and reduced net income or a net loss.

Bankruptcy Of Borrowers May Delay Or Prevent Recovery.

     The recovery of money owed to us may be delayed or impaired by the operation of the federal bankruptcy laws. Any borrower has the ability to delay a foreclosure sale for a period ranging from a few months to several months or more by filing a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith will generally have an adverse impact on our profitability.

We Must Compete With Others For Mortgage Investments.

     In acquiring Mortgage Investments, we will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Ginnie Mae, Fannie Mae, Freddie Mac and other entities purchasing Mortgage Investments, most of which will have greater financial resources than we do. In addition, there are mortgage REITs similar to us, and others may be organized in the future. Some of these entities can be expected to have substantially greater experience than the Advisor and we have in originating or acquiring Mortgage Investments. The effect of the existence of additional potential purchasers of Mortgage Investments may be to increase competition for the available supply of Mortgage Investments suitable for purchase by us.

We Are Exposed To Potential Environmental Liabilities.

     In the event that we are forced to foreclose on a defaulted Mortgage Investment to recover our investment, we may be subject to environmental liabilities in connection with that real property which may cause its value to be diminished. While we intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during our ownership or after a sale of that property to a third party. If those hazardous substances are discovered on a property, we may be required to remove those substances or sources and clean up the property. There can be no assurances that we would not incur full recourse liability for the entire cost of any removal and clean up, that the cost of such removal and clean up would not exceed the value of the property or that we could recover any of those costs from any third party. We may also be liable to tenants and other users of neighboring properties. In addition, we may find it difficult or impossible to sell the property prior to or following any such clean up.

We Face Risks From Borrowed Money.

     Subject to certain restrictions described in the section of this prospectus entitled "Summary of Declaration of Trust - Restrictions on Borrowing," including the affirmative vote of the Independent Trustees, we are allowed to incur borrowings with respect to the acquisition of Mortgage Investments in an aggregate amount not to exceed 50% of our Net Assets. An effect of leveraging is to increase the risk of loss. The higher the rate of interest on the financing, the more difficult it would be for us to meet our obligations and the greater the chance of default. These borrowings may be secured by liens on our Mortgage Investments. Accordingly, we could lose our Mortgage Investments if we default on the indebtedness. To the extent possible, such debt will be of non-recourse type, meaning that we will not be liable for any deficiency between the proceeds of a sale or other disposition of the Mortgage Investments and the amount of the debt.

We Are Required To Rely On Appraisals That May Not Be Accurate Or Which May Be Affected By Subsequent Events.

     Since our investment decisions are based in major part upon the value of the real estate underlying our Mortgage Investments and less upon the creditworthiness of the borrowers, we will rely primarily on the real property securing the Mortgage Investments to protect our investment.
Thus, we will rely on appraisals and on Broker Price Opinions ("BPO's"), both of which are paid for and most of which are provided by note sellers, to determine the fair market value of real property used to secure the Mortgage Investments we purchase. BPOs are determinations of the value of a property based on a study of the comparable values of similar properties prepared by a licensed real estate professional. We cannot be sure that those appraisals or BPO's will, in any or all cases, be accurate.
Moreover, since an appraisal or BPO is given with respect to the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include changes in general or local economic conditions, neighborhood values, interest rates and new construction. Moreover, subsequent changes in applicable governmental laws and regulations may have the effect of severely limiting the permitted uses of the property, thereby drastically reducing its value. Accordingly, if an appraisal is not accurate or subsequent events adversely affect the value of the property, the Mortgage Investment would not be as secure as anticipated, and, in the event of foreclosure, we may not be able to recover our entire investment.

Our Mortgages May Be Considered Usurious.

     Usury laws impose limits on the maximum interest that may be charged on loans and impose penalties for violations that may include restitution of the usurious interest received, damages for up to three times the amount of interest paid and rendering the loan unenforceable. Most, if not all, of the Mortgage Investments we will purchase will not be exempt from state usury laws and thus there exists some uncertainty with respect to mortgage loans in states with restrictive usury laws. However, we anticipate that we will only purchase Mortgage Investments if they provide that the amount of the interest charged thereon will be reduced if, and to the extent that, the interest or other charges would otherwise be usurious.

We Face Risks Of Bankruptcy Of Our Mortgage Servicer.

Our Residential Mortgages and Contracts for Deed will be serviced by PSC or by other entities. We require that our loan servicer maintains a fidelity bond and directors' and officers' indemnity insurance to lower risk of liability from the actions of such entities. However, there may be additional risks in the event of the bankruptcy or insolvency of any of those entities or in the event of claims by their creditors. Those additional risks which would not be present if we were qualified in all instances to service our Residential Mortgages and Contracts for Deed directly. For example, PSC will, from time to time, receive on our behalf, payments of principal, interest, prepayment premiums and sales proceeds.
In the event of bankruptcy or insolvency of PSC, its creditors could seek to attach those funds to pay off their claims against PSC. That could delay payment of those funds to us. If PSC or any other entities acting on our behalf hold these payments in segregated accounts as they are contractually obligated to do, then the Advisor believes any such claim should be resolved in our favor as the beneficial owner.

TAX RISKS

We Face The Risk Of An Inability To Maintain Our Qualification As A REIT.

     We are organized and conduct our operations in a manner that we believe enables us to be taxed as a REIT under the Internal Revenue Code (the "Code"). To qualify as a REIT, and thereby avoid the imposition of federal income tax on any income we distribute to our shareholders, we must continually satisfy two income tests, two asset tests and one distribution test. See "Federal Income Tax Considerations - Qualification as a REIT."

We have received an opinion of our legal counsel that we qualify as a REIT. It should be noted that our attorneys' opinions are based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change, which may be retroactive, and, further, are not in all cases binding on the IRS or any court.

     If, in any taxable year, we fail to distribute at least 90% of our taxable income, we would be taxed as a corporation and distributions to our shareholders would not be deductible in computing our taxable income for federal income tax purposes. Because of the possible receipt of income without corresponding cash receipts due to timing differences that may arise between the realization of taxable income and net cash flow (e.g. by reason of the original issue discount rules) or our payment of amounts which do not give rise to a current deduction (such as principal payments on indebtedness), it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 90% of our taxable income. In that event, we could declare a consent dividend or we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required distributions to shareholders, or satisfy our tax liabilities, including the possible imposition of a 4 percent excise tax. There can be no assurance that such funds will be available to the extent, and at the time, required by us. In the event of any adjustment of deductions of gross income by the IRS we could declare a deficiency dividend.

     If we were taxed as a corporation, our payment of tax would substantially reduce the funds available for distribution to shareholders or for reinvestment and, to the extent that distributions had been made in anticipation of our qualification as a REIT, we might be required to borrow additional funds or to liquidate certain of our investments in order to pay the applicable tax. Moreover, should our election to be taxed as a REIT be terminated or voluntarily revoked, we may not be able to elect to be treated as a REIT for the following four-year period.

We Must Maintain Restrictions On Our Maximum Share Ownership.

     In order for us to maintain our qualification as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares. These restrictions may (1) deter others from making tender offers for Shares, which offers may be attractive to shareholders or (2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

RETIREMENT PLAN RISKS

If you are a plan fiduciary of a trust or a pension or profit sharing plan qualified under Section 401(a) of the Code and exempt from tax under
Section 501(a), before investing in any Shares, you should consider:

- whether an investment in the Shares is consistent with your fiduciary responsibilities under ERISA;

- whether the investment is in accordance with the documents and instruments governing the plan;

- whether an investment, alone and in conjunction with any other plan investment, satisfies the diversification, prudence and liquidity requirements of ERISA, to the extent applicable;

- whether an investment in the Shares will produce "unrelated business income,"

- whether you will be able to value the assets of the Qualified Plan annually; and

- the effect if our assets are treated as "plan assets" following that investment.

Please see the section of this prospectus entitled "ERISA Considerations" for a more complete discussion of the risks associated with an investment in shares by retirement plans.


                         MANAGEMENT COMPENSATION

     The following table summarizes all forms, estimated maximum amounts and recipients of compensation anticipated to be paid to the Advisor, Participating Dealers, and their Affiliates. Other than as set forth in this Prospectus, we anticipate paying no other compensation to the Advisor and its Affiliates. These fees were not determined by arm's length negotiations.

     The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Dividend Reinvestment Plan. For information about compensation paid to Affiliates since the date of inception of the Company, see "Certain Transactions." (The actual portion reflects dollars that are rounded to the nearest thousandth and are therefore approximate.)

                                                                 Estimated
                                                                 Amount if
                                           Actual Amount         Maximum Number
Entity Receiving Compensation and          Paid Through          (5,000,000) of
                                                                 Shares are sold
Form and Method of Compensation            September 30, 2003    September 30, 2003
---------------------------------          ------------------    ------------------
OFFERING AND ORGANIZATION STAGE
-------------------------------
Participating Dealers receive
Selling Commissions equal to 8%
of the Gross Offering Proceeds
of all Shares sold by them (1)             $7,652,0000           $8,000,000(4)

Wholesaling and Marketing Allocation
remitted to the Advisor who
reallocated at its sole discretion
to Participating Dealers                   $1,913,000            $2,000,000(4)

Advisor Offering Administration Fee(2)     $50,000               $50,000

Advisor receives Acquisition Fee
equal to 3% of the Net Offering
Proceeds of this Offering(3)               $2,583,000            $2,685,750(4)

SCMI, CRC, RAFC or other Affiliates of
the Advisor may receive gain on sale
of Mortgage Investments.(5)                Not applicable        Not determinable

Operating Stage (6)
-------------------
Advisor receives a monthly Trust
Administration Fee equal to 1/12th
of 1/2 of 1% of the amount of
Average Invested Assets up to
$50,000,000 and 1/12th of 1% of the        for the nine months   $200,000 to
Average Invested Assets in excess of       $527,000              $750,000
$50,000,000

PSC receives Loan Servicing Fees
equal to 0.5% (annualized) of the
principal balance of all Residential
Mortgages and Contracts for Deed
serviced by PSC. CRC and RAFC do not
receive servicing fees for servicing       for the nine months  up to $650,000
Interim Mortgages.                         $108,000             per year (7)(8)


                                D-21



Advisor, Trustees or Affiliates may
receive Real Estate Brokerage
Commissions(9)                             $0                    Not determinable
                                                                 at this time

Advisor receives Subordinated
Incentive Fee subject to certain
conditions described in footnote (10)
and (11) below, the Advisor will
receive a Subordinated Incentive Fee
equal to 25% of the amount by which
our Net Income for a year exceeds a
10% per annum non-compounded
cumulative return on our Adjusted
Contributions. For each year which
it receives a Subordinated Incentive
Fee, the Advisor will also receive
5-year options to purchase 10,000
Shares at the initial offering price
of the Shares (not to exceed
50,000 Shares). See "Management -
Summary of Advisory Agreement."(10)(11)    $0                    Not determinable
                                                                 at this time.
Advisor and Affiliates receive
reimbursement for costs of goods,
materials and services used for and
by us obtained from unaffiliated third
parties except for note servicing and
for travel and expenses incurred in
seeking any investments or seeking
the disposition of any of our
investments.                               $0                    Not determinable
                                                                 at this time.
Independent Trustees receive fees
and options equal to (1) the greater
of $1,000 per meeting or $4,000 per
year, (2) for each full year they          On average, $3,000    Up to $4,000 per
serve, 5-year options to purchase          per year per          year per
Shares at an exercise price                Independent Trustee   Independent
Trustee
of $20 per share (not to                   plus options          plus options
exceed 12,500 Shares per Trustee)
-------------------------------------




     (1)(2)(4) We terminated our public offering of our shares on October 22, 2003.

     (3) Acquisition Fees are payable to the Advisor for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments together with other related services that are described more fully under the Summary of the Advisory Agreement. The actual amounts of the fees paid will depend on the amount of Net Offering Proceeds.

     (5) We will obtain Mortgage Investments from several sources, including SCMI, CRC, RAFC or other Affiliates of the Advisor. All Mortgage Investments purchased from Affiliates of the Advisor will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates." Affiliates selling us Mortgage Investments may realize a gain or a loss on the sale of a Mortgage Investment that it sells to us, with the amount of that gain or loss depending upon the price it paid for that Mortgage Investment and the price at which it is sold to us.

     (6) The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value of our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. The Advisor will have the responsibility of preparing an annual budget and submitting that budget to the Trustees.

     (7) We will utilize the services of PSC, and nonaffiliated third parties to service the Residential Mortgages and Contracts for Deed we purchase and will utilize CRC and RAFC to service some of our Interim Mortgages. For its efforts in servicing those items, PSC will be paid a fee equal to 0.5% of the principal balance of the Residential Mortgages they service, a rate that we believe is competitive and one that is no higher than the rates charged by unaffiliated third parties. Interim loan originators including CRC and RAFC are not paid a fee for servicing the Interim Mortgages. The servicing of the mortgages includes the collection of monthly payments from the borrower, the payment of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received, and enforcement of collection for all delinquent accounts, including foreclosure of an account when and as necessary.

     (8) The amount of servicing fees paid to PSC will depend upon the principal balance of the loans serviced by those companies. The numbers set forth herein assume that PSC services all of our Mortgage Investments, and all of our money is invested in Mortgage Investments.

     (9) If we foreclose on a property securing a Mortgage Investment and sell the property, we may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property (the "Competitive Commission"), which shall not in the aggregate exceed 6% of the gross sales price of the property; however, as to the Advisor, a Trustee, or an Affiliate thereof, such fees shall be paid only if such person provides a substantial amount of services in the sales effort, in which case such fees shall not exceed the lesser of (i) a percentage of the gross sales price of a property equal to 50% of the Competitive Commission, or (ii) 3% (three percent) of the gross sales price of a property.

     (10) When our audited annual financial statements are received each year, the Advisor will determine if the following conditions are satisfied:

(i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

(ii) for the year then ended, our Net Income equals or exceeds a 10% per annum non-compounded cumulative return on our Adjusted Contributions. The determination of our annual non-compounded cumulative return on our Adjusted Contributions will be made by dividing our total Net Income for that year by the average of the month end Adjusted Contributions during that year.

If our Trustees agree that both of the above conditions are satisfied, we will, subject to the restrictions set forth in footnote (11) below, pay the Advisor the Subordinated Incentive
Fee.

     (11) In no event may the Subordinated Incentive Fee exceed the amount permitted under Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association ("NASAA") and in effect on the date of this Prospectus.


                           CONFLICTS OF INTEREST

     Although a majority of the Trustees are Independent Trustees, the relationships among us, our Trustees, the Advisor and their Affiliates will result in various conflicts of interest. The Advisor, the Trustees, and their respective Affiliates are engaged in business activities involving real estate oriented investments and anticipate engaging in additional business activities in the future which may be competitive with our business. With respect to the conflicts of interest described in this prospectus, the Trustees and the Advisor will exercise their fiduciary duties to us and our shareholders in a manner that will preserve and protect our rights. See "Fiduciary Responsibility of Trustees."

     In addition, our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arm's-length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates."

     Certain conflicts of interest may arise in our management and operation, including those described below.

(1) Payment of Fees and Compensation. The Advisor and its Affiliates have received compensation from the proceeds of the public offering, that we recently concluded, and from our operations, including: (1) Acquisition Fees payable to the Advisor equal to 3% of the proceeds of this offering (net of commissions, due diligence fees and organizational and offering costs); (2) an offering administration fee of $50,000; (3) loan servicing fees payable to PSC; (4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee payable to the Advisor. These fees, other than the Subordinated Incentive Fee, will be payable even if we are not profitable. See "Management Compensation" for a discussion of the fees payable to the Advisor and its Affiliates and "Management - Certain Transactions" for a description of transactions between the Company, the Advisor and Affiliates, including amounts paid in connection with past transactions. Subject to the compliance with our investment objectives and policies and the supervision of the Board of Trustees, the Advisor will have absolute discretion with respect to all investments we make.

(2) Purchase of Mortgage Investments from Affiliates. We intend to acquire our Mortgage Investments from several sources, including SCMI, CRC and RAFC. They are Affiliates of the Advisor. See "Investment Portfolio" for information about the number of Mortgage Investments that have already been acquired from SCMI, CRC and RAFC. The amount of additional Mortgage Investments to be acquired from Affiliates in the future cannot be determined at this time and will depend upon the Mortgage Investments that are available from them or other sources at the time we have funds to invest. At this time, SCMI, CRC and RAFC are the only Affiliates that are expected to sell any Mortgage Investment to us. SCMI is a Texas corporation that is in the business of purchasing and selling mortgages. CRC is a Texas corporation that finances home purchases and renovations by investors. RAFC is a Texas corporation that finances the purchase, related site improvements of lots and construction of modular and manufactured homes for placement on the lots. All Mortgage Investments purchased from Affiliates of the Advisor will be at prices no higher than would be paid to unaffiliated third parties for loans with comparable terms, rates, credit risks and seasoning.

     SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed sold to us by SCMI or its Affiliates, and that has had less than 12 payments made on it, defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

(a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided: (i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential Mortgages at that time; or

(b) Payment by SCMI to us, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by us.

In all cases to date SCMI has performed under option "b" of its recourse agreement with us.

     (3) Non-Arm's-Length Agreements. The agreements and arrangements relating to compensation between us and the Advisor or its Affiliates are not the result of arm's-length negotiations.

     (4) Competition for the Time and Services of Common Officers and Trustees. We will rely on the Advisor and its Affiliates for supervision of the management of our operations. Cricket Griffin, who is our President and Treasurer, is the President of and an employee of the Advisor. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those acquired by us. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between such entities. Our Trustees, President and Advisor will devote such time to our affairs and the affairs of any other entities in which they are involved as they determine in their sole discretion to be necessary for our benefit and the benefit of those other entities. In exercising that discretion those persons will act in good faith and in compliance with the fiduciary duties they owe to us and to our shareholders.

     The Advisor and its Affiliates believe they have sufficient staff personnel to be fully capable of discharging their responsibility to us and to all other entities to which they or their officers or Affiliates are responsible.

     (5) Competition with Affiliates for the Purchase and Sale of Mortgage Investments. Various REITs, partnerships or other entities may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with us and which may have the same management as ours. To the extent that those other REITs, partnerships or entities with similar investment objectives (or programs with dissimilar objectives for which a particular Mortgage Investments may nevertheless be suitable) (which we will collectively refer to herein as "Affiliated Programs") have funds available for investment at the same time as we do and a potentially suitable investment has been offered to us or an Affiliated Program, conflicts of interest will arise as to which entity should acquire the investment.

     If any conflict arises between us and any of the other Affiliated Programs, the Advisor will initially review our investment portfolio and the investment portfolios of each of those Affiliated Programs and will determine whether or not that Mortgage Investment should be made by us or that Affiliated Program. The Advisor's decision will be based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which the loan will be made, and proposed loan terms. The Trustees (including the Independent Trustees) will be responsible for monitoring this allocation method (described below with respect to new Affiliated Programs established in the future) to be sure that each is applied fairly to us. See "Summary of Declaration of Trust - Responsibility of Trustees."

     If the Advisor or its Affiliates establish new Affiliated Programs after the date of this prospectus, and the making of a Mortgage Investment appears equally appropriate for us and one or more of those subsequently formed Affiliated Programs, the Mortgage Investment will be allocated to one program on a basis of rotation with the initial order of priority determined by the dates of formation of the programs.

     Further, our Trustees and the officers, directors and employees of the Advisor and its Affiliates may for their own account or that of others originate and acquire Mortgages and Mortgage Investments similar to those that we will make or acquire. The Trustees and the Advisor are, however, subject to a fiduciary duty to us and our shareholders. See "Fiduciary Responsibility of Trustees." Each Trustee, on his or her own behalf, and the Advisor, on behalf of itself, the officers and directors of the Advisor, and all Persons controlled by the Advisor and its officers and directors, has agreed to first present suitable investments to us before recommending or presenting those opportunities to others or taking advantage of those opportunities on their own behalf. However, the provisions of the preceding sentence shall apply with respect to Affiliated Programs only in the manner described above and shall not apply to the activities conducted by SCMI, CRC or RAFC. See "Management - Summary of the Advisory Agreement." Except as described above, and subject to their fiduciary duty to us and our shareholders, neither the Trustees, the

<Page.
Advisor nor its Affiliates will be obligated to present to us any particular investment opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for investment by us.

     There may be conflicts of interest on the part of the Advisor between us and any other Affiliates of the Advisor, which have the same investment objectives at such time as we attempt to sell Mortgage Investments, as well as in other circumstances. See "Investment Objectives and Policies - Other Policies" and "Summary of Declaration of Trust."

     (6) Additional Conflicts with Affiliates. Although we do not presently expect to do so, we are permitted to invest in mortgage loans on properties owned by Affiliates if those transactions are approved by a majority of our Trustees who are not otherwise interested in the transactions. In giving that approval, those transactions must be found to be as fair and reasonable to us and on terms and conditions not less favorable to us than those that are available from third parties. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates."

     (7) Lack of Separate Representation. We sometimes use the same attorneys as the Advisor. Our attorneys and the attorneys for various experts who provide real property services for us may also perform services for the Advisor and its Affiliates. It is anticipated that such multiple representation will continue in the future. However, should a dispute arise between the Advisor, and us the Advisor will cause us to retain separate counsel for those matters. Should there be a necessity in the future to negotiate or prepare contracts and agreements between us and the Advisor for services other than those existing or contemplated on the effective date of this prospectus, those transactions will require approval by a majority of the Trustees, including a majority of the Independent Trustees, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

     (8) Rights of Trustees and Officers. Except with respect to certain voting rights, any trustee or officer may acquire, own, hold and dispose of Shares for his individual account and may exercise all rights of a shareholder, to the same extent and in the same manner as if he were not a Trustee or officer. Any Affiliated Trustee or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to us, and may receive compensation from that person as well as compensation as Trustee, officer or otherwise hereunder. Those activities shall not necessarily be deemed to conflict with his duties and powers as Trustee or officer.

                              THE COMPANY

    We are a Maryland real estate investment trust formed on July 12, 1996. We invest exclusively in the following types of investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (we refer to those investments as "Residential Mortgages"); (2) the seller's unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single-family residential property throughout the United States (we refer to those investments as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the construction, purchase, renovation, and sale of single-family homes (we refer to those investments as "Interim Mortgages"). Interim Mortgages are loans of 12 months or less that we make to investors for the construction, purchase, renovation and sale of single-family homes. The use of a Mortgage or a Contract for Deed for home buyers is generally dependent upon the creditworthiness of the borrower, with less creditworthy borrowers qualifying more easily for a Contract for Deed. The properties underlying each of the types of liens we use to secure our loans are generally the same, although in the case of Interim Mortgages the properties are typically unimproved residential properties. Our typical holding periods for Mortgages, Contracts for Deed and Interim Mortgages are 360 months, 360 months and 12 months, respectively. The risks to us and the legal recourse that we have in the event of a default is essentially the same for all three types of security instruments that we rely upon except that eviction proceedings are somewhat simpler in the case of Contracts for Deed, where the title to the property is not held by the borrower. Because the default rate we have experienced has not varied significantly between the different types of instruments, we do not select Mortgage Investments based primarily on our legal rights upon default. We urge you to read the section of this prospectus entitled "Certain Legal Aspects of Mortgage Loans" for a more detailed discussion of the legal characteristics of Mortgages and Contracts for Deed including our rights to foreclose upon a property that secures a loan that is in default.

     We seek to produce net interest income on our portfolio of Mortgage Investments while maintaining strict cost controls in order to generate net income for monthly distribution to our shareholders. We intend to continue to operate in a manner that will permit us to continue to qualify as a REIT for federal income tax purposes. As a result of that REIT status, we are permitted to deduct dividend distributions to shareholders, thereby effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to shareholders in the form of dividends. See "Federal Income Tax Considerations - Taxation of Taxable Shareholders."
Our principal executive offices are located at 5740 Prospect Avenue, Suite 1000, Dallas, TX 75206, telephone (214) 237-9305 or
(800) 955-7917, facsimile (214) 237-9304.

     The overall management of our business is invested in our Board of Trustees. Our Advisor, UMT Advisors, Inc., has been retained to manage our day-to-day operations and to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with the investment programs the Trustees may adopt from time to time in conformity with the Declaration of Trust. See "Management." Prior to January 1, 2001 the Company was self-administered and utilized Mortgage Trust Advisors, Inc., ("MTA") to select its investments and monitor its daily operations. The Company changed advisors as a result of the change in ownership of the former advisor. Two of the principals of the first advisor formed UMTA. The Company's President, Cricket Griffin, is an employee of the Advisor, for which she serves as President. Before that date she was an employee of the Company. The Advisor is owned and controlled by Todd F. Etter and Timothy J. Kopacka. Mr. Etter is an Affiliate of SCMI, CRC and RAFC, all Texas corporations that sell Mortgage Investments to us and of PSC, a Texas corporation that services most of our Residential Mortgages and Contracts for Deed.

INVESTMENT PORTFOLIO

     For information regarding our current investment portfolio, including our portfolio mix, please see the section entitled
"Management's Discussion and Analysis."

Defaults by Borrowers

     Recent statistics from the Mortgage Bankers Association on foreclosure rates among all types of mortgage loans show a foreclosure rate of 1.15% nationally from its sampling. Our rate has historically been higher than that but below the 5.0% rate that we have projected as acceptable. SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed sold to us by SCMI or its Affiliates, and that has had less than 12 payments made on it, defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

(a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided: (i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential Mortgages at that time; or

(b) Payment by SCMI to us, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received.

                   INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     Our principal investment objectives are to invest the Net
Offering Proceeds in Mortgage Investments consisting of
Residential Mortgages, Contracts for Deed and Interim Mortgages secured by single-family residential real estate. Those investments are expected to:

(1) produce net interest income;

(2) provide monthly distributions from, among other things, interest on Mortgage Investments; and

(3) permit reinvestment of payments of principal and proceeds of prepayments, sales and insurance net of expenses.

     There is no assurance that these objectives will be attained. See "Risk Factors."

INVESTMENT POLICY

     Our primary investment policy is to purchase the following types of Mortgage Investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (which we refer to herein as "Residential Mortgages"); (2) the Seller's unencumbered interest in fixed rate Contracts for Deed (also known as land contracts) for the sale of single-family residential property throughout the United States (which we refer to herein as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the construction, purchase, renovation, and sale of conventional single-family, modular and manufactured homes (which we refer to herein as "Interim Mortgages "). The Residential Mortgages, Contracts for Deed and the Interim Mortgages that we invest in are collectively referred to herein as the "Mortgage Investments."
See "Certain Legal Aspects of Mortgage Loans" for a discussion concerning mortgages, deeds of trust, contracts for deed, foreclosure and certain risks related to an investment in mortgages.

     A significant portion of the home buying public is unable to qualify for government insured or guaranteed or conventional mortgage financing. Strict income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements serve to eliminate conventional financing alternatives for many working class homebuyers. A large market of what are referred to as "B," "C," "D," and "DD" grade mortgage notes has been generated through utilization of non-conforming underwriting criteria for those borrowers who do not satisfy the underwriting requirements for government insured or guaranteed or conventional mortgage financing. Although there is no industry standard for the grading of those non-conforming loans, the grade is primarily based on the credit worthiness of the borrower.

     We acquire what we consider to be "B," "C" and "D" grade mortgage loans. Typically non-conforming notes bear interest at above market rates consistent with the perceived increased risk of default. In practice, non-conforming notes experience their highest percentage of default in the initial 12 months of the loan. We intend to reduce the rate and expense of early payment defaults through the adherence to investment policies that require the seller of a note to us with a payment history of less than 12 months to replace or repurchase any non-performing note and to reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs.

     Most of our Mortgage Investments to date are geographically concentrated in the Dallas/Fort Worth Metropolitan area due to proximity of our loan servicers and the more ready availability to us of seasoned loans in that area. We anticipate that this concentration will continue, although it is our intention to expand our geographic presence through the purchase of Interim Loans and other Mortgage investments in other geographic areas of the United States. In making the decision to invest in other states, we consider the availability of non-judicial foreclosure, as is available in Texas, to be the primary legal consideration. While Texas does not provide a statutory right of redemption and permits deficiency judgments, we do not rely upon those provisions in the enforcement of our liens and therefore we believe that the risks in Mortgage Investments in most other states will not be significantly different than those we face in Texas.

     Currently, the major portion of our portfolio is comprised of Interim Mortgages. We have been shifting to a portfolio that is more heavily weighted to Interim Mortgages because 1) to date we have not experienced income loss due to default with Interim Mortgages since those loans are subject to limited or full recourse, and 2) blended yields for Interim Mortgages offered to us have been higher than those of the other Mortgage Investments. We expect this trend to continue for the foreseeable future at least until market conditions indicate a more favorable portfolio mix.

UNDERWRITING CRITERIA

     We will not originate loans, except to facilitate the resale of a foreclosed property. Funds awaiting investment in Mortgage Investments will be invested in government securities, money market accounts or other assets that are permitted investments for REITs. See "Investment Objectives and Policies - Temporary Investments."

     The underwriting criteria for our purchase of Mortgage
Investments are as follows:

(1)	Priority of Lien.  All notes purchased must be secured
by a first lien that is insured by a title insurance company. We will not purchase second liens or other subordinate or junior liens. Purchase of "wrap notes" will be permitted subject to loan to value ratios specified below. A "wrap note" is a secured lien note that "wraps" around an existing first lien and on which the holder has the right to service the first lien indebtedness. All Contracts for Deed must provide us with unencumbered title to the real estate collateral.

(2) Rate. The Advisor seeks to acquire Mortgage Investments that will provide us with a satisfactory net yield. Net yield is determined by the yield realized after payment of the note servicing fee (1/2 of 1% of note balance, annually) and administrative costs (estimated to be 1/2 of 1% of the first $50 million of Average Invested Assets and 1% of Average Invested Assets over $50 million). See "Summary of Declaration of Trust - Limitation on Total Operating Expenses". Under the Advisory Agreement with our Advisor, the servicing and administrative cost burden will be approximately 1% on the first $50 million in Average Invested Assets and 1-1/2% of Average Invested Assets in excess of $50 million. All rates will be fixed rates. We will not acquire adjustable rate loans. Some notes will be bought at a discount to increase their yield above the contractual rate. No notes will be purchased at a premium above the outstanding principal balance. This investment policy allows for acquisition of notes at various rates.

(3) Term and Amortization. There is no minimum term for the notes we acquire. The maximum term for Residential Mortgages and Contracts for Deed is 360 months and Interim Mortgages may not exceed 12 months in term. Amortization will vary from 0 (interest only on loans 12 months and less) to 360 months. Balloon notes are allowed, so the amortization period does not need to match the term. No amortization may exceed 360 months.

(4) Loan-to-Value Ratio. Except as set forth below, any loan purchased may not exceed an 85% Loan-to-Value Ratio ("LTV"). Exceptions will be made for: (1) loans with LTV's in excess of 85% which may be purchased if discounted sufficiently to bring the Investment-to-Value Ratio to 85% or less (the LTV's will be established by appraisal on unseasoned loans, and by broker price opinion (BPO) or appraisals not more than 12 months old on seasoned notes); (2) loans that have seller recourse through the 12th monthly payment; and (3) Interim Mortgages (loans to real estate investors for purchase or construction of homes for sale) may be purchased if they will not exceed a 50% LTV and will have a maturity of one year or less. However, the President shall have the authority to purchase Interim Mortgages with a LTV ratio up to 65% on a case-by-case basis.

(5) Seasoning. Residential Mortgages and Contracts for Deed must have a minimum of 12 months payment history or will be required to have seller recourse through the twelfth payment. Those seller recourse agreements will require the seller of a Residential Mortgage or Contract for Deed to us to replace or repurchase any non-performing note and reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs. A note will be considered non-performing if any portion of the principal, interest or escrow payment is 30 days past due. By their nature, Interim Mortgages are not subject to the seasoning requirement.

(6) Borrower, Loan and Property Information. A completed Uniform Residential Loan Application (FNMC form 1003, FDMC form
65), or other form acceptable to us must accompany each Residential Mortgage and Contract for Deed loan acquired. The Form must include property address, year built, square footage, type of construction, purchase price of the property, date of purchase, down payment and original loan amount, rate, term and amortization, borrower and co-borrower name, address, home and work telephone numbers, prior residence, prior mortgagee or landlord, current employer and, if employed less than one year at current employer, previous employer, monthly income and expense information, listing of assets and liabilities and a listing of three references, with phone numbers and addresses, including next of kin. In addition, each loan file should include a Verification of Employment (completed) and a Verification of Rent (completed), if applicable.

(7) Appraisals and BPO's. Each unseasoned loan must have an appraisal demonstrating a LTV ratio or Investment-to-Value Ratio of not more than 85% (subject to the exceptions set forth in 4 above). The appraisals may be limited in scope (not requiring interior inspection) but must be performed by appraisers approved by the Advisor. Each seasoned note must be accompanied by an appraisal or a Broker Price Opinion (not more than 12 months old), demonstrating a LTV ratio or Investment-to-Value Ratio not in excess of 85% (subject to the exceptions set forth in 4 above), and photographs of the property securing the loan.

(8) Credit. Payment histories reflecting no late payments (30 days +) for twelve consecutive months will be deemed a sufficient demonstration of creditworthiness of the borrower for seasoned notes. For unseasoned notes, the borrower must have the following:

- Current credit report with acceptable explanations for any adverse ratings, no active bankruptcies, no prior foreclosures.

- Employment, verified, with current employer, or no lapse in employment for the last 12 months.

- Income ratio, verified, indicating income at least 2.5 times the monthly payment inclusive of escrows.

- Prior mortgage payment or rental history demonstrating 12 consecutive months pay history with no late pays (30 days past due).

(9) Escrow Requirement. All loans must have adequately funded tax and insurance escrow accounts and a continuing obligation to fund 1/12th of the annual insurance and tax amounts each month. The President, in her sole discretion, may waive this escrow requirement for loans evidencing a Loan-to-Value Ratio of less than 80% or that are seasoned more than 24 months.

(10) Estoppel Letters. Each loan purchased must be accompanied with both a maker's and a payee's estoppel letter attesting to loan balances, payment amount, rate, term, security, escrow balance, current status of account, and next payment date.
Estoppel letters must be no more than 30 days old at time of loan acquisition.

(11) Hazard Insurance. Each loan purchased must have, in effect, a prepaid hazard insurance policy with a mortgagee's endorsement for our benefit in an amount not less than the outstanding principal balance on the loan. We reserve the right to review the credit rating of the insurance issuer and, if deemed unsatisfactory, request replacement of the policy by an acceptable issuer.

(12) Geographical Boundaries. We may purchase loans in any of the 48 contiguous United States. However, in states which provide redemption rights after foreclosure, the maximum loan to value ratio will be 80%, or alternatively the loan must provide mortgage insurance.

(13) Mortgagees' Title Insurance. Each loan purchased must have a valid mortgagees' title insurance policy insuring a first lien position in an amount not less than the outstanding principal balance of the loan.

(14) Guarantees, Recourse Agreements, and Mortgage Insurance. Mortgage Investments with Investment-to-Value Ratios in excess of 85% and/or less than 12 months seasoning will not be purchased without one or more of the following: government guarantees, seller recourse agreement, mortgage insurance or similar guarantees or insurances approved by the Board of Trustees, including a majority of the Independent Trustees.

(15) Pricing. Mortgage Investments will be purchased at no minimum percentage of the principal balance, but in no event in excess of the outstanding principal balance. Prices paid for notes will vary with seasoning, interest rate, credit, Loan-to-Value Ratios, payment histories, guarantees or recourse agreements, and average yield of our loan portfolio among other factors. Our objectives will be accomplished through purchase of high rate loans, prepayment of notes purchased at a discount, reinvestment of principal payments, interim home purchase loans and other short-term investment of cash reserves and, if utilized, leverage of capital to purchase additional loans. Interim Mortgages are purchased with a negotiated interest rate payable to the Company.

     The principal amounts of Mortgage Investments and the number of Mortgage Investments in which we invest will be affected by market availability and also depends upon the amount of Net Offering Proceeds available to us from the sale of our Shares. If less than the maximum Net Offering Proceeds are obtained, the number of different loans available for investment will be reduced. There is no way to predict the future composition of our portfolio since it will depend in part on the loans available at the time of investment. See "Investment Portfolio" for a description of the Mortgage Investments currently owned by us.

TEMPORARY INVESTMENTS

     We intend to use the Net Offering Proceeds to acquire Mortgage Investments. There can be no assurance as to when we will be able to invest the full amount of the Net Offering Proceeds in Mortgage Investments, although we will use our best efforts to invest or commit for investment the full amount of Net Offering Proceeds within 60 days of receipt. We will temporarily invest any Net Offering Proceeds not immediately invested in Mortgage Investments or for the other purposes described above, in certain short-term investments appropriate for a trust account or investments which yield "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code or other investments which invest directly or indirectly in any of the foregoing (such as repurchase agreements collateralized by any of the foregoing types of securities) and/or such investments necessary for us to maintain our REIT qualification or in short-term highly liquid investments such as in investments with banks having assets of at least $50,000,000, savings accounts, bank money market accounts, certificates of deposit, bankers' acceptances or commercial paper rated A-1 or better by Moody's Investors Service, Inc., or securities issued, insured or guaranteed by the United States government or government agencies, or in money market funds having assets in excess of $50,000,000 which invest directly or indirectly in any of the foregoing.

OTHER POLICIES

     We will not: (a) issue senior securities; (b) invest in the securities of other issuers for the purpose of exercising control;
(c) invest in securities of other issuers, other than in temporary investments as described under "Investment Objectives and Policies - Temporary Investments"; (d) underwrite the securities of other issuers; or (e) offer securities in exchange for property.

     We may borrow funds to make distributions to our shareholders or to acquire additional Mortgage Investments. Our ability to borrow funds is subject to certain limitations set forth in the Declaration of Trust. See "Summary of Declaration of Trust - Restrictions on Borrowing."

     Other than in connection with the purchase of Mortgage Investments, which may be deemed to be a loan from us to the borrower, we do not intend to loan funds to any person or entity. Our ability to lend funds to the Advisor, a Trustee or Affiliates thereof is subject to certain restrictions as described in "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates."

     We will not sell property to the Advisor, a Trustee or Affiliates thereof at terms less favorable than could be obtained from a non-affiliated party. See "Summary of Declaration of Trust
- Restrictions on Transactions With Affiliates."

     Although we do not intend to invest in real property, to the extent we do, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property. If a majority of the Independent Trustees determine, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, a qualified independent real estate appraiser shall determine such fair market value selected by the Independent Trustees.

     We will use our best efforts to conduct our operations so as not to be required to register as an investment company under the Investment Company Act of 1940 and so as not to be deemed a "dealer" in mortgages for federal income tax purposes. See "Federal Income Tax Considerations."

     We will not engage in any transaction which would result in the receipt by the Advisor or its Affiliates of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Declaration of Trust and in applicable state securities laws and regulations upon dealings between us and the Advisor and its Affiliates.

     The Advisor and its Affiliates, including companies, other partnerships and entities controlled or managed by such Affiliates, may engage in transactions described in this prospectus, including acting as Advisor, receiving distributions and compensation from us and others, the purchasing, warehousing, servicing and reselling of mortgage notes, property and investments and engaging in other businesses or ventures that may be in competition with us. See "Conflicts of Interest," "Management Compensation" and "Management."

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     The investment restrictions contained in the Declaration of Trust may only be changed by amending the Declaration of Trust with the approval of the shareholders. However, subject to those investment restrictions, the methods for implementing our investment policies may vary as new investment techniques are developed.
                                MANAGEMENT

GENERAL

     Our Trustees are responsible for the overall management and control of our business and are accountable to the Company as fiduciaries. The Trustees have retained the Advisor, including our President, who is an employee of the Advisor, to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Trustees.

     We currently have five Trustees, three of whom are Independent Trustees. Our Declaration of Trust provides for not less than three nor more than nine Trustees, a majority of whom must be Independent Trustees. Each Trustee serves for a one-year term.

     The Trustees establish written policies on investments and borrowings and monitor our administrative procedures and investment operations and also monitor the performance of our President and the Advisor to assure that those policies are carried out. Until modified by the Trustees, we will follow the policies on investments and borrowings set forth in this prospectus. The Independent Trustees are responsible for reviewing our investment policies not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of our shareholders.

     A vacancy in the Board of Trustees created by the death, resignation, or incapacity of a Trustee or by an increase in the number of Trustees (within the limits referred to above) may be filled by the vote of a majority of the remaining Trustees (with respect to a vacancy created by the death, resignation, or incapacity of an Independent Trustee, the remaining Independent Trustees shall nominate a replacement). The shareholders shall fill vacancies occurring as a result of the removal of

Trustees by shareholders. Any Trustee may resign at any time and may be removed by the holders of at least a majority of the outstanding Shares (with or without cause) or by a majority of the Trustees (only for cause).

     The Trustees (including the Independent Trustees) shall periodically monitor the allocation of Mortgage Investments between us and any Affiliated Programs to insure that the allocation method described herein under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" is being applied fairly to us.

FIDUCIARY RESPONSIBILITY OF TRUSTEES

     Consistent with the duties and obligations of, and limitations on, the Trustees as set forth in our Declaration of Trust, and under the laws of the State of Maryland, the Trustees are accountable to our shareholders as fiduciaries. As a result, the Trustees are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and the best interest of our shareholders and act with such care, including reasonable inquiry, as a prudent person in a similar position would use under similar circumstances. The Trustees will review annually our budget that will be prepared by our Advisor. In addition, the Independent Trustees must review our relationship with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to both our shareholders and us.

LIMITATION ON LIABILITY OF TRUSTEES AND OFFICERS

     The Declaration of Trust provides that Trustees and officers shall have the fullest limitation on liability permitted under Maryland law. Pursuant to such statutory provisions, Trustees and officers have no liability for breach of the duty of loyalty, unless such breach of duty results in an improper personal benefit or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained apply, the remedies available to us or our shareholders are limited to equitable remedies, such as injunctive relief or rescission, and do not include the right to recover money damages. The Trustees and other officers are liable to us or to our shareholders only (i) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

INDEMNIFICATION OF TRUSTEES, OFFICERS AND OTHERS

     The Declaration of Trust provides that, to the fullest extent allowed by Maryland law, we will indemnify the Trustees, the Advisor and their Affiliates and employees of each against losses incurred by them arising in connection with our business; provided that (1) the Trustees, the President, or the Advisor has determined, in good faith, that the course and conduct which caused the loss or liability was in our best interests, (2) liability or loss was not the result of negligence or misconduct with respect to the affiliated Trustee, the President, the Advisor and its Affiliates or the result of bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee's duties, and (3) the indemnification or agreement to hold harmless is recoverable only out of our assets and not from our shareholders.

     To the extent that the indemnification of the Trustees may apply to the liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. In the event that a claim for indemnification by us of expenses incurred or paid by an indemnified party in the successful defense of any action, suit or proceeding is asserted by that person in connection with the offering of the Shares, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether that indemnification is against public policy as expressed in the Securities Act of 1933. We will then be governed by the final adjudication of such issue. In addition, we shall not indemnify the Trustees, the Advisor and their Affiliates for liabilities arising under a violation of federal and state securities laws associated with the offer and sale of Shares. We may indemnify a Trustee, the Advisor and their Affiliates who are performing services on our behalf for settlements and related expenses incurred in successfully defending such lawsuits, provided, that (1) a court either (a) approves the settlement and finds that indemnification of the settlement and related costs should be made or (b) approves indemnification of litigation costs if there has been a successful defense, or (2) there has been a dismissal with prejudice on the merits (without a settlement).
Any person seeking indemnification shall inform the court of the published position of the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification.

SHAREHOLDERS' RIGHTS AND REMEDIES

     In addition to potential legal action against the Trustees, the Declaration of Trust and laws of the State of Maryland provide each shareholder with certain legal rights and remedies, including the right, by a majority vote of the outstanding Shares entitled to vote, to remove the Trustees, with or without cause, or to terminate our existence. See "Summary of Declaration of Trust."

DEFENSES AVAILABLE TO TRUSTEES AND THE ADVISOR

     There are certain defenses under Maryland law and pursuant to the Declaration of Trust that are available to the Trustees and the Advisor in the event of a shareholder action against them.
One such defense is the "business judgment rule." A Trustee or the Advisor can, under the "business judgment rule," argue that he performed the action giving rise to the shareholder's action in good faith and in a manner he reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Trustees and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. In the event a shareholder challenges an amendment to the Declaration of Trust made by Trustees without the shareholders' approval, the Trustees can defend by arguing that the Declaration of Trust permits amendments to the Declaration of Trust without shareholder vote in certain circumstances.

TRUSTEES AND OFFICERS

Our Trustees and officers are as follows:

        NAME                    AGE     OFFICES HELD
Christine "Cricket" Griffin     51      Trustee, Chairman of the
Board,
                                               President and
Treasurer
Douglas R. Evans                58      Independent Trustee and
                                               Secretary
Richard D. O'Connor, Jr.        49      Independent Trustee
Paul R. Guernsey                53      Independent Trustee
Michele A. Cadwell              51      Trustee

     Christine Griffin has been our President and Treasurer and a Trustee since July 1996. Since January, 2001, she has been the President of UMT Advisors, Inc., Advisor to United Mortgage Trust. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage-banking firm that is an Affiliate of the Advisor and that has previously sold mortgages and provided mortgage-servicing services to us. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

     Richard D. O'Connor, Jr. is one of our Independent Trustees. He has been a Trustee since July 1996. In 2000 Mr. O'Connor became a partner of O'Connor & Jones, L.L.P., a Dallas law firm. From 1998 to 2000 Mr. O'Connor was a shareholder of Stollenwerck, Moore & Silverberg, P.C., a Dallas law

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firm. From 1993 to 1998, Mr. O'Connor practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Company. Mr. O'Connor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976, and a J.D. degree from the University of Houston in 1978. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

     Paul R. Guernsey has been one of our Independent Trustees since July 1996. Since 1993 Mr. Guernsey has been a Partner and Chief Financial Officer of The Hartnett Group, Ltd. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate, real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was Chief Financial Officer of American Financial Network, Inc. a public company that operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991, he was Chief Financial Officer and then Vice President of Operations for Discovery Learning Centers, Inc., a chain of childcare centers. From 1986 to 1987, he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985, he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey graduated with a Bachelors Degree in Business (Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's.

     Douglas R. Evans has been one of our Independent Trustees since July 1996. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients in the oil and gas industry. From 1987 until February 1995, Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property. Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967.

     Michele A. Cadwell is one of our affiliated Trustees. She is a fee attorney affiliated with Commonwealth Land Title of Dallas, Texas. From 1998 to 1999, Ms. Cadwell was Manager - Onshore Land Operations with EEX Corp. Her primary responsibilities include drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974

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graduate of the University of Oklahoma with a Bachelors of Arts
Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars.

COMMITTEES AND MEETINGS

     Our Board of Trustees has standing audit and compensation committees that meet at least annually.

     The Board of Trustees held regular meetings during 2002.
None of the Trustees attended fewer than 75% of the meetings of the Board of Trustees.

COMPENSATION OF TRUSTEES

     Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Independent Trustees are entitled to receive the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 Shares at an exercise price of $20 per Share (not to exceed 12,500 Shares per Trustee). During each of the 12 months ended December 31, 2000 and 1999, Independent Trustees received $3,000 each for attending all of the meetings and waived their rights to further fees and each received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share.

                 THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

     Our Advisor is UMT Advisors, Inc., a Texas corporation organized on November 3, 2000. The Advisor has been retained pursuant to an Advisory Agreement effective on January 1, 2001, to provide us with day-to-day management and administrative services performed by its employees located in their offices in Dallas, Texas. In addition, the Advisor is engaged to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. The services of the Advisor include managing our development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing our assets. The Advisor has a fiduciary duty to us and to our shareholders.

     The directors and officers of the Advisor are set forth below. These officers of the Advisor may also provide services to us on behalf of the Advisor.


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
NAME                          AGE     OFFICES HELD

Todd Etter                    53      Chairman
Christine "Cricket" Griffin   51      President
Timothy J. Kopacka            44      Executive Vice
President/Secretary
Melvin E. Horton, Jr.         58      Executive Vice
President/Marketing

     Todd Etter has been Chairman of UMT Advisors, Inc. since its formation in 2000. He was President of Mortgage Trust Advisors, Inc., our former Advisor since 1996. Mr. Etter is a 50% owner and a director of Capital Reserve Corp. ("CRC"), a Texas corporation that sells Interim Mortgages to us and services those Interim Mortgages for us. In addition, Mr. Etter, through SCMI, is a 50% owner of Ready America Funding Corp. ("RAFC"), a Texas corporation that sells Interim Mortgages to us and services those Interim Mortgages for us. Since 1997, Mr. Etter has been a registered representative with First Financial United Investments Limited which is one of our Participating Dealers for this offering. In 1992 Mr. Etter formed and since that date has served as President of South Central Mortgage, Inc., a Dallas, Texas-based mortgage banking firm of which he is sole director. In 1982 he formed South Central Financial Group, Inc., a Dallas, Texas based investment-banking firm and continues to serve as its President. During the period 1980-1992 he sourced over $37 million in capital for cable television, real estate and child care center investments. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. In total, Crawford, Etter and Associates developed over 1,000 residential lots, marketed over 800 single-family homes and constructed over 400 homes. Mr. Etter received a Bachelors of Arts degree from Michigan State University in 1972.

     Christine Griffin. Ms. Griffin has served as President of UMT Advisors, Inc. since its inception. For Ms. Griffin's biographical information, please see above under "Trustees and Officers."

     Timothy J. Kopacka has served as Vice-President of UMT Advisors, Inc. since its formation in 2000. Since 1996, Mr. Kopacka has served as Vice President of Mortgage Trust Advisors, Inc., the Company's former Advisor. Since 1984, he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1987 to 1990, he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division. From 1980 to 1983, he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. Mr. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's.

     Melvin E. Horton, Jr. has served as a Vice President of UMT Advisors, Inc. since its inception. Since January 2000, Mr. Horton has been President of AML Advisors, a firm engaged in providing consulting, sales, and marketing advice to institutional and individual investors. Also since January 2000, Mr. Horton has been a registered representative with IMS

Securities, Inc., which is one of our Participating Dealers for this offering. From January 1997 to January 2000 he was Senior Vice President and Managing Director of the Private Client Group of Southwest Securities, Inc. (NYSE). Mr. Horton managed The Horton Company, a Registered Investment Advisor from January 1996 to January 1997. Between August 1982 and December 1988 and between May 1992 and January 1996, he acted in sales and management positions for Salomon Smith Barney and its predecessor firms including Shearson Lehman Brothers and EF Hutton. He served as President of MBI Financial from January 1989 to May 1992. Mr. Horton received a Bachelor's degree in Business in Accounting and Finance in 1968 from Southern Methodist University and an MBA from the Cox School at SMU in 1971.

SUMMARY OF THE ADVISORY AGREEMENT

     With the approval of our Trustees, including all of the Independent Trustees, we entered into a contract with the Advisor (the "Advisory Agreement") effective on January 1, 2001, under which the Advisor provides us with our day-to-day administrative services. In addition, the Advisor is obligated to use its best efforts to develop and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities that are consistent with our investment policies and objectives and also consistent with any investment programs that the Trustees may adopt from time to time in conformity with the Declaration of Trust. Prior to January 1, 2001, we were self-administered and our administrative services were provided by our President, Cricket Griffin, and we utilized our prior advisor, Mortgage Trust Advisors, Inc., to select our investments and to pay our overhead, with a limited contribution by us. Termination of that advisory agreement resulted in the Company being exposed to variable administrative expenses since the portion of costs that we had to contribute would no longer be fixed. In addition, our prior advisory agreement required that if additional services beyond those specified in our advisory agreement were required, the Company would have to incur the expense of adding personnel to perform those additional services. This meant that increased administrative costs would reduce the amount available to us for distributions. Our Trustees entered the current agreement with our Advisor in order to fix our administrative costs while increasing the level of services provided through our present arrangement under which the Advisor will perform all of our administrative services plus certain additional services we require for a fixed fee.

Although our Trustees retain exclusive authority over our management, the conduct of our affairs and the management and disposition of our assets, the Trustees have initially delegated to the Advisor, subject to the supervision and review of the Trustees and consistent with the provisions of our Declaration of Trust, the following responsibilities:

- develop underwriting criteria and a model for our investment portfolio;

- acquire, retain or sell our Mortgage Investments;

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
- seek out, present and recommend investment opportunities consistent with our investment policies and objectives, and negotiate on our behalf with respect to potential investments or the disposition thereof;

 - pay our debts and fulfill our obligations, and handle, prosecute and settle any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments;

- obtain such services as may be required by us for mortgage brokerage and servicing and other activities relating to our investment portfolio;

- evaluate, structure and negotiate prepayments or sales of Mortgage Investments;

- manage the structuring and registration of additional shares for our offering;

- develop our administrative budget;

- administer our day-to-day operations;

- coordinate marketing and sales of our shares;

- develop and maintain our web site;

- administer our Dividend Reinvestment Program;

- coordinate engagement of market makers and listing of our shares at the appropriate time;

- develop institutional and retail secondary market interest for our shares;

- arrange our note warehousing credit facility and provide required financial guarantees;

- negotiate our loan purchases;

- develop and monitor our investment policies;

- develop high yield loan acquisition program;

- oversee loan servicing for our portfolio;

- oversee acquisition and disposition of our investments;

- manage our assets; and

- from time to time, or as requested by the Trustees, make reports to us regarding the Advisor's performance of the foregoing services.

     The Advisory Agreement has an initial term of one year. We may renew the Advisory Agreement annually subject to an evaluation of the performance of the Advisor by the Trustees and the affirmative vote of the Independent Trustees. The Advisory Agreement may be terminated (1) without cause by the Advisor or
(2) with or without cause by a majority of the Independent Trustees. Termination under either of those provisions may be made without penalty and upon 60 days' prior written notice to the non-terminating party.

     The Advisor may engage in other business activities related to real estate, Mortgage Investments or other investments whether similar or dissimilar to those made by us or act as advisor to any other person or entity having investment policies whether similar or dissimilar to ours (including other REITs). See "Investment Objectives and Policies." However, except for the allocation of investments between us and other Affiliated Programs as described under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" or except for the operations of SCMI, CRC, or RAFC before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present an investment opportunity to us if (1) that opportunity is of a character which could be taken by us, (2) that opportunity is compatible with our investment objectives and policies and (3) we have the financial resources to take advantage of that opportunity. SCMI is currently in the business of purchasing and selling mortgages. CRC and RAFC are currently in the business of financing home purchases, renovations, and construction by investors. PSC is in the business of servicing mortgage loans. SCMI, CRC, RAFC and PSC will each continue in their business. However, SCMI, CRC and RAFC have each agreed that, if it has any loans that it desires to sell, it will give us the right of first refusal to purchase that loan if (1) it is of a character which could be bought by us, (2) it is compatible with our investment objectives and policies and (3) we have the financial resources to purchase it.

     For a description of the compensation to be paid to the Advisor in consideration of the services it will render to us, see "Management Compensation."

     The Declaration of Trust provides that the Independent Trustees are to determine, at least annually, that the amount of compensation we pay the Advisor is reasonable in relation to the nature and quality of the services performed, based on the factors set forth in the Declaration of Trust and such other factors as they deem relevant, including the size of the fee in relation to the size, composition and profitability of our investment portfolio, the success of the Advisor in generating opportunities that meet our investment objectives, the rates charged to other REITs and to investors other than REITs by advisors performing similar services, the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for us, the quality and extent of service and advice furnished by the Advisor, the performance of our investment portfolio and the quality of our investment portfolio in relationship to the investments generated by the Advisor for its own account.

     The Advisory Agreement provides for the Advisor to pay all of our expenses and for us to reimburse the Advisor for any third-party expenses that should have been paid by us but which were instead paid by the Advisor. However, the Advisor remains obligated to pay: (1) the employment expenses of its employees,
(2) its rent, utilities and other office expenses (except those relating to office space occupied by the Advisor that is maintained by us) and (3) the cost of other items that generally fall under the category of the Advisor's overhead that is directly related to the performance of services for which it is otherwise receiving fees from us.

                           PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of the date of this prospectus by each person who is known to us to be the beneficial owner of more than 5% of our Shares and the beneficial ownership of all Trustees and officers as a group as of such date.

                                        Number of
Percent
Name and Address                        Shares (1)          of
Class
----------------                        ----------          ------
--
Christine Griffin (2)                     10,000(3)             *
Richard D. O'Connor, Jr. (2)               7,500(3)             *
Paul R. Guernsey (2)                      20,969(3)             *
Douglas R. Evans (2)                      15,000(3)             *
Michele A. Cadwell (2)                     5,000(3)             *
All Trustees and
Executive Officers as a
Group (5 persons)                        58,969(4)          1.2%

     * Less than 1%

     (1) For purposes of this table, Shares indicated as being owned beneficially include Shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding Shares owned by a shareholder, Shares subject to that exercise are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

     (2) A trustee and/or executive officer of our Company. The addresses of all trustees and executive officers are c/o United
Mortgage Trust, 5740 Prospect Avenue, Suite 1000, Dallas, Texas
75206.

     (3) Includes Shares issuable upon the exercise of stock options at an exercise price of $20.00 per Share.

     (4) Includes the Shares described in footnote (3) above.

                    DIVIDEND POLICY AND DISTRIBUTIONS

     We intend to reinvest any Disposition Proceeds except to the extent they represent capital gains on loans purchased at a discount. We intend to distribute substantially all of our taxable income for each year (which does not ordinarily equal net income as calculated in accordance with GAAP) to our shareholders so as to comply with the REIT provisions of the Code. To the extent we have funds available, we will declare regular monthly dividends. Any taxable income remaining after the distribution of the final regular monthly dividend each year will be distributed together with the first regular monthly dividend payment of the following taxable year or in a special distribution made prior thereto. The dividend policy is subject to revision at the discretion of our Board of Trustees. All distributions will be made by us at the discretion of our Board of Trustees and will depend on our taxable earnings, our financial condition, maintenance of REIT status and such other factors as the Board of Trustees deems relevant.

     Distributions to our shareholders will generally be subject to tax as ordinary income, although a portion of such distributions may be designated by us as capital gain or may constitute a tax-free return of capital. Any distribution to shareholders of income or capital assets will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and the written statement disclosing the source of the funds distributed will be sent to the shareholders not later than 60 days after the close of the fiscal year in which the distribution was made. In addition, we will annually furnish to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains, or return of capital. For a discussion of the federal income tax treatment of distributions that we pay, see "Certain Federal Income Tax Considerations - Taxation of Shareholders."

     We made a special distribution to our Shareholders in January 1997 in order to meet the requirement that we distribute at least 95% (now a 90% requirement) of our REIT Taxable Income to our Shareholders as used in the Internal Revenue Code sections that deal with REITs. Aside from that split distribution, we have not made other special distributions.

                  SUMMARY OF DIVIDEND REINVESTMENT PLAN

     We have a Dividend Reinvestment Plan pursuant to which you may elect to have the entire amount or any portion of your distributions reinvested in additional Shares of the Company. On November 14, 2003, we filed a registration statement to register 511,000 shares that we are offering under our Dividend Reinvestment Plan that became effective that day. We are offering those shares pursuant to the prospectus dated November 14, 2003.

SHARE REDEMPTION PLAN


     We have a Share Repurchase Program (SRP) that may provide you with limited interim liquidity. Subject to certain restrictions and limitations, the SRP may enable you to sell Shares back to us in accordance with the following procedures:

       - Shareholders must have held the Shares for at least one year.

       - In any consecutive twelve (12) month period the number of Shares repurchased may not exceed 5% of the outstanding shares at the beginning of the twelve (12) month period.

       - The repurchase price of the Shares will be based on the value of our properties or fixed pricing schedule, as determined by the Trustees' business judgment of our book value, operations to date and general market and economic conditions and will not, in any event, exceed any current public offering price.

       - Purchases will be made on a monthly basis.

       - Purchases will be on a "first come, first served" basis.

       - Shareholders may tender Shares for repurchase at any time.

       - Shareholders may withdraw tendered Shares at any time prior to repurchase.

       - We will purchase Shares on a pro rata basis at the end of each month in the event the amount of available proceeds is insufficient to satisfy all current repurchase requests.

       - We will provide thirty (30) days' advance notice prior to amending, suspending or terminating the Plan except where suspension is required on the advice of counsel in order to comply with applicable disclosure requirements.

       - We may cancel the Plan if a secondary market for the Shares develops or if the Shares are listed for on a national securities exchange or included for quotation on a national market system.

       - The Shares purchased under the Plan will have the status of authorized but unissued shares and may not be resold unless registered or exempt from registration.



FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes material Federal income tax considerations to our shareholders and us. This discussion is based on existing Federal income tax law, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of Federal income taxation which may be relevant to a particular shareholder in light of its personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (including financial institutions, insurance companies, broker dealers and, except to the extent discussed below, tax exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Shares as "capital assets" (generally, property held for investment) under the Code.

     Because the tax aspects of an investment in the Company are complex and vary according to your own individual circumstances, we urge you to consult with your own tax advisor as to the specific tax consequences of purchasing, holding and disposing of the Shares, including the application and effect of Federal, state, local and foreign income and other tax laws.

GENERAL

     We elected to become subject to tax as a REIT, for Federal income tax purposes, commencing with the taxable year ending December 31, 1997. Our Board of Trustees currently expects that we will operate in a manner that will permit us to qualify as a REIT for the taxable year ending December 31, 2002, and in each taxable year thereafter. This treatment will permit us to deduct dividend distributions to our shareholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation or trust earns income and distributes that income to its shareholders in the form of dividends.

     We have obtained an opinion of Butzel Long ("Counsel"), based upon representations of fact given by us to them, that we were organized and have operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code beginning with our taxable year ending December 31, 1997, and through December 31, 2002 and our current and proposed method of operation will enable us to continue to qualify as a REIT. In rendering its opinion, Butzel Long has not independently verified these facts concerning the likely outcome on the merits of the material federal income tax issues. In particular, it is Counsel's opinion that (i) beginning with our taxable year ending December 31, 1997 and through December 31, 2002, we have been organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to qualify as a REIT for any taxable year with respect to which we make the necessary election.

     Each prospective investor should note that the opinions described herein represent only Counsel's best legal judgment as to the most likely outcome of an issue if the matter were litigated. Opinions of counsel have no binding effect or official status of any kind and in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Counsel's opinions. We do not intend to apply for a ruling from the IRS that we qualify as a REIT.

QUALIFICATION AS A REIT

     Under the Code, a trust, corporation or unincorporated association meeting certain requirements (set forth below) may elect to be treated as a REIT for purposes of federal income taxation. If a valid election is made, then, subject to certain conditions, our income that is distributed to our shareholders will be taxed to those shareholders without being subject to tax at the company level. We will be taxed on any of our income that is not distributed to our shareholders. Once made, the REIT election continues in effect until voluntarily revoked or automatically terminated by our failure to qualify as a REIT for a taxable year. If our election to be treated as a REIT is terminated automatically, we will not be eligible to elect REIT status until the fifth taxable year after the year for which our election was terminated. However, this prohibition on a subsequent election to be taxed as a REIT is not applicable if (1) we did not willfully fail to file a timely return with respect to the termination taxable year, (2) inclusion of incorrect information in that return was not due to fraud with intent to evade tax, and (3) we establish that failure to meet the requirements was due to reasonable cause and not to willful neglect. While we have no intention of voluntarily revoking our REIT election, if we do so, we will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

     There can be no assurance, however, that we will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances. If we were not to qualify as a REIT in any particular year, we would be subject to federal income tax as a regular, domestic corporation, and our shareholders would be subject to tax in the same manner as shareholders of a corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our shareholders could be significantly reduced or eliminated.

     The following is a brief summary of certain technical requirements that we must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code.

     Share Ownership Tests

Our Shares must be transferable and must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). In addition no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The 100-shareholder and 5-shareholders requirements are not applicable to the first taxable year for which an election to be treated as a REIT is made. On the date of the initial closing of the sale of the Shares, we had at least 100 shareholders who were independent of each other and of us. We currently have more than 100 such shareholders. In addition, the Declaration of Trust permits a restriction on transfers of Shares that would result in violation of the 5-shareholder rule. See "Summary of Declaration of Trust." Applicable Treasury Regulations state that such a restriction will not cause the Shares to fail the free transferability requirement.

     Asset Tests

We must generally meet the following asset tests (the "REIT Asset
Tests") at the close of each quarter of each taxable year.

     (a) at least 75% of the value of our total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

     (b) the value of securities held by us but not taken into account for purposes of the 75% Asset Test must not exceed (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding voting securities of any such issuer.

     Gross Income Tests

     We must generally meet the following gross income tests (the
"REIT Gross Income Tests") for each taxable year.

     (a) at least 75% of our gross income must be derived from certain specified real estate sources including interest income, certain categories of real property, and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived form "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test");

     (b) at least 95% of our gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities not held for sale in the ordinary course of business (the "95% Gross Income Test").

     We intend to maintain our REIT status by carefully monitoring our income, to comply with the REIT Gross Income Tests. See
"Taxation of the Company" for a discussion of the tax consequences of failure to comply with the REIT provisions of the Code.

     Distributions to Shareholders. Each year, we must distribute to our shareholders an amount equal to (a) 90% of the sum of (i) our REIT Taxable Income (defined below) before deduction of dividends paid and excluding any net capital gain and (ii) the excess of net income from "foreclosure property" (described above in "Sources of Income") over the tax on such income, minus (b) any "excess non-cash income" (income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like kind exchange that is later determined to be taxable) (the "90% Distribution Test"). REIT Taxable Income is the taxable income of a REIT, computed as if the REIT were an ordinary corporation, but with an allowance for a deduction for dividends paid, an exclusion for net income from foreclosure property, a deduction for the 100%
tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions.

     Dividends that are either (1) paid during the taxable year or
(2) declared before our tax return for the taxable year must be filed (including extensions) and paid within 12 months of the end of such taxable year and no later than our next regular distribution payment, are considered distributions for purposes of the 90% Distribution Test. Those dividends are taxable to our shareholders (other than Tax-Exempt Entities) in the years in which they are paid, even though they reduce our REIT Taxable Income for the year in which declared. However, in order to avoid the excise tax described in "Taxation of the Company", distributions of fourth quarter dividends in certain years may be required on or before January 31st of the following year.

     The Trustees intend to make distributions to our shareholders on a monthly basis sufficient to meet the 90% Distribution Test. Because of (1) the possible receipt of income from certain sources without corresponding cash receipts, (2) timing differences that may arise between the realization of taxable income and net cash flow (e.g. as a result of the original issue discount rules), and
(3) possible adjustments by the IRS to deductions and gross income reported by us, it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 90% of our REIT Taxable Income. In such event, we may attempt to declare a consent dividend, which is a hypothetical distribution to shareholders out of our earnings and profits. The effect of such a consent dividend, to those shareholders who agree to such treatment, and as long as such consent dividend is not preferential, would be that those shareholders would be treated for federal income tax purposes as if that amount had been paid to them in cash and they had then immediately contributed that amount back to us as additional paid-in capital. This would result in taxable income distribution but would also increase the shareholder's tax bases in their Shares by the amount of the taxable income recognized.

     If we fail to meet the 90% Distribution Test due to an adjustment to our income by reason of a judicial decision or by agreement with the IRS, we may pay a "deficiency dividend" to shareholders in the taxable year of the adjustment, which would relate back to the year being adjusted. In that case, we would also be required to pay interest plus a penalty to the IRS. However, a deficiency dividend cannot be used to meet the 90% Distribution Test if the failure to meet that test was not due to a later adjustment to our income but rather was attributable to our failure to distribute sufficient amounts to our shareholders. If we cannot declare a consent dividend or if we lack sufficient cash to distribute 90% of our REIT Taxable Income or to pay a "deficiency dividend" in appropriate

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circumstances, we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required cash distributions to shareholders, or satisfy our tax liabilities. There can be no assurance that those funds will be available to the extent, and at the time, that we would require them.

     In addition, if the IRS successfully challenged our deduction of all or a portion of the fees we pay to the Advisor, those payments could be recharacterized as dividend distributions to the Advisor in its capacity as shareholder. If those distributions were viewed as preferential distributions they would not count toward the 90% Distribution Test. Because of the factual nature of the inquiry, Counsel is unable to opine as to the deductibility of such fees. See "Taxation of the Company - Fees paid by the Company," below.

TAXATION OF THE COMPANY

     In any year in which we qualify as a REIT, we will generally not be subject to Federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our shareholders. We will, however, be subject to federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

     Notwithstanding our qualification as a REIT, we may also be subject to tax in certain other circumstances. If we fail to satisfy either the 75% or the 95% Gross Income Test, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will generally be subject to a 100% tax on the greater of the amount by which we fail either the 75% or the 95% Gross Income Test. We will also be subject to a tax of 100% on net income derived from any "prohibited transaction," and if we have (1) net income from the sale or other disposition of "foreclosure property' which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be subject to federal income tax on that income at the highest corporate income tax rate. In addition, if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year and (2) 95% of our REIT capital gain net income for such year, we would be subject to a (i) 4% federal excise tax on the excess of such required distribution over, generally, the amounts actually distributed during the taxable year, plus (ii) any undistributed amount of ordinary and capital gain net income from the preceding taxable year. We may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

TAXATION OF TAXABLE SHAREHOLDERS

     Dividend Income. Distributions we pay to our shareholders will be taxable to shareholders who are not Tax-Exempt Entities as ordinary income to the extent of our current or accumulated earnings and profits. Distributions we pay which are designated as capital gains dividends by us will be taxed as long-term capital gains to taxable shareholders to the

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
extent that they do not exceed our actual net capital gain for the taxable year. Shareholders that are corporations may be required to treat up to 20% of any such capital gains dividends as ordinary income. Such distributions, whether characterized as ordinary income or as capital gain, are not eligible for the 70% dividends received deduction for corporations.

     Distributions we pay to shareholders which are not designated as capital gains dividends and which are in excess of our current or accumulated earnings and profits are treated as a return of capital to the shareholders and reduce the tax basis of a shareholder's Shares (but not below zero). Any such distribution in excess of the tax basis is taxable to any such shareholder that is not a Tax-Exempt Entity as a gain realized from the sale of the Shares.

     Our declaration of a consent dividend would result in taxable income to consenting shareholders (other than Tax-Exempt Entities) without any corresponding cash distributions. See "Qualification as a REIT - Distributions to Shareholders," above.

     Portfolio Income. Dividends paid to shareholders will be treated as portfolio income with respect to shareholders who are subject to the passive activity loss rules. Such income therefore will not be subject to reduction by losses from passive activities (i.e. any interest in a rental activity or in a trade or business in which the shareholder does not materially participate, such as an interest held as a limited partner) of that shareholder. Such distributions will, however, be considered investment income that may be offset by certain investment expense deductions.

     Dividend Reinvestment Plan. Distributions will be taxed in the manner described above even if they are used to purchase shares under the Dividend Reinvestment Plan.

     No Flow Through of Losses. Shareholders should note that they are not permitted to deduct any of our net losses.

     Sale of Shares. Shareholders who sell their Shares will recognize taxable gain or loss equal to the difference between the amount realized on that sale and their basis in those Shares.
Gain or loss recognized by a shareholder who is not a dealer in securities and whose Shares have been held for more than one year will generally be taxable as long-term capital gain or loss.

     Back-up Withholding. Distributions will ordinarily not be subject to withholding of federal income taxes. Withholding of such tax at a rate of 31% may be required, however, by reason of a failure of a shareholder to supply our agent or us with the shareholder's Taxpayer Identification Number. Such "Backup" withholding may also apply to a shareholder who is otherwise exempt from backup withholding if that shareholder fails properly to document his status as an exempt recipient of distributions. Each shareholder will therefore be asked to provide and certify his correct Taxpayer Identification Number or to certify that he is an exempt recipient.

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
TAXATION OF TAX-EXEMPT ENTITIES

     In general, a shareholder who is a Tax-Exempt Entity will not be subject to tax on distributions received from us. The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a Tax-Exempt Entity. Thus, distributions paid to a shareholder which is a Tax-Exempt entity and gain on the sale of Shares by a Tax-Exempt Entity (other than those Tax-Exempt Entities described below) will not be treated as UBTI, even if we incur indebtedness in connection with the acquisition of real property or the acquisition or making of a Mortgage Investment, provided that the Tax-Exempt Entity has not financed the acquisition of its Shares.

     For Tax-Exempt Entities which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code sections 501(c)(7), (c)(9),
(c)(17) and (c)(20), respectively, income from an investment in the Shares will constitute UBTI unless the organization is able properly to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     In the case of a "qualified trust" (generally, a pension or profit sharing trust) holding stock in a REIT, the Revenue Reconciliation Act of 1993 treats the beneficiaries of that trust as holding stock in the REIT in proportion to their actuarial interests in the qualified trust, instead of the prior law treatment of a qualified trust as a single individual. The Revenue Reconciliation Act of 1993 also requires a qualified trust that holds more than 10% of the Shares of a REIT to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This new rule applies to taxable years beginning in 1994 only if (1) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts, and (2) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (A) a single qualified trust holds more than 25% by value of interest in the REIT or (B) one or more qualified trusts (with each owning more than 10% by value of the interest in the REIT) hold in the aggregate more than 50% of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. If the percentage so determined is less than 5 percent, none of the dividends will be treated as UBTI. Because (1) we expect the Shares to be widely held, and (2) the Declaration of Trust prohibits any shareholder from owning more than 9.8 percent of the Shares entitled to vote, this new provision should not result in UBTI to any Tax-Exempt Entity.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our Shares disclosing the actual owners of the Shares. We must also maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received regarding the actual ownership of those Shares and a list of those persons failing or refusing to comply with those demands.

STATE AND LOCAL TAXES

     Our tax treatment and the tax treatment of our shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. Accordingly, no discussion of state taxation is provided herein nor is any representation made as to our tax status or the tax status of the Shares or shareholders in such states. Each shareholder should consult his own tax advisor as to the status of the Shares under the state tax laws applicable to him.

                          ERISA CONSIDERATIONS

     The following is a summary of non-tax material considerations arising relevant to ownership of our Shares by a qualified employee pension benefit plan or an IRA under current provisions of ERISA and the Code together with relevant regulations and opinions issued by the Department of Labor and the Internal
Revenue Service.

FIDUCIARIES UNDER ERISA

     Persons or organizations that exercise discretion or control over plan assets are included within the definition of fiduciaries under ERISA. While the beneficiary, "owner" or "account holder" of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Where a participant in a qualified plan exercises control over such participant's individual account in the qualified plan in a "self-directed investment" arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain qualified plans of sole proprietorships, partnerships and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally are not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, discussed below.

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
      The fiduciary of an IRA, or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

     ERISA requires that a plan fiduciary:

- act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

-    invest plan assets prudently;

- diversify the investments of the plan unless it is clearly prudent not to do so;

-   ensure sufficient liquidity for the plan; and

- consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

     A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing a purchase of our Shares.

     In considering whether to purchase Shares with the assets of a qualified plan, a plan fiduciary should consider whether the investment is consistent with your fiduciary responsibilities under ERISA;

whether the investment is in accordance with the documents and instruments governing the qualified plan;

whether such an investment, alone and in conjunction with any other plan investment, satisfies the diversification, prudence and liquidity requirements of ERISA, to the extent applicable;

whether an investment in the Shares will produce "unrelated business income,"

the need to value the assets of the qualified plan annually; and

the effect if our assets are treated as "plan assets" following that investment.

     A fiduciary should also consider the entire discussion under the preceding section entitled "Federal Income Tax
Considerations," as material contained therein is relevant to any decision by a qualified plan to purchase the Shares.

PROHIBITED TRANSACTIONS

     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the qualified plan and persons who have certain specified relationships to the qualified plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code).

     A prohibited transaction may occur if our assets are deemed to be assets of a qualified plan (i.e., the "look-through rule") that invests in our Shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of Plan assets is a qualified plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the qualified plan. A prohibited transaction could subject disqualified persons to excise taxes and could subject plan fiduciaries to other liabilities, unless exemptive relief under applicable statutory or administrative exemptions is available

     While "plan assets" are not defined in ERISA or the Code, the United States Department of Labor ("DOL") has issued regulations (the "DOL Regulations") that provide guidance on the circumstances under which a qualified plan's investment in Shares will be subject to the "look-through rule" and thus turn the Company's assets into qualified plan assets. The DOL Regulations provide an exception to the "look-through rule" for a Qualified Plan that invests in a "publicly-offered security." This exception would apply to the Shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act, provided the class of securities of which the security is a part are registered under the Exchange Act within 120 days or such longer period as is allowed by the SEC after the end of the fiscal year of the issuer during which the offering occurred. The Shares are being sold in an offering registered under the Act and the Company represents that the class of securities of which the Shares are a part were registered under the Exchange Act within applicable time limits.

     The DOL Regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below

100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares are held by over 100 independent investors and, therefore should be considered "Widely-held."

     The DOL Regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL Regulations indicate that a restriction or prohibition against a transfer or assignment that would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The Company believes that the limits imposed under the Declaration of Trust on the transfer of the Excess Shares are designed to prevent violations of the prohibition against five or fewer persons owning more than 50% of the Shares (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable." The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not "freely-transferable," or not "widely-held". However, we believe that the Shares will be "publicly offered securities" for purposes of the DOL Regulations and that (i) our assets will not be deemed to be "plan assets" of any plan that invests in the Shares and (ii) any person who exercises authority or control with respect to our assets should not be treated as a plan fiduciary of any plan that invests in the Shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

      If our assets were deemed to be the assets of any investing plan, any person with discretionary authority or control with respect to our assets and any person who provides investment advice for a fee with respect to our assets, would be deemed fiduciaries of the investing plan. Such a characterization would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

ANNUAL VALUATION

     A fiduciary of a qualified plan subject to ERISA is required to determine annually the fair market value of the assets of such Qualified Plan as of the end of such plan's fiscal year and to file annual reports reflecting such value. In addition, a trustee of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

     Because we cannot assure that we will apply to list the Shares for quotation or give assurances regarding the date that such a listing may be accomplished and because a public market is unlikely to develop until the sale of all of the Shares, if at all, it is likely that no determination of the fair market value of a Share will be readily available. In these

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circumstances, the Declaration of Trust provides that we may, but need not, make available to fiduciaries of qualified plans an annual good faith estimate of the value of our portfolio of investments, on the basis of their value if then liquidated, and the amount attributable to each Share. There can be no assurance that, if we do provide this estimate, (1) such value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimates of value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets), (2) shareholders could realize such value if they were to attempt to sell their Shares, or (3) such value would comply with the ERISA or IRA requirements described above.


                      SUMMARY OF DECLARATION OF TRUST

     Each shareholder shall be bound by and deemed to have agreed to the terms of the Declaration of Trust by his election to become a shareholder. Our Declaration of Trust is our organizational document and it has been reviewed and approved unanimously by the Trustees. The following is a summary of the material provisions of the Declaration of Trust but is qualified in its entirety by specific reference to the Declaration of Trust attached as an exhibit to the Registration Statement.

SHAREHOLDER MEETINGS

     An annual meeting of shareholders for the election of the Trustees and such other business as shall be stated in the notice of meeting will be held each year, not less than 30 days after delivery of the annual report, but in no event later than June 30 of each such year. Special meetings may be called by the Chairman of the Board, by the President, by a majority of Trustees or by a majority of the Independent Trustees, or by shareholders holding, in the aggregate, not less than 10% of the outstanding Shares. At any meeting of shareholders, each shareholder is entitled to one vote for each share owned of record (other than Excess Shares, described below) on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and a majority vote of the shareholders will be binding on all of our shareholders. See "Description of the Shares," below.

SHAREHOLDER VOTING RIGHTS

     Except as otherwise provided, all Shares shall have equal voting rights. Shareholders are entitled to vote by written consent and do not have cumulative voting rights.

     Excess Shares (Shares held by a shareholder in excess of 9.8% of the outstanding Shares entitled to vote) are not entitled to any voting rights and are not considered outstanding for the purpose of determining a quorum.

     All elections for Trustees shall be decided by a plurality vote (at a meeting or without a meeting, provided that at least a majority of the outstanding Shares shall cast a vote in such election). Unless otherwise provided by the Declaration of Trust, a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding Shares cast, without a meeting, shall decide all other questions.

     Each shareholder entitled to vote may do so (1) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to such meeting) or
(2) without a meeting, by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to the date the votes of the shareholders are to be counted).

     Any or all Trustees may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote.

     None of the Advisor, the Trustees nor their Affiliates may vote any Shares held by them on matters submitted to the shareholders regarding: (1) the removal of the Advisor, the Trustees or their Affiliates and (2) any transaction between us and the Advisor, the Trustees or their Affiliates. Shares held by the Advisor, the Trustees and their Affiliates shall not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

     The holders of a majority of the outstanding Shares may vote to terminate our existence at any time.

     A vote of the majority of the outstanding Shares entitled to vote is necessary to amend the Declaration of Trust, except that amendment of the provision regarding supermajority approval of certain Rollups or conversion transactions requires the vote of the holders of 80% of the outstanding Shares. See "Summary of Declaration of Trust - Amendment of the Declaration of Trust," below.

SHAREHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     An alphabetical list of names, record addresses and business telephone numbers of all shareholders with the number of Shares held by each, shall be maintained as part of our books and records at our principal office. That list shall be updated at least quarterly, and shall be open for inspection by a shareholder or his designated agent upon a shareholder's request. That list shall also be mailed to any shareholder requesting the list within 10 days of the request. We may require the shareholder who requests a shareholder's list to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest as a shareholder.

     Any shareholder and any designated representative thereof shall be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. In addition, our books and records shall be open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

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
TRUSTEES

      A majority of the Trustees shall at all times be Independent Trustees. The Board of Trustees currently consists of five
Trustees, including three Independent Trustees, and one Trustee employed by the Advisor. Each Trustee shall serve a term of one year.

     The Declaration of Trust provides that the number of Trustees may be increased or decreased by the Trustees but shall not be less than three nor more than nine at any one time. Any Trustee may resign at any time and may be removed by a majority of the Trustees for cause only or by a majority of the outstanding Shares entitled to vote with or without cause. The shareholders shall fill vacancies occurring as a result of the removal of Trustees by shareholders.

     No bond is required to secure the performance of a Trustee unless the Trustees so provide. The Trustees are empowered to fix the compensation of officers whom they select, including the President. The Independent Trustees will be paid the greater of $1,000 per meeting or $4,000 per year. We will not compensate trustees affiliated with the Advisor or employed by us by us for their service as Trustees.

     Our President, the Advisor, the Trustees and their Affiliates may not vote any Shares held by them on matters submitted to the shareholders regarding the removal of the President, Advisor, the Trustees or their Affiliates. Shares held by the President, the Advisor, the Trustees and their Affiliates may not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

AMENDMENT OF THE DECLARATION OF TRUST

     Our Declaration of Trust may be amended by the vote of the holders of a majority of the outstanding Shares and a majority of the Trustees, including a majority of the Independent Trustees, except that: (a) the amendment of the provision contained in the Declaration of Trust regarding super majority shareholder approval of certain Roll-Up or conversion transactions requires the vote of the holders of 80% of the outstanding Shares; and (b) any amendment which would change any rights with respect to any outstanding class of our securities, by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights pertaining thereto, requires the vote or written consent of the holders of two-thirds of the outstanding securities of such class. Notwithstanding the foregoing, a majority of the Trustees, including a majority of the Independent Trustees, are authorized to amend our Declaration of Trust without the consent of shareholders (1) to the minimum extent necessary, based on an opinion of counsel, if any provision of the Declaration of Trust conflicts with the provisions of the Code applicable to REITs, the regulations there under, or to comply with other laws or regulations, (2) to delete or add any provision required to be deleted or added by the Securities and Exchange Commission or a state "blue sky" commissioner, which addition or deletion is deemed by such official to be

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for the benefit or protection of shareholders, or (3) to clarify an ambiguity, correct an inconsistency or supplement the Declaration of Trust in a manner not inconsistent with any other provision contained therein.

RESPONSIBILITY OF TRUSTEES

     The Board of Trustees is responsible for our general policies and for such general supervision and management of our business as may be necessary to insure that such business conforms to the provisions of the Declaration of Trust.

     The Trustees are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and in the best interest of our shareholders. The Trustees are also required to perform their duties, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. See "Fiduciary Responsibilities of Trustees."

     The laws of the State of Maryland and our Declaration of Trust provide certain limits on the liability of our Trustees and officers to our shareholders and us. See "Fiduciary Responsibility of Trustees - Limitation on Liability of Trustees and Officers." In addition, the Declaration of Trust provides for us to indemnify the Trustees, the Advisor and their Affiliates against certain liabilities. See "Fiduciary Responsibility of Trustees - Indemnification of Trustees, Officers and Others."

     The Declaration of Trust provides that the Trustees shall have full, absolute and exclusive power, control, management and authority over our assets and over our business and affairs to the same extent as if the Trustees were the sole owners thereof in their own right. The Trustees have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by the Declaration of Trust. We use our Advisor to supervise our day-to-day operations, subject to compliance with our investment objectives and policies, and also subject to the supervision of the Trustees.

     The Trustees have the responsibility to establish written policies on investments and borrowings and shall monitor ours and the Advisor's administrative procedures, investment operations and performance to assure that those policies are carried out. Until modified by the Trustees, we shall follow the policies on investments and borrowings set forth in this prospectus. A majority of the Independent Trustees must approve any change in our investment objectives.

     In addition, the Trustees have a fiduciary duty to our shareholders to review our relationship with the Advisor.

     The Trustees (including the Independent Trustees) have the responsibility periodically to monitor the allocation of Mortgage
Investments among us and the Affiliated Programs to insure that the

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allocation method described herein is being applied fairly to us.
See "Conflicts of Interest - Competition with Affiliates for
Purchase and Sale of Mortgages."

LIMITED LIABILITY OF SHAREHOLDERS

     The Maryland statute under which we were formed provides that shareholders are not personally liable for our obligations. The Declaration of Trust also provides that every written agreement entered into by us shall contain a provision that our obligations are not enforceable against the shareholders personally.

DESCRIPTION OF THE SHARES

     Except with respect to "Excess Shares" (which are Shares held by a shareholder which are in excess of 9.8% of the outstanding Shares entitled to vote), all of the Shares are of one class and have a par value of $.01 per share. We are authorized to issue as many Shares (including fractional Shares) as the Trustees may determine. Shareholders are entitled to one vote for each share held on all matters presented for a vote of shareholders. In meetings where a quorum is present, a majority of the votes cast by shareholders is required to adopt a provision, unless otherwise provided. All Shares participate equally in distributions when and as declared by the Trustees and in the assets available for distribution after payment of liabilities upon dissolution and liquidation. The Shares, when issued, will be fully paid and nonassessable and will not be subject to redemption by us except in the cases of (1) a redemption to prevent a violation of the concentration of ownership provisions of the Code applicable to REITs, or (2) under our Repurchase Plan, nor will they have any preference, conversion, exchange, preemptive or cumulative voting rights.

     Any demands or distributions with respect to the Excess Shares (see "Shareholder Voting Rights") shall be held by us in a savings bank account for the benefit of the holders of such Excess Shares until such time as the Excess Shares cease to be Excess Shares.

     Excess Shares shall be deemed to have been offered for sale to the Company for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if the Company had actual knowledge of the transfer, or (ii) if the Company does not know of the transfer, the determination by the Trustees that a transfer creating Excess Shares has taken place. The price for such Excess Shares shall be their fair market value as of the date of either
(i) or (ii) above. After the Company gives notice of its intention to purchase the Excess Shares, such Shares shall have no further rights (beyond the right of the shareholder to receive payment therefore). In the event the Company determines not to purchase the Excess Shares, said Shares shall have no further rights until they are held by a shareholder owning 9.8% or less of the outstanding Shares of the Company.


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
MARYLAND ANTI-TAKEOVER LAW PROVISIONS

     The Declaration of Trust provides that we elect to be governed by the special voting requirements of the Maryland
Corporations and Associations Article (the "Special Voting
Article").

     The Special Voting Article contains an "interested shareholder" provision that prohibits a Maryland corporation (which includes a Maryland real estate investment trust) from engaging in a broad range of business combination or other similar transaction with an interested shareholder for a period of five years after that person first became an interested shareholder. After that five year period, those transactions may not be consummated unless (i) the transaction is first recommended by our Trustees, (ii) the transaction is approved by the affirmative vote of at least 80% of the votes entitled to be cast by all of our shareholders and 66 2/3% of the votes entitled to be cast by all shareholders other than the interested shareholder unless, among other things, our shareholders receive a minimum price (as defined in the Special Voting Article) for their Shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its Shares.

     A business combination with an interested shareholder that is approved by our Trustees at any time before a person first becomes an interested shareholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to our Declaration of Trust charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding Shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding Shares of voting stock who are not interested shareholders. That amendment would not be effective until eighteen months after the vote of shareholders and does not apply to any business combination with a person who was an interested shareholder on the date of the shareholder vote.

     The Special Voting Article also contains a control share provision which states that "control Shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding Shares of stock owned by the acquirer or by officers or Trustees who are our employees. "Control Shares" are voting Shares of stock which, if aggregated with all other Shares of stock previously acquired by such a person, would entitle the acquirer to exercise voting power in electing Trustees within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%, or (ii) 33 1/3% or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include Shares the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control Shares.

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
     A person who has made or proposes to make a control share acquisition upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the Shares. If no request for a meeting is made, we may present the question ourselves at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, we may redeem any or all of the control Shares (except those for which voting rights have previously been approved) for fair value, without regard to voting rights. Fair value shall be determined as of the date of the meeting of the shareholders at which the voting rights of the control Shares are considered as of the date of the last acquisition of control Shares by the acquiring person. If voting rights for control Shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the Shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the Shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

RESTRICTIONS ON TRANSFER OF SHARES

     Certain transfers or purchases may be prohibited by our Trustees to ensure our continued qualification as a REIT under the Code.

     For us to continue to qualify as a REIT under the Code, not more than 50% of our outstanding Shares may be owned by five or fewer individuals during the last half of the year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding Shares, and our resulting failure to qualify as a REIT, we will limit the ownership and transfer of the Shares in order to comply with those limitations.

     The Trustees will require each proposed transferee of Shares to deliver a statement or affidavit setting forth the number of Shares, if any, already owned, directly or indirectly, by that transferee and will refuse to permit any transfer of Shares which would cause an accumulation of Shares that would jeopardize our status as a REIT.

     The Declaration of Trust also provides that the Board of Trustees may redeem Shares in order to maintain our REIT status. Except for the redemption of "Excess Shares" which will be at the price set forth under "Summary of Declaration of Trust - Description of the Shares" above, the redemption price shall be determined in good faith by the Independent Trustees.

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
RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLLUPS

     The Declaration of Trust requires that 80% in interest of our shareholders and all the Independent Trustees approve certain exchange offers, mergers, consolidations or similar transactions in which our shareholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the shareholders. It should be noted that standards such as "substantially longer life," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Trustees (a majority of whom are independent).

     Notwithstanding the foregoing, we may not participate in any proposed Roll-Up, which would:

(a) result in our shareholders having voting rights that are less than those provided in the Declaration of Trust;

(b) result in our shareholders having rights to receive reports that are less than those provided in the Declaration of Trust;

(c) include provisions which would operate materially to impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

(d) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

(e) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Declaration of Trust; or

(f) require us to pay the cost of the transaction if the Roll-Up is not approved by our shareholders;

provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in shareholders having rights and restrictions comparable to those contained in the Declaration of Trust, with the prior approval of a majority of the shareholders.


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
     The Declaration of Trust also requires that an appraisal of all our assets shall be obtained from a competent independent expert in connection with a proposed Roll-Up.

RATIFICATION OF DECLARATION OF TRUST

     The Declaration of Trust has been reviewed and ratified by all of the Trustees by unanimous written consent.

TERMINATION

     We may be dissolved at any time without approval of a majority of the Board of Trustees by an affirmative vote of the holders of a majority of the outstanding Shares.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our goal is to limit our annual Total Operating Expenses (exclusive of loan servicing fees and other third-party expenses) to 0.5% of our Average Invested Assets up to $50 million and 1% of Average Invested Assets in excess of $50,000,000. Under the Advisory Agreement with our Advisor, we will pay a trust administration fee of 1/12th of 1/2 of 1% on the first $50,000,000 of Mortgage Investments and 1/12th of 1% of the amount of the Mortgage Investments in excess of $50,000,000.The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value of our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. In the event our Total Operating Expenses exceed the limitations described above then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

LIMITATION ON ACQUISITION EXPENSES AND FEES

     The total of Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the purchase price of any Mortgage Investment. Notwithstanding the above, a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us. However, in any event, the Acquisition Fees to be paid to the Advisor or its Affiliates for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments shall not exceed 3.0% of the proceeds of their offering.

RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES

     Our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after

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
disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that
(a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length bases and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. As a result of the foregoing, a majority of the Independent Trustees, not otherwise interested in the transaction, will be required to approve the purchase of each Mortgage Investment that is purchased from a Sponsor, the Advisor or an Affiliate thereof, after determining that those purchases are made on terms and conditions that are no less favorable than those that could be obtained from independent third parties for mortgages with comparable terms, rates, credit risks and seasoning. Our Trustees have approved both the Advisory Agreement with the Advisor and our use of PSC, an affiliate of the Advisor, to service the mortgage notes acquired by us for an annual service fee equal to 0.5% of the outstanding principal balance of each note that it services. See "Investment Objectives and Policies - Other Policies."

     Payments to the Advisor, the Trustees and their Affiliates for services rendered in a capacity other than that as the Advisor or Trustees may only be made upon a determination of a majority of the Independent Trustees, not otherwise interested in such transaction that: (1) the compensation is not in excess of their compensation paid for any comparable services; and (2) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

RESTRICTIONS ON BORROWING

     The Declaration of Trust provides that we may not incur indebtedness unless: (1) that indebtedness is not in excess of 50% of our Net Asset Value; or (2) a majority of the Independent Trustees have determined that such indebtedness is otherwise necessary to satisfy the requirement that we distribute at least 90% of our REIT Taxable Income or is advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In addition, our aggregate secured and unsecured borrowings shall be reasonable in relation to our Net Assets and shall be reviewed by the Trustees at least quarterly. In the absence of satisfactorily showing that a higher level of borrowing is appropriate, the maximum amount of those borrowings shall not exceed 50% of our Net Assets. Any excess over such 50% level shall be approved by a majority of Independent Trustees and disclosed to shareholders in our next quarterly report, along with justification for that excess.

RESTRICTION ON INVESTMENTS

     The Declaration of Trust prohibits investments in (1) any foreign currency, bullion, commodities or commodities future contracts (this limitation is not intended to apply to interest rate futures, when used

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
solely for hedging purposes); (2) short sales; and (3) any security in any entity holding investments or engaging in activities prohibited by the Declaration of Trust.

     In addition to other investment restrictions imposed by the Trustees from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments set forth in our Declaration of Trust:

(a) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under the contract for development or plan for development within one year;

(b) We may not invest in real estate contracts of sale unless those contracts of sale are recordable in the chain of title and unless that investment is made in conjunction with the acquisition or sale of real property or when held as security for Mortgages made or acquired by us;

(c) Except for the types of investments described herein in the section entitled "Investment Objectives and Policies," we may not invest in equity securities unless a majority of Trustees, including a majority of Independent Trustees, not otherwise interested in that transaction approve the transaction as being fair, competitive and commercially reasonable;

(d) We may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Trustee or Affiliates thereof;

(e) To the extent we invest in real property, a majority of the Trustees shall determine the consideration paid for that real property, based on the fair market value of the property. If a majority of the Independent Trustees so require, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, the fair market value of that real property shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees;

(f) We will not invest in indebtedness (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt"), except where the amount of that junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of that property, if after giving effect thereto, the value of all such investments of the Company (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets.

(g) We will not engage in trading, as compared with investment activities; and

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(h) We will not engage in underwriting or the agency distribution of securities issued by others.

                  CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing mortgage loans.

MORTGAGES AND DEEDS OF TRUST AND CONTRACT FOR DEED GENERALLY

     Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the related mortgaged property is located. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid, in trust for the benefit of the beneficiary to the trustee to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.

     A Contract for Deed (also known as a land contract) is a document evidencing the agreement between a seller of real estate ("vendor") and a buyer pursuant to which the seller retains legal title to the property and agrees with the purchaser to transfer the property in exchange for the payment of the purchase price, plus interest, over the term. Upon full performance of the contract by the purchaser, the seller is obligated to convey title to the property. As with mortgage or deed of trust financing, during the effective period of the contract of deed, the purchaser is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests

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in real property such as a tenant's interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

     The priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee' sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.
In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a

                                   D-72


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lender.  If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms. The terms of contracts for deed generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The vendor in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, both a quiet title action to clear title to the property (if the borrower has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under contracts for deed from the harsh consequences of forfeiture. These laws may require the vendor to pursue a judicial or nonjudicial foreclosure with respect to the property and give the borrower a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount.

     In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "Statutory Rights of Redemption" below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued, and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture

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and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust, or under a mortgage having a power of sale, or under a contract for deed does not involve sufficient state action to afford constitutional protection to the borrower.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs incurred by the same. In some states such lien law gives priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the

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value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property could under certain circumstances fall within the liberal terms of the definition of "owner or operator," consequently, such laws often specifically exclude such a secured lender, provided that the lender does not participate in the facility's management of environmental matters.

     In 1992, the United States Environmental Protection Agency (the "EPA") issued a rule interpreting and delineating CERCLA's secured creditor exemption. This rule defined and specified the range of permissible actions that may be undertaken by a lender who holds a contaminated facility as collateral without exceeding the bounds of the secured creditor exemption. In February 1994, however, the United States Court of Appeals for the D.C. Circuit struck down the EPA's lender liability rule on the grounds that it exceeded EPA's rule making authority under CERCLA. A petition for writ of certiorari to the United States Supreme Court appealing the D.C. Circuit's decision was denied in January 1995. At the present time, the future status of the rule and similar legislation now pending in Congress is unclear, although the EPA has stated that it will continue to adhere to the rule as a matter of policy and is in the process of preparing guidance to this effect. Certain courts that have addressed the issue of lender liability under CERCLA have, in some cases without relying on any EPA rule or policy, nonetheless interpreted the secured creditor exemption consistent with the EPA rule. In any event, the EPA rule does not or would not necessarily affect the potential for liability under state law or federal laws other than CERCLA. Furthermore, it is not clear at the present time whether any such lender protections would be binding in actions brought by a party other than the federal government.

     We expect that at the time most, if not all, mortgage loans are purchased, no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

     "Hazardous substances" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, and urea formaldehyde.

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
     If a lender is or becomes liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower (see "Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean up and other related costs and liabilities incurred by the lender.

JUNIOR MORTGAGE AND DEEDS OF TRUST; RIGHTS OF SENIOR MORTGAGES OR
BENEFICIARIES

     Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of a mortgage.

     We do not presently intend to acquire junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by the other lenders. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee as beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee as beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's or beneficiary's lien unless we assert our subordinate interest in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee or beneficiary.

     The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior

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right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage or deed of trust.

     Another provision typically found in the forms of mortgage and deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on

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behalf of the mortgagor or trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.

STATUTORY RIGHTS OF REDEMPTION

     In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lien holders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser as a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Under the laws of some states, Mortgages under contracts for deed may also have a post-foreclosure right of redemption and a mortgager with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.

ANTI-DEFICIENCY LEGISLATION

     We may acquire interests in mortgage loans that are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, certain states have imposed statutory prohibitions that impose prohibitions against or limitations on such recourse. Some state statutes limit the right of the mortgagee or beneficiary to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee or beneficiary to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of such an election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale

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to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee form obtaining a large deficiency judgment against the borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

     Statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceeding) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. However, that automatic stay can be removed unless the debtor can provide adequate security to the Creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holders, including, without limitation, any junior mortgagee, may stay the senior lender from taking action to foreclose that junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the differences between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor

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under the related mortgage loan to the lender.  Payments on long-
term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     In the absence of state statutory provisions prohibiting prepayment fees (e.g., in the case of single-family residential loans) courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable for certain residential loans or after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor or trustor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "Certain Laws and Regulations - Applicability of Usury Laws." We may invest in mortgage loans that do not require the payment of specified fees as a condition to prepayment or the requirements of which have expired, and to the extent mortgage loans do require such fees, such fees generally may not be a material deterrent to the prepayment of mortgage loans by the borrowers.

     Due-On-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied.
The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to certain mortgage loans. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     Under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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     Acceleration on Default

     We may invest in mortgage loans that contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Secondary Financing:  Due-on-Encumbrance Provisions

     Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

     Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     Applicability of Usury Laws

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given

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transaction is usurious, courts may include charges in the form of
"points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statues requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.


                           REPORTS TO INVESTORS

     We will distribute to our shareholders, within 120 days after the end of our fiscal year, copies of our annual report which will include annual financial statements (balance sheet, statement of income or loss, statement of shareholders' equity, statement of cash flows and a statement of surplus) accompanied by a report containing an opinion of independent certified public accountants. We shall also include in our annual report: (1) the ratio of the costs of raising capital during the period to the capital raised,
(2) the total Operating Expenses as a percentage of Average Invested Assets and as a percentage of Net Income, (3) full disclosure of all material terms, factors and circumstances describing any and all transactions with the Advisor, a Trustee, a Sponsor or Affiliates thereof and of fees, commissions, compensation and other benefits paid or accrued to the Advisor, a Trustee, a Sponsor or Affiliates thereof for the fiscal year completed, showing the aggregate amount paid or accrued to each recipient and the services performed for such year (including fees or charges paid or accrued to the Advisor, a Trustee, the Sponsor or Affiliates thereof by third parties doing business with us),
(4) a statement of distributions to the shareholders and their sources and (5) a report from the Independent Trustees that the policies being followed by us are in the best interests of our shareholders and the basis for that determination. The Independent Trustees shall have the duty to examine and comment in the annual report on the fairness of any such transactions with the Advisor, a Trustee, the Sponsor or Affiliates thereof. Within 75 days after December 31 in each year, we will distribute to our shareholders all of our information necessary in the preparation of their federal income tax returns.

     We will distribute to the shareholders within 60 days after the end of our first three fiscal quarters of each fiscal year, copies of a quarterly report that will include an unaudited balance sheet, an unaudited statement of income for the year to date, and an unaudited statement of cash flows for the year to date.

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     Financial information contained in all reports to investors will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles.

                              GLOSSARY

     The definitions of terms used in Section D are set forth below.

     "Acquisition Expenses" shall mean expenses related to our selection of, and investment in, Mortgage Investments, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

     "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the origination or acquisition of Residential Mortgages or Contracts for Deed by us. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.

     "Adjusted Contributions," used in calculating the Subordinated Incentive Fee, shall mean (1) the product of $20 times the number of outstanding Shares, reduced by (2) the total of cash distributed to shareholders with respect to the Shares from Disposition Proceeds and the return (if any) of uninvested Net Offering Proceeds.

     "Advisor" shall mean the person(s) or entity retained by the Trustees that will be responsible for providing advice with respect to developing a model for our portfolio, developing underwriting criteria and monitoring yields and performing other duties as described in the Advisory Agreement, including a person or entity to which an Advisor subcontracts substantially all such
functions.   UMT Advisors, Inc is the current Advisor.

     "Advisory Agreement" shall mean the agreement between the Advisor and us whereby pursuant the Advisor will act as our investment advisor and manager of our Trust.

     "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any executive officer, director, trustee, general partner of such Person, and (iv) if such other Person is an executive officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

     "Affiliated Programs" shall mean any and all REITs, partnerships or other entities which may in the future be formed by the Advisor, a Sponsor or their Affiliates to engage in businesses which may be competitive with us and which have similar investment objectives as we do (or programs with

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dissimilar objectives for which a particular Mortgage Investment may nevertheless be suitable). An Affiliated Program may have the same management as we do.

     "Average Invested Assets" shall mean the average of the aggregate book value of our assets for any period invested, directly or indirectly, in Mortgage Investments before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Broker Price Opinion" shall mean the determination of the value of a property based on a study of the comparable values of similar properties prepared by a licensed real estate professional.

     "Capital Distributions" shall mean distributions of: (1) non-reinvested principal payments and (2) Proceeds of Mortgage
Prepayments, Sales and Insurance.

     "Cash Flow" shall mean, with respect to any period, (a) all cash receipts derived from payments of principal and base interest on Mortgages held by us (exclusive of any Proceeds of Mortgage Prepayments, Sales and Insurance) plus (b) cash receipts from operations (including any interest from our temporary investments) without deduction for depreciation or amortization, less (c) cash receipts used to pay operating expenses.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     "Contract for Deed" refers to the Seller's unencumbered interest in contracts for deed (also known as land contracts) for the sale of single-family residential property throughout the United States in which we will invest.

     "Counsel" shall mean Butzel Long.

     "CRC" shall mean Capital Reserve Corporation, a Texas corporation that is 50% owned by Todd Etter, a principal shareholder of the Advisor. CRC is engaged in the business of financing home purchase and renovations.

     "Declaration of Trust" shall mean our Declaration of Trust, as amended and/or amended and restated from time to time.

     "Disposition Proceeds" shall mean:  (1) Proceeds of Mortgage
Prepayments, Sales or Insurance and (2) payments of principal when due which are paid to us with respect to Mortgage Investments and other Mortgages.

     "Gross Offering Proceeds" shall mean the total proceeds from the sale of Shares during the offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price of all Shares shall be deemed to be $20 per share.

     "Independent Trustees" shall mean the Trustees who (1) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or any of their Affiliates, (2) do not serve as a director or Trustee of more than two other REITs organized by a Sponsor or advised by the Advisor and (3) perform no other services for us, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Company.

     "Institutional Investors" shall mean a bank, trust company, savings institution, insurance company, securities dealer, investment company or business development company as defined in the Investment Company Act of 1940, or a pension or profit sharing trust with assets of at least $5,000,000.

     "Interim Mortgages" shall mean loans of 12 months or less in term, made to investors for the construction, purchase, renovation and sale of single-family homes.

     "Investment-to-Value Ratio" means the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.

     "Loan-to-Value Ratio" means the amount of the unpaid principal balance of a loan divided by the value of the real estate that is the security for that Mortgage Investment.

     "Mortgage Investments" shall mean our investments in Residential Mortgages, Contracts for Deed and Interim Mortgages.

     "Mortgage Prepayments, Sales or Insurance" shall mean any transaction by us (other than the receipt of base interest, principal payments when due on a Mortgage Investment and the issuance of Shares) including without limitation prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgage Investments held by us or the receipt of insurance proceeds or of guarantee proceeds from any insurer or recoursing party or otherwise, or any other disposition of our assets.

     "Mortgages" shall mean, in a broad sense, beneficial interests or participation interests in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT provisions of the Internal Revenue Code, would be considered to be qualifying real estate assets for purposes of our qualification as a REIT (e.g. regular interests in real estate mortgage investment conduits ("REMICs")).

     "Net Assets" or "Net Asset Value" shall mean our total assets (other than intangibles) valued at cost before deducting depreciation or other non-cash reserves less our total liabilities. The Net Asset Value shall be calculated at least quarterly on a basis consistently applied.

     "Net Income" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include any gain from the sale or other disposition of our Mortgage Investments or other assets.

     "Net Offering Proceeds" shall mean the Gross Offering
Proceeds received by us with respect to the sale of Shares less
Organization and Offering Expenses.

     "Organization and Offering Expenses" shall mean all expenses incurred by and to be paid from our assets in connection with and in preparing ourselves for registration and subsequently offering and distributing the Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants' and attorneys' fees. For the purposes of determining "Organization and Offering Expenses," any volume discounts that are given by Participating Dealers shall be deemed to be part of the selling commissions paid to brokers for selling the Shares.

     "Participating Dealers" shall mean the dealer members of the National Association of Securities Dealers, Inc. that are designated by us to participate in the sale of the Shares.

     "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

     "Proceeds of Mortgage Prepayments, Sales and Insurance" shall mean receipts from Mortgage Prepayments, Sales or Insurance less the following:

(i) the amount paid or to be paid in connection with or as an expense of such Mortgage Prepayments, Sales or Insurance; and

(ii) the amount necessary for the payment of all debts and obligations of the Company including but not limited to fees to the Advisor or Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Mortgage
Prepayments, Sales or Insurance.

     "Qualified Plan" shall mean any qualified pension, profit sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan and any IRA.

     "REIT" shall mean a corporation or trust that qualifies as a real estate investment trust described in sections 856 through 860 of the Code (the "REIT Provisions").

     "REIT Taxable Income" shall mean the taxable income as computed for a corporation which is not a REIT, (1) without the deductions allowed by sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received);
(2) excluding amounts equal to (a) the net income from foreclosure property, and (b) the net income derived form prohibited transactions; (3) deducting amounts equal to (x) any net loss derived from prohibited transactions, and (y) the tax imposed by section 857(b)(5) of the Code upon a failure to meet the 90% and/or the 75% gross income tests; and (4) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

     "REO" shall mean real estate owned through foreclosure or eviction.

     "Residential Mortgage" shall mean the first lien, fixed rate mortgages secured by single-family residential property throughout the Unites States that we will invest in.

     "Roll-Up" shall mean a transaction involving the acquisition, merger, commission or consolidation either directly or indirectly of us and the issuance of securities of a Roll-Up Entity. Such term does not include:

(i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated
Quotation Market System; or

(ii) a transaction involving the conversion to corporate, trust or association form of only ourselves, if as a consequence of the transaction, there will be no significant adverse change in any of the following:

(A) shareholders' voting rights;
(B) our term and existence;
(C) Sponsor or Advisor compensation; or
(D) our investment objectives.

     "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Shares" shall mean our Shares of beneficial interest.

     "Sponsor" shall mean any person directly or indirectly instrumental in organizing us, wholly or in part, or any Person who will control, manage or participate in our management and any Affiliate of such Person, but does not include (1) any person whose only relationship with us is that of an independent asset manager whose only compensation from us is as such, and
(2) wholly-independent third parties such as attorneys, accountants, and underwriters whose only compensation from us is for professional services. A Person may also be deemed one of our Sponsors by: (1) taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other Persons; (2) receiving a material participation in us in connection with the founding or organizing of our business, in consideration of the services or property, or both services and property; (3) having a substantial number of relationships and contacts with us; (4) possessing significant rights to control our Company properties; (5) receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or (6) providing goods or services to us on a basis which was not negotiated at arms length with us.

     "Subordinated Incentive Fee" shall mean the fee paid to the Advisor pursuant to the Advisory Agreement. The Subordinated Incentive Fee shall be equal to 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. For each year which it receives a Subordinated Incentive Fee, the Advisor shall also receive 5-year options to purchase 10,000 Shares at the initial offering price of $20 per share. See "Management - Summary of Advisory Agreement."

     "Tax-Exempt Entities" shall mean any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund, or a charitable, religious, scientific or educational organization.

     "Total Operating Expenses" shall mean all of our operating, general, and administrative expenses as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e. depreciation, amortization, bad debt reserve), Acquisition Fees and other costs related directly to a specific Mortgage Investment by us, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

     "Trust Administrative Fee" shall mean a fee paid to the Advisor equal to 1/12th of 1/2 of 1% of the first $50,000,000 in Average Invested Assets and 1% of Average Invested Assets in excess of $50,000,000.

     "Trustees" shall mean our trustees.

     "UBTI" shall mean unrelated business taxable income as described in the Code.

     "Unpaid Principal Balance ("UPB")" shall mean the principal balance remaining on a loan owed by the borrower.

                            UNITED MORTGAGE TRUST,
                   a Maryland Real Estate Investment Trust


                               PROSPECTUS
                            RESCISSION OFFER

                    Dated     ____________, 2003


PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.     Other Expenses

     The expenses expected to be incurred in connection with rescission offer of securities being registered is as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

     SEC Registration Fee                                 $ 1,983
     Blue Sky Filing Fees and Expenses                    $ 2,000
     Legal Fees and Expenses                              $15,000
     Printing and Engraving Expenses                      $ 5,000
     Accounting fees and expenses                         $ 3,500
     Miscellaneous                                        $ 2,500

     TOTAL                                                $29,983

Item 32.     Sales to Special Parties. Not applicable.

Item 33.     Recent Sales of Unregistered Securities. None.

Item 34.     Indemnification of Officers and Directors

     Indemnification of the Advisor and of the Trustees of the Company is provided for in Article XI, Section 2 of the Declaration of Trust (Exhibits 3, 4 to the prospectus). See also the discussion under "Fiduciary Responsibility of Trustees" in the prospectus.

Item 35. Treatment of Proceeds of Stock Being Registered. Not applicable.

Item 36.     Financial Statements ands Exhibits

     (a) Financial Statements

     The following financial statements are filed as of this Registration Statement and included in the Rescission Prospectus:

     (1) Independent Auditors' Report

     (2) Balance Sheets as of September 30, 2003 and December 31,
2002

     (3) Statements Of Income For Three Months And Nine Months
Ended September 30, 2003 And 2002

     (4) Statements Of Changes In Shareholders' Equity For The
Years Ended December 31, 2002, 2001 And 20001 And The Nine Months
Ended September 30, 2003

     (5) Statements Of Cash Flows For The Nine Months Ended
September 30, 2003 And 2002

     (6) Notes to Financial Statements

b. Exhibits:

Number        Description
------        -----------
1.1          Form of Participating Dealers' Agreement**

3.1          Form of Second Amended and Restated Declaration of
Trust filed with the State of Maryland (previously filed in and incorporated by reference to Amendment
No. 1 to the Registrant's Registration Statement on
Form S-11, Commission File No. 333-10109, filed on
November 17, 1999)

3.2 Bylaws of the Company (previously filed in and incorporated by reference to the Registrant's
Registration Statement on Form S-11, Commission File
No. 333-10109, filed on August 13, 1996)

4.1 Form of certificate to be issued to represent the Shares*

4.2 Form of Dividend Reinvestment Plan (included in prospectus as Appendix A and filed herewith)

10.1 Advisory Agreement dated January 1, 2001, between the Company and UMT Advisors, Inc.*

10.2         Note Sale, Recourse and Remarketing Agreement dated
August 6, 1996, between the Company and South Central
Mortgage, Inc.(previously filed in and incorporated by reference to the Registrant's Registration Statement on Form S-11, Commission File No. 333-10109, filed on
August 13, 1996)

10.3 Mortgage Servicing Agreement dated December 15, 1996, between the Company and South Central Mortgage Service
Corp.*

23.2         Consent of Whitley Penn, Certified Public Accountants

24.1 Power of Attorney (included as part of page II-5 of the original filing of this Registration Statement)
------------------------------------------------------------------
----
*Registration Statement on Form S-11, Commission File No. 333-56520, filed on March 2, 2001.
**Previously filed in and incorporated by reference on the Registrant's Post-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission file No. 333-56520, filed on March 3, 2003.
*** Previously filed

Item 37.     Undertakings

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post- effective amendments are filed;

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant; pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of December, 2003.

                                          UNITED MORTGAGE TRUST


                                    By:  /S/ CHRISTINE A. GRIFFIN_
                                      Christine A. Griffin, President


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures               Title                            Date

Principal Executive Officer:


 /S/ CHRISTINE A. GRIFFIN   Trustee, President
-------------------------  Principal Financial       December 5, 2003
Christine A. Griffin       and Accounting Officer


 /S/ CHRISTINE A. GRIFFIN     Trustee
-------------------------                            December 5, 2003
Christine A. Griffin


           *                   Trustee               December 5, 2003
-------------------------
Paul R. Guernsey


          *                    Trustee               December 5, 2003
-------------------------
Douglas R. Evans


         *                     Trustee               December 5, 2003
-------------------------
Richard D. O'Connor, Jr.


         *                     Trustee               December 5, 2003
-------------------------
Michele A. Cadwell

* By  /S/ CHRISTINE A. GRIFFIN
      Attorney-in-fact

Exhibit 23.2     Consent of Independent Certified Public Accountants

       We hereby consent to the use of our reports accompanying the financial statements of United Mortgage Trust in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of United Mortgage Trust. We also consent to the reference of our firm under the heading "experts" in the Prospectus and this Post-Effective Amendment. Whitley Penn is the successor to the former Independent Certified Public Accountants, Jackson & Rhodes P.C.


/s/ Whitley Penn

Whitley Penn
Dallas, Texas
December 4, 2003